The information in this prospectus supplement and the accompanying prospectus to which it relates is not complete and may be changed. This prospectus supplement and the accompanying prospectus to which it relates are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (SUBJECT TO COMPLETION) DATED JANUARY 14, 2022 (To Prospectus dated January 14, 2022)	Filed Pursuant to Rule 424(b)(2) Registration Statement File No. 333-262175
Braskem S.A.

Up to 154,886,547 Class A Preferred Shares, including Class A Preferred Shares Represented by American Depositary Shares
NSP Investimentos S.A. – Em Recuperação Judicial (Under Judicial Reorganization) (“NSP”) and Petróleo Brasileiro S.A. – Petrobras (“Petrobras” and, together with NSP, the “Selling Shareholders”) are offering up to 154,886,547 class A preferred shares of Braskem S.A. (the “class A preferred shares”) in a global offering that consists of an international offering outside Brazil and a concurrent public offering in Brazil. The closing of the international offering and the Brazilian offering are conditioned upon each other.
As of the date of this prospectus supplement, the class A preferred shares held by NSP are subject to a fiduciary assignment (alienação fiduciária) for the benefit of certain lenders of NSP or its affiliates. Such lenders expect to, on an irreversible and irrevocable basis, authorize the B3 to release the security interest on the class A preferred shares held by NSP simultaneously with the settlement of this offering in order to ensure that the class A preferred shares held by NSP will be free and clear of any security interest upon settlement. As a result, the security interest is expected to be released upon the settlement of this offering and in connection with the receipt of the proceeds from this offering by NSP to be used for the repayment of such lenders, certain of which are affiliates or related companies of certain international underwriters. However, the sale of any shares by NSP in the global offering will depend on the consent of such lenders, which is expected to be given or withheld by such lenders upon the pricing of this offering.
In the international offering, the Selling Shareholders are offering our class A preferred shares, including class A preferred shares represented by American depositary shares, each of which represents two class A preferred shares (the “ADSs”). ADSs sold in the international offering will be paid for in U.S. dollars. Class A preferred shares sold in the international offering will be settled in Brazil and paid for in reais.
The international underwriters named in this prospectus supplement are underwriting the sale of                   ADSs, which represent                    class A preferred shares. The Brazilian underwriters are placing                       class A preferred shares with the public in Brazil pursuant to a registration statement, including a Brazilian prospectus and accompanying reference form (formulário de referência), in Portuguese filed with and approved by the Brazilian Securities Commission (Commissão de Valores Mobiliários, or the “CVM”). The international underwriters are also acting as placement agents for the Brazilian underwriters for offers and sales of our class A preferred shares to investors outside Brazil.
Our class A preferred shares are listed on the B3 S.A. – Brasil, Bolsa, Balcão (the São Paulo Stock Exchange, or the “B3”) under the ticker symbol “BRKM5.” On January 13, 2022, the last reported sale price of our class A preferred shares on the B3 was R$52.05 per class A preferred share. The ADSs are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BAK.” On January 13, 2022, the last reported sale price of the ADSs on the NYSE was US$18.80 per ADS.

Investing in our class A preferred shares and ADSs involves risks. See the “Risk Factors” section beginning on page S-30 to read about factors that you should consider before investing in the securities offered hereby.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission, including the CVM, has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Per Class A Preferred Share	Total(1)
Public offering price(2)	US$	R$	US$
Underwriting discounts, fees and commissions(3)(4)	US$	R$	US$
Proceeds, before expenses, to the Selling Shareholders(3)(4)	US$	R$	US$

(1)    Amounts in reais have been translated into U.S. dollars at the selling rate reported by the Central Bank of Brazil (Banco Central do Brasil, or the “Central Bank”) as of , 2022, which was R$ to US$1.00.
(2)    The public offering price per ADS includes an ADS issuance fee of US$0.05 per ADS that will be paid to the ADS depositary.
(3)    See “Underwriting (Conflicts of Interest)” beginning on page S-47 of this prospectus supplement for additional information regarding underwriting compensation.
(4)    The proceeds, before expenses, to the Selling Shareholders exclude the ADS issuance fee of US$0.05 per ADS that will be paid to the ADS depositary.

The international underwriters expect to deliver the ADSs through the facilities of The Depository Trust Company against payment in New York, New York on or about , 2022. Delivery of our class A preferred shares, including class A preferred shares offered in the international offering, will be made in Brazil through the book-entry facilities of the B3 Central Depository (Central Depositária da B3) on or about , 2022.

Global Coordinators and Joint Bookrunners
Morgan Stanley	J.P. Morgan	Bradesco BBI	BTG Pactual	Citigroup	Itaú BBA	Santander	UBS Investment Bank
The date of this prospectus supplement is , 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the offering by the Selling Shareholders and certain other matters relating to us and our business, financial condition and results of operations. The second part, the accompanying prospectus, gives more general information about the class A preferred shares and ADSs that the Selling Shareholders are offering. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus we prepare or authorize. Braskem has not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither the Selling Shareholders nor the international underwriters are making an offer to sell our class A preferred shares or the ADSs in any jurisdiction where the offer is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.
The Selling Shareholders are using this prospectus to offer our class A preferred shares and the ADSs outside Brazil. The Selling Shareholders are also offering our class A preferred shares in Brazil by means of a Brazilian prospectus and accompanying reference form (formulário de referência) in Portuguese (the “Brazilian offering documents”). You should not rely on the Brazilian offering documents in making an investment decision in relation to our class A preferred shares and the ADSs offered hereby.
In this prospectus supplement, unless the context otherwise requires, references to “Braskem” are to Braskem S.A. and references to “we,” “us,” “our” and our “Company” are to Braskem S.A. and its consolidated subsidiaries taken as a whole, unless the context otherwise requires.
References to the “Brazilian underwriters” are to Banco Morgan Stanley S.A., Banco J.P. Morgan S.A., Banco Bradesco BBI S.A., Banco BTG Pactual S.A., Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Banco Itaú BBA S.A., Banco Santander (Brasil) S.A. and UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., and references to the “international underwriters” are to Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Banco Bradesco BBI S.A., Banco BTG Pactual S.A. – Cayman Branch, Citigroup Global Markets Inc., Itau BBA USA Securities, Inc., Santander Investment Securities Inc. and UBS Securities LLC or their affiliates. References to the “offering” or the “global offering” are collectively to the international offering and the Brazilian offering.
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no class A preferred shares or ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the class A preferred shares or ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the class A preferred shares or ADSs may be offered to the public in that Relevant State at any time:
(a)to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of class A preferred shares or ADSs shall result in a requirement for Braskem or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any class A preferred shares or ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any class A preferred shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any class A preferred shares or ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In the United Kingdom, no class A preferred shares or ADSs have been offered or will be offered pursuant to the offering to the public prior to the publication of a prospectus in relation to the class A preferred shares or ADSs which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the class A preferred shares or ADSs may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the international underwriters any such offer; or
(c)in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”);
provided that no such offer of the class A preferred shares or ADSs shall require the Issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the class A preferred shares or ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any class A preferred shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any class A preferred shares or ADSs and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom.

FORWARD-LOOKING STATEMENTS
Some of the information contained or incorporated by reference in this prospectus supplement are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not based on historical facts and are not assurances of future results.
Statements contained, or incorporated by reference, in this prospectus supplement that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.
Our forward-looking statements may be influenced by numerous factors, including, without limitation, the following:
•the adverse effect of global health crises, such as the novel coronavirus pandemic (the “COVID-19 pandemic”) and others, on our Brazilian and international sales and operations, and on the Brazilian and international petrochemical industry;
•demand for our petrochemical products, our manufacturing facilities, price of raw materials and other inputs of our production, global logistics for our products, raw materials and other inputs of our production, and supply chains;
•general economic, political and business conditions in the markets or jurisdictions in which we operate, including governmental and electoral changes, and demand for, and prices of, petrochemical and thermoplastic products;
•interest rate fluctuations, inflation and exchange rate movements of the real in relation to the U.S. dollar and other currencies;
•the cyclical nature of the global petrochemical industry;
•our ability to successfully carry out our sustainable development strategy, and to successfully develop initiatives to adapt to and mitigate climate change;
•competition in the global petrochemical industry;
•our ability to successfully develop our innovation projects, in particular in renewable and recycling initiatives;
•prices of naphtha, ethane, ethanol, propane, propylene and other raw materials and the terms and conditions of the supply agreements related thereto;
•international prices of petrochemical products;
•actions taken by our controlling shareholder;
•inherent risks related to any change of our corporate control;
•our ability to implement our financing strategy and to obtain financing on satisfactory terms;

•our progress in integrating the operations of companies or assets that we may acquire in the future, so as to achieve the anticipated benefits of these acquisitions;
•changes in laws and regulations, including, among others, laws and regulations affecting tax and environmental matters and import tariffs in other markets or jurisdictions in which we operate or to which we export our products;
•political conditions in the countries where we operate, particularly in Brazil and Mexico;
•future changes in Brazilian, Mexican, American and European policies, including the adoption of new environmental policies and related actions undertaken by those governments;
•a deterioration in the world economy that could negatively impact demand for petrochemicals and thermoplastic products;
•unfavorable decisions rendered in major pending or future tax, labor, environmental and other legal proceedings; and
•other factors identified under “Risk Factors” in our September 2021 Report, this prospectus supplement and in the reports filed with or furnished to the SEC that are incorporated by reference in this prospectus supplement.
Our forward-looking statements are not a guarantee of future performance, and our actual results of operations or other developments may differ materially from the expectations expressed in our forward-looking statements. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections. Because of these uncertainties, readers should not rely on these forward-looking statements.
All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus supplement. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them as a result of new information or future developments.
For additional information on factors that could cause our actual results of operations to differ from expectations reflected in forward-looking statements, please see the “Risk Factors” sections in this prospectus supplement, our September 2021 Report and our 2020 Annual Report, which are incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with, or furnish to, it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus supplement.
Braskem is incorporating by reference into this prospectus supplement the following documents that it has filed with the SEC:
1.The Braskem annual report on Form 20-F for the year ended December 31, 2020 filed with the SEC on May 14, 2021 (SEC File No. 001-14862), which we refer to herein as our “2020 Annual Report”;
2.The Braskem report on Form 6-K furnished to the SEC on January 14, 2022 (SEC File No. 001-14862), containing Braskem’s financial statements and financial information and results of operations as of September 30, 2021 and for the nine-month periods ended September 30, 2021 and 2020, which we refer herein as our “September 2021 Financial Statements Report”;
3.The Braskem report on Form 6-K including certain information regarding Braskem and, without limitation, Braskem’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine-month periods ended September 30, 2021 and 2020, furnished to the SEC on January 14, 2022 (SEC File No. 001-14862), which we refer to herein as our “September 2021 Report”; and
4.Any future filings of Braskem on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Braskem on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.
Braskem will provide without charge to any person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, and any exhibits specifically incorporated by reference in such documents. Requests should be directed to Braskem’s Investor Relations Department located at Rua Lemos Monteiro, 120, 24th Floor, São Paulo, SP 05501-050, Brazil, telephone number +55 (11) 3576-9000, fax number +55 (11) 3576-9532.
The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Braskem’s investor relations website is http://www.braskem.com.br/ri. The information contained on these websites does not form a part of, nor is incorporated by reference in, this prospectus supplement.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
All references in this prospectus supplement to “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars” or “US$” are to U.S. dollars, the official currency of the United States.
On January 13, 2022, the real/U.S. dollar exchange rate was R$5.5240 to US$1.00, based on the selling rate as reported by the Central Bank. The selling rate was R$5.4394 to US$1.00 as of September 30, 2021, R$5.1967 to US$1.00 as of December 31, 2020, R$4.0307 to US$1.00 as of December 31, 2019 and R$3.8748 to US$1.00 as of December 31, 2018, in each case, as reported by the Central Bank. The real/U.S. dollar exchange rate fluctuates widely, and these selling rates may not be indicative of future selling rates.
Solely for the convenience of the reader, we have translated certain real amounts in this prospectus supplement into U.S. dollars at the selling rate as reported by the Central Bank as of September 30, 2021 of R$5.4394 to US$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.
Financial Statements
Braskem Financial Statements
We maintain our books and records in reais. Our financial information contained in this prospectus supplement has been derived from our records and financial statements, and includes our unaudited condensed consolidated interim financial statements as of September 30, 2021 and for the nine-month periods ended September 30, 2021 and 2020, which are incorporated into this prospectus supplement by reference to our September 2021 Financial Statements Report (our “unaudited condensed consolidated interim financial statements”) and our consolidated financial statements as of December 31, 2020, 2019 and 2018 and for the years ended December 31, 2020, 2019 and 2018 (our “consolidated financial statements”), which are incorporated into this prospectus supplement by reference to our 2020 Annual Report.
We have prepared our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). We have prepared our unaudited condensed consolidated interim financial statements in accordance with CPC 21 (R1) and International Accounting Standard (“IAS”) 34—Interim Financial Reporting, as issued by the IASB.
Our consolidated financial statements are not equivalent to our statutory financial statements as issued under the requirements applicable in Brazil. The date of issue of these consolidated financial statements is different from the date of issue of our consolidated financial statements in Brazil, and there are differences due to adjusting and non-adjusting events after the reporting period, under IAS 10—Events after the Reporting Period.
Special Note Regarding Non-GAAP Financial Measures
The body of generally accepted accounting principles is commonly referred to as “GAAP.” We have included in this prospectus supplement certain non-GAAP financial measures, which are not defined by Brazilian GAAP or IFRS, as part of our financial disclosure. This prospectus supplement includes the following non-GAAP financial measures: (i) Consolidated EBITDA, (ii) Adjusted Consolidated EBITDA, (iii) LTM Adjusted Consolidated EBITDA, (iv) Consolidated Gross Debt, (v) Consolidated Net Debt, (vi) Financial Leverage Ratio, (vii) Consolidated EBITDA Margin and (viii) Adjusted Consolidated EBITDA Margin. We believe that the presentation of these non-GAAP measures provides useful information for investors regarding our performance and trends related to our results of operations and financial condition.

Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as representative of cash flows, alternatives to profit (loss), an indicator of operating performance or liquidity, a basis for dividend distribution or a substitute for analysis of our financial performance, liquidity or indebtedness. Non-GAAP financial measures and similar measures do not have a standard definition, are used by various companies for different purposes and are often calculated in ways that reflect the circumstances of those companies. You should exercise caution in comparing these measures or data as reported by us to similar measures reported by other companies. Non-GAAP financial measures are not measures of financial performance or liquidity under IFRS or Brazilian GAAP. Because this financial information is not prepared in accordance with Brazilian GAAP or IFRS, investors are cautioned not to place undue reliance on this information.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see “Selected Financial and Other Information—Reconciliation of Non-GAAP Financial Measures.”
Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure prepared by us in accordance with CVM Instruction No. 527, of October 4, 2012 (“CVM Instruction No. 527”).
We calculate Consolidated EBITDA pursuant to CVM Instruction No. 527, reconciled with our consolidated financial statements, as (i) net profit (loss) for the period, plus (ii) current and deferred income tax and social contribution, plus (iii) net financial results, plus (iv) depreciation and amortization.
We calculate Adjusted Consolidated EBITDA as Consolidated EBITDA plus (i) accrual (reversal) of provisions for losses from long-lived assets, plus (ii) results from equity investments, plus (iii) (reversal) provision – geological event in Alagoas, plus (iv) PIS and COFINS credits – exclusion of ICMS from calculation basis, plus (v) leniency agreement, plus (vi) provision for remediation of environmental impacts, plus (vii) tax credit recovery (INSS), plus (viii) reversal of provision for fine on feedstock supply agreement, plus (ix) tax credit recovery (IPTU).
We calculate LTM Adjusted Consolidated EBITDA as Adjusted Consolidated EBITDA for the last twelve months. For the nine-month period ended September 30, 2021, it is calculated as Adjusted Consolidated EBITDA for the nine-month period ended September 30, 2021, plus Adjusted Consolidated EBITDA for the twelve-month period ended December 31, 2020, minus Adjusted Consolidated EBITDA for the nine-month period ended September 30, 2020.
We calculate Consolidated EBITDA Margin as Consolidated EBITDA divided by net revenue and Adjusted Consolidated EBITDA Margin as Adjusted Consolidated EBITDA divided by net revenue.
We use Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin as measures of our operating performance, without any influence from our capital structure, tax or financial effects. Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin are not measures of profitability, financial performance or liquidity defined by accounting practices adopted in Brazil or by IFRS, as issued by the IASB, and you should not consider them in isolation or as alternatives or substitutes for profit (loss), as measures of operating performance, cash flows, as indicators of liquidity, debt payment capacity or as a basis for dividend distribution. Other companies may calculate Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin in a different way than we do.
Consolidated Gross Debt and Consolidated Net Debt
We calculate Consolidated Gross Debt as (i) current and non-current borrowings plus (ii) current and non-current loans plus (iii) current and non-current debentures.

We calculate Consolidated Net Debt as (i) Consolidated Gross Debt minus (ii) cash and cash equivalents minus (iii) current and non-current financial investments.
We use Consolidated Gross Debt and Consolidated Net Debt as supplemental measures of our financial condition and financial leverage in relation to our operating cash flows.
Consolidated Gross Debt and Consolidated Net Debt are not measures of financial performance, liquidity or indebtedness under the accounting practices adopted in Brazil or by IFRS, as issued by the IASB, and have no standard definition. Other companies may calculate Consolidated Gross Debt and Consolidated Net Debt in a different way than we do.
Financial Leverage Ratio
We calculate Financial Leverage Ratio as Consolidated Net Debt divided by LTM Adjusted Consolidated EBITDA.
We use Financial Leverage Ratio as a supplemental measure for investors and financial analysts to assess our financial condition and operating performance, and our management uses it to make certain managerial decisions.
Financial Leverage Ratio is not a measure of financial performance, liquidity or indebtedness under the accounting practices adopted in Brazil or by IFRS, as issued by the IASB, and has no standard definition. Other companies may calculate Financial Leverage Ratio in a different way than we do.
Market Share and Other Information
We make statements in this prospectus supplement, our 2020 Annual Report and our September 2021 Report about our market share in the petrochemical industry in Brazil and our production capacity relative to that of other petrochemical producers in Brazil, other countries in Latin America, the United States and the world. We have made these statements on the basis of information obtained from third-party sources that we believe are reliable. We have calculated our Brazilian market share with respect to specific products by dividing our domestic net sales volumes of these products by the total Brazilian domestic consumption of these products. We derive information regarding the production capacity of other companies in the global petrochemical industry, international market prices for petrochemicals products and per capita consumption in certain geographic regions principally from reports published by IHS, Inc. (“IHS”). We derive information relating to Brazilian imports and exports from ComexStat, produced by the Brazilian Ministry of Development, Industry and Foreign Trade (Ministério da Indústria, Comércio Exterior e Serviços, the “MDIC”). We also derive information from reports published by Brazilian Association of the Alkali, Chlorine and Derivatives Industry (Associação Brasileira da Indústria de Álcalis, Cloro e Derivados, the “Abiclor”). We also include information and statistics regarding economic growth in emerging economies obtained from the International Monetary Fund, and statistics regarding gross domestic product, growth in Brazil, the United States, Europe and Mexico obtained from independent public sources, such as the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística); the U.S. Bureau of Economic Analysis of the U.S. Department of Commerce; the statistical office of the European Union (Eurostat); and the Mexican Institute of Statistics and Geography (Instituto Nacional de Estadística y Geografía).
We provide information regarding domestic apparent consumption of some of our products based on information available from ComexStat, produced by the MDIC and reports published by Abiclor. Domestic apparent consumption is equal to domestic production plus imports minus exports. Domestic apparent consumption for any period may differ from actual consumption because this measure does not give effect to variations of inventory levels in the petrochemical supply chain.
We have no reason to believe that any of this information is inaccurate in any material respect. However, neither we nor the international underwriters have independently verified the production capacity, market share, market size or similar data provided by third parties or derived from industry or general publications.

Production Capacity and Sales Volume
As used in this prospectus supplement:
•“production capacity” means the annual projected capacity for a particular facility, calculated based upon operations for 24 hours each day of a year and deducting scheduled downtime for regular maintenance; and
•“ton” means a metric ton, which is equal to 1,000 kilograms or 2,204.62 pounds.
Rounding
We have made rounding adjustments to some of the amounts included in this prospectus supplement. As a result, numerical figures shown as totals in some tables may not be arithmetic aggregations of the amounts that precede them.

SUMMARY
This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.
Braskem
Braskem S.A. is a global leader in plastics and chemical production and the largest plastics producer in the Americas (polyethylene, polypropylene and PVC, according to IHS), with offices in the Americas, Europe and Asia, serving clients in 71 countries.
Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives to address their essential needs across food packaging, home furnishings, industrial and automotive components, paints and coatings.
We believe that the transformation of plastics and chemical production from fossil raw material to sustainable renewable sources represents one of the key opportunities for growth and sustainability in the global chemical industry.  We are the global leader in green polyethylene production and benefit from our proximity to one of the largest renewable energy producers in the world, Brazil.
We reported revenue, Adjusted Consolidated EBITDA and net income (loss) for the nine-month period ended September 30, 2021 and the year ended December 31, 2020 as follows:
•an increase in revenue of 94.5%, to R$77,413.1 million in the nine-month period ended September 30, 2021 from R$39,805.1 million during the corresponding period of 2020; and an increase in revenue of 11.9%, to R$58,543.5 million in 2020 from R$52,323.5 million in 2019;
•an increase in Adjusted Consolidated EBITDA of 273.0%, to R$23,983.4 million in the nine-month period ended September 30, 2021 from R$6,430.6 million during the corresponding period of 2020; and an increase in Adjusted Consolidated EBITDA of 84%, to R$10,823.6 million in 2020 from R$5,880.2 million in 2019; and
•an increase in net income (loss) of R$20,789.3 million, to R$12,896.5 million in the nine-month period ended September 30, 2021 from R$(7,892.8) million during the corresponding period of 2020; and an increase of R$4,374.9 million in net loss, to R$(7,015.3) million in 2020 from R$(2,640.4) million in 2019.
As of September 30, 2021, our business operations were organized into three segments, which corresponded to our principal production processes, products, and services. Our segments were as follows:
•our Brazil Segment (former Polyolefins, Chemicals and Vinyls segments), which includes:
(i)production and sale of chemicals at the chemical complex located in Camaçari, in the State of Bahia, or the Northeastern Complex, the chemical complex located in Triunfo, in the State of Rio Grande do Sul, or the Southern Complex, the chemical complex located in Capuava, in the State of São Paulo, or the São Paulo Complex and the chemical complex located in Duque de Caxias, in the State of Rio de Janeiro, or the Rio de Janeiro Complex;
(ii)supply of electricity and other inputs produced in these complexes to second-generation producers located in the petrochemical complexes;

(iii)production and sale of PE, including the production of “green PE” from renewable resources, and PP produced by us in Brazil; and
(iv)our production and sale of PVC and caustic soda;
The Brazil Segment accounted for net revenue of R$40,794.4 million, including exports from Brazil, or 68.7% of our consolidated net revenue of all reportable segments, including inter-segment sales;
•our USA and Europe Segment, which includes our production, operations and sale of polypropylene in the United States and Germany. This segment accounted for net revenue of R$14,638.7 million, or 24.6% of our consolidated net revenue of all reportable segments, including inter-segment sales; and
•our Mexico Segment, which includes our production, operations and sale of ethylene, HDPE (high-density polyethylene) and LDPE (low-density polyethylene) in Mexico. This segment accounted for net revenue of R$4,000.8 million, or 6.7% of our consolidated net revenue of all reportable segments, including inter-segment sales.
In 2020, 2019 and 2018, 55.3%, 54.5% and 54.8% of our net revenue, respectively, related to sales performed in Brazil, and 44.7%, 45.5% and 45.2% of our net revenue in 2020, 2019 and 2018 was derived from our international operations.
Our Competitive Strengths
Leading Plastics Producer in the Americas
We are the largest producer of plastics in the Americas, based on the annual production capacity of our plants in Brazil, in the United States and in Mexico as of December 31, 2021, according to IHS. We are the only integrated petrochemical company producing basic chemicals and polymers in Brazil, and the largest producer of PE in Mexico and of PP in the Unites States.
We produce a diversified portfolio of petrochemical and thermoplastic products, including polyethylene, green polyethylene (biopolymer), polypropylene, and PVC. Our products are typically used in large volume applications, and we benefit from our world-scale plants to enhance our competitiveness.
Global Leader in Green PE, Pioneer in Renewable Plastics
We are the global leader in green PE production and benefit from our presence in Brazil, which is the world’s largest producer of ethanol from sugarcane, with ample access to bio-ethanol feedstock. Our green PE made from ethanol from sugarcane is the first PE of renewable origin to be produced in industrial scale in the world. We have developed a robust global portfolio of clients, and our green PE has more than 180 customers in over 40 countries, and have a global installed capacity of 21.4 million tons per year. Green PE also has an attractive price point, as demand for sustainable products generally outstrips supply.
We believe that our green PE has distinctive capabilities compared to other alternative solutions. Compared to biodegradable, recycled and fossil-based PE, we believe our renewable product has: (i) negative carbon footprint, (ii) higher feedstock sustainability, (iii) lower risk and better equipment fit as process uses same existing equipment, (iv) proven technology and scale, (v) better applicability with same properties and applications as fossil-PE, and (vi) better recyclability as products as 100% recyclable.
We invested approximately US$290.0 million in 2010 to build a green ethylene plant with capacity to produce 200 kilotons per year. In February 2021, considering the robust demand for our products, we announced a project to expand our green ethylene production capacity to 260 kilotons per year, with an estimated additional investment of US$87.0 million. The expansion is expected to be completed in by the end of 2022.

We are also exploring new business opportunities to produce other bio-based chemicals. In addition to green PE production, in 2017 with entered into a bio-mono-ethylene glycol (“MEG”) technology cooperation agreement with Haldor Topsoe, a Denmark-based global leader in supply of catalysts, technology, and services for the chemical and refining industries. MEG is a raw material for PET (polyethylene terephthalate), which has numerous applications and is an essential feedstock in industrial sectors such as textiles and packaging, especially beverage bottles. According to IHS, the global MEG market represented approximately US$25.0 billion in 2021 and is predominantly supplied by fossil-based feedstocks. In 2020, we were able to produce the first-ever demo-scale bio-based MEG through pioneering technology that transforms sugar into renewable MEG.
Benchmark Operator, With World Class Safety Practices and Track Record
We are widely recognized as an experienced and capable operator of petrochemicals plants. Our plants have recorded low accident rates and high utilization levels compared to industry peers.
Between 2012 and 2020, our ethylene plants in Brazil achieved an average utilization rate of 88.5% compared to a global industry average of 88.4%, according to IHS. In addition, our PP plants in the United States and Europe achieved in the same period an average utilization rate of 92.3% compared to global industry average of 86.9% according to IHS.
From 2012 to 2018, the average of recordable and lost-time injury frequency rate stood at 0.95 (events/million hours worked), which is 71% below the industry average of 3.29, according to the American Chemistry Counsel.
Competitive Asset and Raw Material Base
Our plants are located close to customer demand. In Brazil in particular competitors need to bring in products from locations as far away as the Middle East and face import tariffs which reduces their competitiveness compared to us. Considering freight and import tariffs, Brazilian producers have an advantage with respect to PE, PP and PVC on average 23% higher than average international reference prices from IHS for these products in 2021.
We rely on a diversified mix of raw materials, such as naphtha, ethane, propane, propylene and ethanol. We also source our raw materials from a diversified base of suppliers, which we continuously work to expand in the regions where we operate.
Our green PE is made from ethanol from renewable sugarcane in Brazil, the main producer for sugarcane globally. Our other Brazilian businesses operate on naphtha, ethane, propane and propylene sourced from Brazil and several other sources abroad. As a result of our continued efforts to further diversify our feedstock base, only 31% of our naphtha consumption was sourced by Petrobras as of September 30, 2021.
Our businesses in the United States and in Mexico benefit from propylene and ethane availability from producers that are well situated on their respective global cost curves. Our PP plants in the Northeast region of the United States are able to source refinery-grade and chemical-grade propylene from non-U.S. Gulf Coast refineries and steam crackers at an advantaged cost compared to polymer-grade propylene. In the United States Gulf Coast, we have a well-diversified supply base with well- developed pipeline connectivity that allow us to source feedstock at a competitive cost in the region. With over 25 sources of supply in North America, our geographic and logistics diversity allows for redundancy in supply and flexibility at our PP plants.

Global Marketing Platform
We are a client-focused organization, and we have built a deep network of local relationships with over 2,200 clients worldwide. We have a lengthy history of development of long-term and close partnerships with clients, focusing on their needs and individual value creation solutions. Our market orientation and wide network are underpinned by a global platform with commercial offices in the Americas, Europe and Asia. Our global marketing platform combines market-focused teams for key market segments as well as regional teams for broader coverage. We encourage innovative thinking, an entrepreneurship mindset, a focus on the value chain and on product quality and service level.
Innovation and Technology, and Research and Development Capabilities
We drive innovation to extract value from our existing assets and create new value propositions to our customers. As a result of our innovation efforts, over 16% of our current products have been introduced in the last five years. We employ 283 employees globally in innovation and technology, spread across our research and development centers in Pittsburg (United States), Wesseling (Germany), Coatzacoalcos (Mexico), Triunfo, Campinas and São Paulo (Brazil).
Additionally, in November 2021, Braskem and Lummus Technology, a worldwide leader in ethylene, petrochemical, energy transition and other process technologies, executed a memorandum of understanding to jointly license Braskem’s green ethylene technology to two projects in different regions of the world, displaying a global interest in the technology.
Qualified Management Team with Proven Success
Our senior management team combines deep operational expertise and knowledge of petrochemical global markets developed over long tenures. We have a strong mergers and acquisitions track record that supported our global expansion in the last decade, including into the US and Europe.
We have proven success in executing large, complex projects. Through our subsidiary Braskem Idesa, we built and operated the largest petrochemical complex in Latin America, which started operations in April 2016. In September 2020, we successfully started the production of PP from our Project Delta greenfield in La Porte, Texas, with a production capacity of 450 kilotons per year.
Robust Financial Performance Through the Industry Cycles
We have a track record of robust financial performance through the cycle, based on our scale and competitiveness. Between the year of 2018 and the first nine months of 2021, our average profit was R$1,527.2 million (US$280.8 million), translated solely for the convenience at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00) Additionally, between the year 2018 and the first nine months of 2021, our average adjusted consolidated EBITDA was R$12,935.7 million (US$2,378.2 million), which shows our ability to generate positive, robust results across the industry cycles and varying macroeconomic circumstances. During the nine-month period ended September 30, 2021, our net profit was R$12,896.5 million (US$2,370.9 million) and our adjusted consolidated EBITDA was R$23,983.4 million (US$4,409.2 million), which represented a 31% adjusted consolidated EBITDA margin, which was higher than the average adjusted EBITDA margin reported in the same period by some of our competitors.
Since December 2021, we have been afforded an investment grade credit rating by two of the leading international rating agencies.

Our Strategy
The key pillars of our strategy include:
Grow Renewables and Recycling
We have a long-standing commitment with sustainable development, and a proven track record in the implementation of successful initiatives that reinforce sustainability and mitigation of climate change, as exemplified by the ground-breaking investment in green PE in 2010, or our reduction of GHG emissions intensity by 17% in the period from 2008 to 2020.
We currently see strong demand for sustainable renewable products at attractive prices and intend to grow our capacity to meet this demand. The Company's commitment, approved by the Board of Directors, is to reach 1.0 million tons of Green PE production capacity by 2030, which represents a growth of 5.0x of our current production capacity. Moreover, we are working to accelerate the delivery of such commitment through strategic and financial partnerships.
Besides the expansion of our green PE production capacity, we continue to pursue further opportunities to grow this business in Brazil and abroad including: (i) the MoU with Lummus described above, and (ii) the MoU to perform feasibility studies to jointly invest with SCG Chemicals in a new bio-ethanol dehydration plant in Thailand to produce green ethylene.
We also intend to increase the sale of recycled products, work on preventing the disposal of plastic waste, and make our products increasingly more circular. By 2025, we aim to expand our portfolio to include 300,000 tons of thermoplastic resins and chemicals with recycled content and grow to 1.0 million tons of thermoplastic resins and chemicals with recycled content by 2030. To deliver our targets, we intend to work through partnerships with other companies in our value chain to strengthen both mechanical and chemical recycling globally.
We intend to be among the best companies in the chemical industry in terms of greenhouse gas (“GHG”) emissions and a key player in capturing carbon dioxide (“CO2”) emissions through the use of renewable raw materials. We have announced our ambition to be net zero by 2050 in scope 1 and 2 emissions, and to achieve a 15% reduction of current emissions by 2030.
Grow the Existing Business with Productivity and Competitiveness
We intend to continue to invest in our current business to maintain productivity and competitiveness, focusing on operational efficiency and excellence, commercial and logistics effectiveness, cost leadership, and differentiation through our relationships with clients.
As part of these investments, we are working on further expanding capacity of the “Fast Track” solution in Mexico that involves the incorporation of additional unloading stations, which could enable Braskem Idesa to reach maximum ethane import volume capacity of up to 35,000 barrels per day, with the project’s conclusion expected for the second quarter of 2022.
Additionally, we intend to invest on a new ethane terminal to support our Mexican operations by 2024. In September 2021, Braskem Idesa entered into an agreement with Pemex and other Mexican government entities that establishes the support measures to build this terminal with the capacity to meet all of Braskem Idesa’s raw material requirements.
We continue to evaluate opportunities arising from the reorganization of the global chemical industry, new feedstock availability in Brazil (from pre-salt) and elsewhere, downstream expansion utilizing our large base chemical volumes, and upstream integration into propylene in the United States and Europe.

We continue to implement processes and operations optimization initiatives through our global efficiency program called “Transform for Value,” which was developed to coordinate and accelerate improvement initiatives across different areas including our digital center, capital expenditures, competitiveness and productivity, energy, and other continuous improvement efforts. We estimate to close 2021 with a pipeline of initiatives that may deliver annual recurring gains of approximately US$443.01 million (consolidated value to be captured until the end of 2023 with Transform for Value initiatives from stages 1 (identification) to 5 (completed), considering Braskem’s 2021 business plan baseline in November 2021) per year until the end of 2023, compared to our results. Over 2021, The Transform for Value program allowed us to capture savings of US$256.22 million (estimated value captured in 2021 from initiatives already completed (stage 5) or in run rate phase (stage 4), considering actuals’ baseline in November 2021) by November 2021.
Continue to Innovate
We intend to continue to invest in innovation, in particular in renewables and recycling, but also across our traditional business.
A robust pipeline of sustainable solutions aims to provide step-change process, technology and upgrades for energy efficiency and carbon emission reduction, applications for plastic waste reduction, new renewable chemicals and polymers and more efficient carbon capture and utilization.
We have a broad pipeline of innovation projects, with approximately 230 projects contributing to the growth of our business, of which over 58 projects were already under development as of September 30, 2021. Our pipeline includes projects across the following strategic fronts: (i) new technologies, (ii) defensive – to prevent loss of markets already served by us, (iii) market share gains, (iv) new markets, (v) cost savings and competitiveness.
Strengthen our Governance
Our shares are listed on the Level 1 listing segment of the B3 and on the New York Stock Exchange under the ticker BAK. We also voluntarily follow other high corporate governance standards, such as the implementation of an statutory audit committee in 2021 and the maintenance of at least 20% of independent board members.
We are committed to strengthening our governance, compliance and people management systems, as well as our reputation with all stakeholders, positioning ourselves as a human-oriented, forward-thinking global company that cultivates strong relationships and generates value for all our stakeholders.
We have adopted a Code of Conduct, a Compliance System Policy and an Anti-corruption Policy, and several internal directives designed to guide our management, employees and counterparties and reinforce our principles and rules for ethical behavior and professional conduct. We maintain an Ethics Line managed by a third party available for employees and non-employees. Every whistleblower complaint is investigated by the compliance team and submitted for evaluation by our Ethics Committee and/or our Compliance and Statutory Audit Committee.
Responsible Capital Allocation and Shareholder Remuneration
We intend to continue to seek a balance in our capital allocation, returning capital to shareholders, while investing in our capital-intensive business and the growth opportunities it presents.
We are a company that consistently presents positive operating cash flow, even in downturns in the petrochemical cycle and our decision-making process aims to maximize the net present value of our future cash generation. We also have a strong liquidity position, with most debt maturing in the very long term (beyond 2030), in addition to solid credit metrics. We are considered an investment grade company by S&P Global Ratings and Fitch, with a BBB- corporate credit rating on a global scale and a stable outlook from both credit rating agencies.

We have captured opportunities through disciplined and profitable growth investments, whether building, acquiring or partnering on assets. We also have a rigorous process to manage our asset footprint, which has led us to selectively shut down plants in the past.
Our biopolymers strategy derives from investments that we expect to be value accretive due to strong expected growth in demand and competitive prices.
We remain focused on meeting our commitments and pursuing a disciplined financial strategy to limit the risks associated with the exposure to the cyclical and capital-intensive nature of our business.
Industry Overview and Trends
According to IHS, global demand for PE, PP, and PVC in 2021 is estimated to be 115 million metric tons, 85 million metric tons, and 49 million metric tons, respectively. Between 2020 and 2025, global demand for PE, PP, and PVC is expected to grow by 4.2%, 4.7%, and 4.5% per year, respectively, according to IHS. This is driven by strong end market dynamics, global gross domestic product growth, and infrastructure and construction projects spending. Polymers will likely continue to replace traditional materials, such as aluminum, steel, wood, and glass, in applications where they can provide cost advantages and better performances.
Green PE and Green Ethylene could represent a US$10.0 billion addressable market by 2025 and US$15.0 billion by the end of 2030, according to IHS. This represents a 18.5% growth per year between 2025 and 2030 for Green PE and Green Ethylene that would together represent approximately 5.0% of the total market for PE and ethylene including fossil and bio-based products in 2030.
Latin America and the US are our home markets, but we also very competitive in exports to Asia. Latin America, in particular, has high potential for polyolefin demand growth given its low plastics consumption per capita rates.
Although market participants have announced a robust pipeline of supply additions, we believe that many such projects will be delayed and canceled, as has been the case over the last decade, leading to our industry enjoying high operating rates and strong margins.
Our History
Creation of Braskem
In July 2001, in partnership with the Mariani Group, Novonor (former Odebrecht) acquired a controlling interest in Copene (Camaçari Petrochemical Complex) in the state of Bahia. In August 2002, with the merger of Copene with five other companies, Braskem was created.
Consolidation of the Brazilian petrochemical industry
Between 2006 and 2010, we have invested in the consolidation of the petrochemical industry in Brazil. Two relevant steps in this stage of our growth were conducted in partnership with Petrobras, which led to the increase of their stake in the Company: the consolidation of our Southern Complex, which was executed between March 2007 and May 2009; and the acquisition of Quattor, which owned significant assets in São Paulo and Rio de Janeiro, announced in January 2010.
This consolidation strengthened the Brazilian petrochemical sector and allowed us to reach a new level of scale to face the challenges of the international market.

Beginning and consolidation of our internationalization
In February 2010, we announced the acquisition of the PP assets of Sunoco Chemicals and in July 2011, we announced the acquisition of Dow Chemical’s PP business, including four plants (two plants in the United States and two plants in Germany). This acquisition represented an important step in the consolidation of our growth strategy in the Americas, consolidating us as the largest producer of polypropylene in the United States and strengthening our position in Europe.
In April 2016, our subsidiary Braskem Idesa, our former joint venture with the Mexican Idesa group, reached an important milestone with the production of the first batch of PE in the Mexico petrochemical complex, strengthening our internationalization strategy and ensuring greater access to competitive gas-based feedstocks.
In September 2020, we successfully started the greenfield Project Delta for the production of PP in La Porte, Texas, with a production capacity of 450 kilotons per year. We believe that this investment reinforces our PP leadership position in the region and strengthens our strategy to diversify the raw materials matrix and geographic expansion in the Americas.
Beginning of our renewables operations
In September 2010, Braskem started up its green ethylene plant in Triunfo, in the state of Rio Grande do Sul, Brazil, with a capacity to produce 200 kilotons per year, becoming the world leader producer in biopolymers and products made from renewable sources.
In February 2021, we announced a new project at the Triunfo petrochemical complex in Rio Grande do Sul to expand our current production capacity of green ethylene. With an estimated investment of US$87.0 million, this project is expected to add 60 kilotons per year to the production of green ethylene in the Company’s portfolio and is expected to be completed in December 2022.
In September 2021, we entered into a memorandum of understanding to perform feasibility studies to jointly invest with SCG Chemicals in a new bio-ethanol dehydration plant in Thailand to produce green ethylene. SCG Chemicals is one of the largest integrated petrochemical companies in Thailand and an industry leader in Asia. The investment is subject to the conclusion of the studies, mutual agreement of Braskem and SCG Chemicals, and approval by competent governance bodies.
Additionally, in November 2021, Braskem and Lummus Technology, a worldwide leader in ethylene, petrochemical, energy transition and other process technologies, executed a memorandum of understanding to jointly license Braskem’s green ethylene technology to two projects in different regions of the world, displaying a global interest in the technology.
Recent Developments
Revolving Credit Facility
On December 20, 2021, we entered into a new revolving credit facility with a syndicate of global lenders, in the aggregate amount of up to US$1,000.0 million, maturing in December 2026. The new agreement replaced our previous revolving credit facility. As of the date of this prospectus supplement, we had not drawn any amount under the new revolving credit facility.

Notes Issuance, Repayment of Project Finance Facility and Refinancing of Liabilities
In October 2021, our subsidiary Braskem Idesa S.A.P.I. (“Braskem Idesa”) issued sustainability-linked senior secured notes in the aggregate amount of US$1,200.0 million. The notes mature in February 2032 and accrue interest at 6.990% per year. Such interest rate may be increased by 0.375% to 7.365% if the sustainability target (15% reduction in certain greenhouse gas emissions by 2028) is not achieved. The notes are secured by certain of Braskem Idesa’s core physical material assets located in Mexico. The proceeds from the notes were used, together with the proceeds from a credit line in the aggregate amount of US$150.0 million, to settle the outstanding balance of a project finance facility entered into by Braskem Idesa in 2012.
With this financing, Braskem Idesa concluded its debt refinancing plan, replacing the remaining balance of US$1,350.0 million from its project finance facility with new debt instruments with a longer maturity, which lengthened its average debt maturity term from five to nine years. With the repayment of the project finance facility, the financial guarantees granted by Braskem for the benefit of Braskem Idesa, in the total amount of US$358.0 million, were extinguished.
Impact of the COVID-19 Pandemic
Braskem has been monitoring the impacts from the COVID-19 pandemic on its business and surrounding communities.
In the first and second quarters of 2021, most of our petrochemical plants operated at a capacity utilization rate above 70%. Isolated cases of lower capacity utilization rates were identified in Mexico due to the instability of ethane supply by Petróleos Mexicanos (“Pemex”), but they were not directly related to the effects of the COVID-19 pandemic on our operations.
During the nine-month period ended September 30, 2021, our petrochemical plants in Brazil operated at a capacity utilization rate of 79%, in line with the same period of 2020, due to the scheduled maintenance turnaround of our petrochemical complex in São Paulo, which was mainly impacted by the effects of the COVID-19 pandemic and by lower demand globally. During the nine-month period ended September 30, 2021 our PP plants in the United States operated at a capacity utilization rate of 90%, down compared to the same period of 2020, due to the impacts from the winter storm Uri in the U.S. gulf coast. During the nine-month period ended September 30, 2021, in Europe, our PP plants operated at a capacity utilization rate of 94%, up compared to the same period of 2020, due to the normalization of operations after the effects of the COVID-19 pandemic impacted demand in 2020. During the nine-month period ended September 30, 2021, the capacity utilization rate of our PE plants in Mexico was 61%, down compared to same period of 2020, reflecting the lower supply of ethane supplied by Pemex, which was partially offset by higher imports from the United States under the Fast Track solution.
Pursuant to applicable rules and regulations, our management reviewed the accounting estimates for the realization of assets, including the estimates for losses on trade accounts receivables, inventory impairment loss, deferred tax assets and other assets, or those related to the provision for liabilities in financial information for interim periods given the significant changes to the risks to which we are exposed. The review considered events after the reporting period that occurred up to the reporting date of our unaudited condensed consolidated interim financial statements for the nine-month period ended September 30, 2021, and no significant effects were identified that should be reflected in the unaudited condensed consolidated interim financial statements for the nine-month period ended September 30, 2021.
Due to the uncertainties arising from the COVID-19 pandemic with regard to the global economy, we are unable to accurately predict the adverse impacts on our equity and financial position and those of our subsidiaries after the reporting date. Because the demand for resins has increased, we do not expect we will need to constitute a provision for impairment of assets in the near future arising from a scenario of demand constraints.

For further information regarding the effects of the COVID-19 pandemic on our financial condition and results of operations, see “Item 3. Key Information—Risk Factors—Risks Relating to us and the Petrochemical Industry—Global or regional health pandemics or epidemics, including that related to the COVID-19 pandemic, may adversely affect our business, financial condition and results of operations” and “Item 5. Operating and Financial Review and Prospects—Impact of the Novel Coronavirus (COVID-19) on our Business and Results of Operations” in our 2020 Annual Report and “Information about the Company—Recent Developments—Impact of the COVID-19 Pandemic” and “Risk Factors—Risks Relating to Us and the Petrochemical Industry—Global or regional health pandemics or epidemics, including that related to the COVID-19 pandemic, may adversely affect our business, financial condition and results of operations” in our September 2021 Report.
Geological Event in Alagoas
We used to operate salt mining wells located in the city of Maceió, in the State of Alagoas, since their opening, as the successor of Salgema, with the purpose of supplying raw material to our chlor-alkali and dichloroethane plant located in the area. In March 2018, an earthquake hit certain districts of Maceió, in the state of Alagoas, where the wells are located, and cracks were found in buildings and public streets of the districts Pinheiro, Bebedouro, Mutange and Bom Parto, in the city of Maceió.
The Brazilian Geological Survey Service (the “CPRM”) issued a report in May 2019 indicating that this geological phenomenon could be related to the rock salt exploration activities developed by Braskem. In view of these events, on May 9, 2019, Braskem preventatively decided to suspend its salt mining activities and the operation of its chlor-alkali and dichloroethane plant.
We have devoted significant efforts to understand the geological event in the specific region of Maceió, in the State of Alagoas, and with the support of independent institutions and nationally and internationally recognized specialists, we have carried out or ordered a series of studies focusing on: (i) understanding the geological phenomenon and possible surface effects; and (ii) assessing the stabilization of the wells. The results of the studies have been shared with the Brazilian National Mining Agency (Agência Nacional de Mineração, or the “ANM”) and other authorities, with which we have been communicating closely.
In 2021, we devoted significant efforts to adopt all the necessary and applicable measures for resolving the issues arising from the geological event in Alagoas. We made progress with regard to: (i) the relocation program, vacating properties located in the risk area and the submission of compensation proposals with a high level of acceptance; (ii) the actions for closing and monitoring the salt wells, following the closure plan approved by the ANM, seeking to stabilize the subsidence phenomenon resulting from salt mining; and (iii) the social and environmental studies conducted in connection with the socio-environmental reparation agreement.
In addition, in connection with our actions taken with regard to the geological event in Alagoas, in December 2021, we reached more definite understandings with respect to supplemental aspects to the measures contemplated by us.
As assessed by our management based on the opinion of our external advisors, considering the short-term and long-term effects of technical studies, current information available to us and best estimates of expenses for implementing several measures relating to the geological event in Alagoas, the carrying amount of the provision recorded in our condensed consolidated statement of financial position as of September 30, 2021 was R$8,045.5 million, of which R$5,002.8 million was recorded under current liabilities, and R$3,042.7 million was recorded under non-current liabilities. As of December 31, 2020, the provision was R$9,175.8 million, of which R$4,349.9 million was recorded under current liabilities, and R$4,825.8 million was recorded under non-current liabilities.

The amounts included in the provisions described above relate to the following items as of September 30, 2021:
(i)support for relocating and compensating the residents, business owners and property owners located in the affected area, including establishments that require special measures for their relocation, such as hospitals, schools and public equipment. For this item, a provision was recorded as of September 30, 2021 in the amount of R$3,865.0 million (R$3,849.8 million net of adjustments to present value), which comprises expenses related to relocations, such as relocation allowance, rent allowance, household goods transportation and the negotiation of individual agreements for compensation of residents, business owners and property owners affected;
(ii)actions for closing and monitoring the salt wells, environmental actions and other technical matters. Based on the findings of sonar and technical studies, Braskem has defined stabilization and monitoring actions for all 35 existing salt mining wells. As of September 30, 2021, for four of them, the recommendation was to fill them with solid material, a process that is expected to take three years. For the other 31 remaining wells, the recommended actions were the following as of such date: conventional closure using the buffering technique, which consists of pressuring the cavity, a commonly accepted method for cavities post-operation; confirmation of natural filling status; and, for certain wells, monitoring using sonar. Based on further discussions that took place in December 2021, there was an internal determination made to fill five additional salt mining wells with solid material, reaching a total of nine salt mining wells to be filled with solid material. For the other 26 remaining wells, the approved plan remains the same. The monitoring system implemented by Braskem provides for actions to be developed during and after the closure of wells, focusing on safety and monitoring of the stability of the affected area. The actions conducted by us are based on technical studies by contracted experts, with the recommendations presented to the competent authorities. We are implementing the actions approved by the ANM. In December 2021, an important development in the environmental assessment occurred, which resulted in a preliminary proposal for actions for dealing with the environmental impacts identified, which will follow the protocols set forth in the agreement for socio-environmental reparation entered into on December 30, 2020. The total provision for implementing the measures described in this item (ii) is R$1,991.7 million as of September 30, 2021 (R$1,938.5 million net of adjustments to present value). The amount was calculated based on existing techniques and solutions planned for the current conditions of the wells, including expenses related to technical studies and their monitoring. The amounts comprising the provision may be revised in the future, in accordance with the results of the monitoring of the wells, the progress of implementing the plans to close wells, the monitoring of the ongoing measures and other possible natural alterations;
(iii)social and urban actions, in accordance with the agreement for socio-environmental reparation entered into on December 30, 2020, allocating R$1,580.0 million for the adoption of actions and measures in vacated areas, urban mobility and social compensation actions, of which R$300.0 million is allocated to the indemnification for social damages and collective pain and suffering and possible contingencies related to the actions in the vacated areas and urban mobility actions. The current provision recorded as of September 30, 2021 was R$1,524.8 million (R$1,442.2 million, net of adjustments to present value); and
(iv)additional measures, for which the provision amounts to R$833.6 million as of September 30, 2021 (R$815.0 million, net of adjustments to present value), for expenses related to: (i) actions related to the technical cooperation agreements entered into by us; (ii) the hiring of external advisors to support the execution of the relocation actions and compensation of the families; (iii) infrastructure to provide services to residents; (iv) expenses related to managing the event in Alagoas related to communication, compliance, legal services, etc.; (v) other support measures in the region; and (vi) other matters classified as a present obligation for Braskem, even if not yet formalized.

The components of our provision are based on current estimates and assumptions and may be revised in the future due to new facts and circumstances, including, but not limited to: schedule changes, scope and way of execution; effectiveness of action plans; new repercussions or developments relating to the geological event in Alagoas; and the conclusion of possible studies that indicate recommendations of experts, and other new developments.
The measures related to the plans for the closure of mining fronts are subject to the analysis and approval of the ANM, the monitoring of results of the measures of implementation, as well as the changes related to the dynamic nature of geological events.
Continuous monitoring is essential for confirming the results of the current recommendations. Therefore, the well closure plans may be updated if the need arises to adopt technical alternatives for stabilizing the phenomenon of soil subsidence resulting from salt mining. In addition, the conclusion of the studies to confirm the natural filling of certain cavities and the assessment of the future behavior of cavities to be monitored using sonar could indicate the need for certain additional measures to stabilize them.
The actions to repair, mitigate or offset potential environmental impacts and damages, as provided for in the socio-environmental reparation agreement, to be funded by Braskem, will be proposed based on the environmental studies conducted by a specialized and independent company. Once all discussions with the regulatory authorities and agencies are concluded as provided for under the agreement, an action plan will be developed, which will become part of the measures for a Plan for Recovering Degraded Areas (PRAD).
At this time, preliminary actions for dealing with the environmental impacts have been identified, but we are unable to predict the final outcome of the environmental analysis, as well as any costs in addition to the estimated costs already provisioned by us.
Furthermore, the socio-environmental reparation agreement may be subject to the potential adherence by other parties, including the Municipality of Maceió. In this context, we are currently negotiating our claims with the Municipality of Maceió. To date, we are unable to predict the results, timing, scope and associated costs of such negotiation.
We are also unable to anticipate all new claims, of compensatory nature or other nature that may be brought against us by individuals or groups that understand they suffered impacts or damages related to the geological phenomenon and the relocation of people from risk areas. We continue to face lawsuits filed by individuals or legal entities not included in the initial relocation program or that disagree with the individual proposal of the agreement, as well as potential class actions and lawsuits filed by public utilities. Therefore, the number of such actions, their nature or the amounts involved cannot be estimated and are subject to change. We cannot assure you that there will be no future developments relating to the geological event in Alagoas, or the relocation program and related measures related to vacated areas and its surroundings. As a result, the costs and expenses to be incurred by Braskem may differ from our current estimates and provisions.
We are currently negotiating with our insurers the coverage of our insurance policies relating to the foregoing matters. The payment of compensation will depend on the technical assessment of the insurance coverage under these policies, taking into consideration the complexity of the matter. Due to the uncertainty of the outcome, no payment of insurance compensation was recognized in our unaudited condensed consolidated interim financial statements for the nine-month period ended September 30, 2021.
In December 2021, as part of the Company’s actions, additional events such as monetary update of the socio-environmental agreement and additional measures for maintenance of the affected areas, which are classified as non-adjusting events, will be recorded in the annual financial statements for the year ended December 31, 2021 and are estimated to be R$542 million, net of present value adjustment.

For further information, see “Item 5. Operating and Financial Review and Prospects—Recent Developments—Geological Event in Alagoas” and “Item 8. Financial Information—Legal Proceedings” in our 2020 Annual Report and “Information about the Company—Recent Developments—Geological Event in Alagoas” and “Risk Factors—Risks Relating to Us and the Petrochemical Industry—Unfavorable outcomes in pending or future litigation may reduce our liquidity and negatively affect our financial performance and financial condition” in our September 2021 Report.
Braskem Idesa
Our subsidiary, Braskem Idesa, sources a substantial part of its supply of ethane, which is the primary feedstock used in its PE production process, from Pemex Transformación Industrial (“Pemex TRI”), a state-owned Mexican entity, which is a subsidiary of Pemex, the state-owned Mexican oil and gas company, pursuant to an ethane supply agreement entered into by Braskem Idesa and Pemex TRI.
Pemex’s production, over which we have no control, has decreased over the years and, as a result, it has led to a significant decrease in oil production and associated production of natural gas, which, is the feedstock used by Pemex in the production of ethane.
In this context, our management is pursuing a strategy of maximizing utilization of the Braskem Idesa plant in Mexico. As a part of this strategy, and due to supply constraints from Pemex, we have been shifting to feedstock imported from the United States instead. Braskem Idesa aims to ramp up imports initially through its “Fast Track” import solution and later through a dedicated ethane terminal. We are working on further expanding capacity of the “Fast Track” import solution that involves the incorporation of additional unloading stations, which could enable Braskem Idesa to reach maximum ethane import volume capacity of up to 35,000 barrels per day, with the project’s conclusion expected for the second quarter of 2022. In the three months ended September 30, 2021, Braskem Idesa imported 28.2% of its capacity through the “Fast Track” import solution, thereby contributing to rising utilization levels of the Braskem Idesa plant in Mexico.
In February 2021, Braskem Idesa entered into the following agreements to enable the continuity of its operations:
(i)a memorandum of understanding with terms and conditions for discussing potential amendments to the ethane supply agreement with Pemex TRI and Pemex Exploración y Producción, as well as for building an ethane import terminal, subject to negotiation, final documentation, approval of creditors and shareholders of Braskem Idesa, with certain rights reserved; and
(ii)a natural gas transportation service agreement with CENAGAS (Centro Nacional de Control del Gas Natural), with a term of 15 years, subject to the execution of the final documentation described above.
On September 27, 2021, Braskem Idesa entered into the following agreements:
(i)amendment to the ethane supply agreement with Pemex TRI and Pemex Exploración y Producción, with settlement of previously existing and pending contractual issues. In connection with such amendment, in the third quarter of 2021, the formula for calculating the price of ethane supplied was revised with retroactive effects to the initial date of the amendment between Braskem Idesa and Pemex, resulting in a provision of R$27.6 million; and
(ii)agreement with Pemex, Pemex Logística and other Mexican government entities, establishing administrative support measures for the project to build an ethane import terminal with the capacity to meet all of Braskem Idesa’s feedstock requirements.

The amendment described above changed the minimum contractual volume commitment from 66,000 barrels to 30,000 barrels per day until February 2025 (subject to extensions in the event of delays in obtaining the licenses for the terminal’s construction), with the terminal’s startup expected in the second half of 2024. The amendment further established first-refusal rights for Braskem Idesa in the acquisition of all ethane that Pemex has available and does not consume in its own production process through 2045, at prices based on international price references.
The terminal project agreement was conceived to supplement ethane supply in Mexico and enable Braskem Idesa to operate at full capacity by gaining access to new feedstock sources. The investment in the terminal is subject to final approvals by the competent governance bodies of Braskem Idesa and by its shareholders. Once such conditions precedent are fulfilled, the amendment will produce effects retroactive to February 26, 2021, the execution date of the memorandum of understanding with regard to such amendment. The approvals required for the amendment and terminal agreement to come into force were obtained in October 2021.
For further information, see “Item 5. Operating and Financial Review and Prospects—Recent Developments—Braskem Idesa” in our 2020 Annual Report.
Sale of Novonor’s and Petrobras’s Equity Interest
On December 15, 2021, our shareholders Novonor S.A. – Em Recuperação Judicial (Under Judicial Reorganization) and Petrobras sent us a joint communication, which we made public the following day, on December 16, 2021, regarding the progress of discussions for the potential sale of their equity interest in Braskem. In such communication, they informed us that they entered into an agreement on December 15, 2021 formalizing their commitment to take the measures necessary to: (i) sell the class A preferred shares of Braskem that they hold, directly or indirectly, in a secondary public offering; (ii) migrate the listing of our common shares to the Novo Mercado segment of the B3 S.A. – Brasil, Bolsa, Balcão (the “B3”), including necessary corporate governance changes, which are subject to applicable corporate approvals at the appropriate time and the negotiation of a new shareholders’ agreement to conform rights and obligations set forth therein to such amended governance structure; and (iii) sell the remaining common shares that they hold, directly or indirectly, in a subsequent secondary public offering once the migration to the Novo Mercado segment is completed.
Amendment to Shareholders’ Agreement
On December 15, 2021, Novonor, NSP Investimentos S.A. – Em Recuperação Judicial (Under Judicial Reorganization) and Petrobras entered into a second amendment to the Braskem S.A. shareholders’ agreement and agreed that, if Braskem’s migration to the Novo Mercado segment of the B3 is not implemented, the rights and obligations provided for in the Braskem S.A. shareholders’ agreement related to the right of first refusal granted to us with respect to the development of any petrochemical project shall lapse by October 31, 2024. The execution of such second amendment by Braskem, as an intervening party, is still subject to the appropriate governance approvals.
Compliance and Statutory Audit Committee
On November 9, 2021, our board of directors approved the formation of Braskem’s Compliance and Statutory Audit Committee (Comitê de Compliance e Auditoria Estatutário, the “CCAE”), a permanent advisory body to our board of directors, in compliance with CVM Resolution No. 23/21 and the U.S. Sarbanes-Oxley Act of 2002 (the “SOX”), and pursuant to Article 30, XXIX, of CVM Instruction No. 480/09, in accordance with our strategy to follow the best corporate governance practices.

From the date of its formation, on November 9, 2021, the CCAE has assumed audit committee responsibilities for the purpose of CVM Resolution No. 23/21 and the SOX, and our fiscal council will no longer have such responsibilities, in accordance with the best corporate governance practices. On the same date, the following five members were elected to the CCAE: (i) Mr. Julio Soares de Moura Neto (an independent member of our board of directors), who will be the chairperson of the CCAE; (ii) Mr. Gesner de Oliveira (an independent member of our board of directors); (iii) Mr. Paulo Roberto Vales de Souza (an independent member of our board of directors); (iv) Mr. José Écio Pereira da Costa Junior (an independent external member of the CCAE); and (v) Ms. Maria Helena Pettersson (an independent external member of the CCAE).
Dividend Payment
On December 2, 2021, our board of directors approved the distribution of dividends for the fiscal year ended December 31, 2021 in the aggregate amount of R$6,000.0 million, corresponding to the gross amount of R$7.539048791898 per common share, or class A preferred share, and of R$0.606032140100 per class B preferred share. The dividends were paid on December 20, 2021.
Rating Upgrade From Fitch Ratings
On December 21, 2021, we disclosed that the credit rating agency Fitch Ratings (“Fitch”) upgraded the risk level of our corporate credit rating on a global scale from BB+ to BBB-, with a stable outlook. Following such upgrade, Braskem is now considered an investment grade company.
Exclusion of ICMS Tax Incentives and Benefits Applicable to Operations
In October 2021, the Company obtained a temporary injunction in a lawsuit authorizing it to exclude ICMS tax incentives and benefits applicable to its operations, granted by Brazilian states and the Federal District, from the corporate income tax (“IRPJ”) and social contribution on profit (“CSL”) calculation basis as of 2021, which will result in a reduction in cash disbursement in 2021 of R$1.4 billion. This decision considers the Company’s claim that incentives and benefits are investment subsidies, under article 30 of Law No. 12,973/2014 and Complementary Law No. 160/2017, and, consequently, are not subject to IRPJ and CSL. The lawsuit is pending a court decision. Given the initial stage of the lawsuit and the diversity of tax incentives and benefits granted by Brazilian states and the Federal District, based on the assessment of our external legal advisors, the Company considered the matter an uncertain tax treatment and, therefore, the amount of R$1.4 billion will continue to be recorded in our annual financial statements as taxes payable.
CRA Issuance
On January 5, 2022, Braskem S.A. issued Agribusiness Receivables Certificates (“CRA”) through Eco Securitizadora de Direitos Creditórios do Agronegócio S.A. in the Brazilian capital markets, in the amount of R$721 million, which accrue interest at a rate equal to the IPCA inflation index plus 5.5386% per year and IPCA plus 5.5684% per year for the series maturing in seven and 10 years, respectively.
See our September 2021 Report and our September 2021 Financial Statements Report, incorporated by reference in this prospectus supplement, for a discussion of our financial condition as of September 30, 2021 and our results of operations for the nine-month periods ended September 30, 2021 and 2020 and other recent material developments.

Our Corporate Structure
The following chart presents our ownership structure and the corporate structure of our principal subsidiaries on the date of this prospectus supplement. The percentages in bold and italics represent the direct or indirect percentage of the voting share capital owned by each entity, and the percentages not in bold and italics represent the direct or indirect percentage of the total share capital owned by each entity.
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Our registered office is located at Rua Eteno, 1561, Pólo Petroquímico, Camaçari, BA, 42810-000, Brazil, and our telephone number at this address is +55 (71) 3413-2102. Our principal executive office is located at Rua Lemos Monteiro, 120, 24th floor, São Paulo, SP, 05501-050, Brazil, and our telephone number at this address is +55 (11) 3576-9000.

The Offering

Company	Braskem S.A.

Selling Shareholders	NSP and Petrobras.

Global offering	The global offering consists of the international offering and the Brazilian offering. The international offering and the Brazilian offering are being conducted concurrently, and the closing of each is conditioned upon the closing of the other.

International offering	The international offering is being conducted outside Brazil and is registered with the SEC. The international underwriters named elsewhere in this prospectus supplement are underwriting the sale of ADSs. The international underwriters are also acting as placement agents for the Brazilian underwriters for offers and sales of our class A preferred shares to investors outside Brazil.

Brazilian offering
The Brazilian underwriters are placing                class A preferred shares with the public in Brazil pursuant to a registration statement, including a Brazilian prospectus and accompanying reference form (formulário de referência), in Portuguese filed with and approved by the CVM.

ADSs	Each ADS represents two class A preferred shares.

Purchases of class A preferred shares
The class A preferred shares purchased by investors outside Brazil will be settled in Brazil and paid for in reais. Investors outside Brazil purchasing our class A preferred shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of the Brazilian National Monetary Council (Conselho Monetário Nacional, or the “CMN”), the CVM, and the Central Bank.

Offering price
The public offering prices in the international offering are set forth on the cover page of this prospectus supplement, in U.S. dollars per ADS and reais per class A preferred share.
The public offering price per ADS includes an ADS issuance fee of US$0.05 per ADS that will be paid to the ADS depositary.
The public offering prices of our class A preferred shares and the ADS were approximately equivalent to each other at the exchange rates prevailing on , 2022.

Fiduciary assignment (alienação fiduciária) of NSP’s shares
As of the date of this prospectus supplement, the class A preferred shares held by NSP are subject to a fiduciary assignment (alienação fiduciária) for the benefit of certain lenders of NSP or its affiliates.

Such lenders expect to, on an irreversible and irrevocable basis, authorize the B3 to release the security interest on the class A preferred shares held by NSP simultaneously with the settlement of this offering in order to ensure that the class A preferred shares held by NSP will be free and clear of any security interest upon settlement. As a result, the security interest is expected to be released upon the settlement of this offering and in connection with the receipt of the proceeds from this offering by NSP to be used for the repayment of such lenders, certain of which are affiliates or related companies of certain international underwriters. However, the sale of any shares by NSP in the global offering will depend on the consent of such lenders, which is expected to be given or withheld by such lenders upon the pricing of this offering.

Use of proceeds
All of the securities offered as part of the global offering will be sold by the Selling Shareholders for their own account. Braskem will not receive any of the proceeds from this offering.
Certain affiliates or related companies of certain international underwriters will receive payments with the proceeds from this offering. For more information, see “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Conflicts of interest	Certain affiliates or related companies of Bradesco Securities, Inc., Itau BBA USA Securities, Inc. and Santander Investment Securities Inc. are lenders of NSP that will be repaid with proceeds from this offering received by NSP and, as such, will receive in excess of 5% of the net offering proceeds in this offering. As a result, each of Bradesco Securities, Inc., Itau BBA USA Securities, Inc. and Santander Investment Securities Inc. is deemed to have a conflict of interest under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered. No FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior written approval of the customer.

Distributions
As permitted by the Brazilian Corporate Law (as defined herein), and subject to certain exceptions, our by-laws specify that 25% of our adjusted net income (calculated as described below) for each fiscal year must be distributed to shareholders as dividends or interest attributable to shareholders’ equity.
Moreover, pursuant to our by-laws, holders of our preferred shares are entitled to a Minimum Preferred Dividend (as defined herein) equal to 6% of their pro rata share of our capital before dividends may be paid to holders of our common shares. Distributions of dividends in any year are made: (i) first, to the holders of preferred shares, up to the amount of the Minimum Preferred Dividend (as defined herein) for such year; (ii) then, to the holders of common shares, until the amount distributed in respect of each common share is equal to the amount distributed in respect of each preferred share; and (iii) thereafter, to the holders of our common shares and our class A preferred shares on a pro rata basis.
The holders of ADSs are entitled to receive dividends to the same extent as the holders of our class A preferred shares, converted into U.S. dollars, subject to deduction of any applicable fees and charges.

Voting rights
Our class A preferred shares generally do not confer voting rights, except under limited circumstances. We may not limit or deny any voting rights without the consent of the majority of the holders of the affected shares. Whenever the shares of any class are entitled to vote, each share is entitled to one vote.
Holders of our class A preferred shares are not entitled to vote on any matter, except (i) with respect to the election of one member of our board of directors by (1) preferred shareholders holding at least 10% of our preferred shares, or (2) preferred shareholders, individually or together with common shareholders holding at least 10% of our total share capital, and (ii) in the limited circumstances described above and as provided below. Preferred shareholders are also entitled to appoint one member of the fiscal council
The Brazilian Corporate Law and our by-laws provide that our class A preferred shares will acquire unrestricted voting rights if we fail to pay the Minimum Preferred Dividend to which our class A preferred shares are entitled for three consecutive years. These voting rights will continue until the past due Minimum Preferred Dividend for any year in that three consecutive-year period is paid in full. Holders of our class A preferred shares will also gain unrestricted voting rights if we enter into a liquidation process.
Holders of the ADSs do not have voting rights, but, as the case may be, may instruct the ADS depositary how to vote the class A preferred shares underlying their ADSs under the circumstances described in the amended and restated deposit agreement pursuant to which the ADSs were issued. The amended and restated deposit agreement has been filed as Exhibit 4.2 to the registration statement of which this prospectus supplement forms a part.

Listings	Our class A preferred shares are publicly traded in Brazil on the B3 under the symbol “BRKM5.” The ADSs representing our class A preferred shares are publicly traded on the NYSE under the symbol “BAK.”

Lock-up agreements
Braskem has agreed, subject to certain exceptions, that, for 90 days after the date of this prospectus supplement, it will not, and will not publicly disclose an intention to, (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any preferred shares, any common shares of Braskem or class B preferred shares of Braskem or any securities convertible into, repayable with, or exercisable or exchangeable for any such securities (the “Lock-up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities or such other securities, in cash or otherwise or file any registration statement with the Commission relating to the offering of any shares of Lock-up Securities or any securities convertible into or exercisable or exchangeable for Lock-up Securities, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC.
None of Braskem’s directors or officers will be subject to lock-up agreements in connection with this offering.

The Selling Shareholders have agreed, subject to certain exceptions, that, for 90 days after the date of this prospectus supplement, without, in each case, the prior written consent of the representatives of the international underwriters, they will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any Lock-up Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities or such other securities, in cash or otherwise.

ADS depositary	The Bank of New York Mellon.

Risk factors
You should carefully consider the risk factors discussed beginning on page S-30 of this prospectus supplement and those described in our September 2021 Report and 2020 Annual Report, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before purchasing any class A preferred shares or ADSs.

RISK FACTORS
An investment in our class A preferred shares and in ADSs involves a high degree of risk. Before you decide to purchase our class A preferred shares or the ADSs, you should carefully consider all risk factors described in this prospectus supplement and the documents incorporated by reference herein, including the risk factors discussed in our September 2021 Report, which is incorporated by reference herein, or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future. See “Incorporation of Certain Documents by Reference.”
The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business, financial condition and results of operations. If any of these risks occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our class A preferred shares or the ADSs could decline, and you could lose a part, or all of, your investment.
Risks Relating to Our Class A Preferred Shares and the ADSs
Holders of our class A preferred shares or the ADSs may not receive any dividends or interest on shareholders’ equity.
As permitted by Law No. 6,404/76 (the “Brazilian Corporate Law”), our by-laws specify that 25% of our adjusted net income (calculated as net income for the financial year, after absorption of accumulated losses and deductions for the provision for income tax and for reserves, including legal reserves, pursuant to applicable law) for each fiscal year must be distributed to shareholders as mandatory dividends (the “Mandatory Distribution of Dividends”). Under our by-laws, holders of our class A and class B preferred shares are entitled to an annual non-cumulative preferential dividend (the “Minimum Preferred Dividend”) equal to 6% of their pro rata share of our capital before dividends may be paid to holders of our common shares. Brazilian Corporate Law allows a publicly traded company like ours to suspend the Mandatory Distribution of Dividends in any particular year if our board of directors informs our shareholders that such distributions would not be advisable in view of our financial condition or cash availability, provided that such suspension does not affect the Minimum Preferred Dividend, which is still payable to the holders of preferred shares. However, the shareholders, including the holders of our class A preferred shares or the ADSs, may not receive any dividends or interest on shareholders’ equity in any given year if we do not record a profit or have not accumulated a profit reserve.
Brazil is currently considering a comprehensive tax reform. Holders of our common shares or class A preferred shares and recipients of dividends may be subject to income tax in Brazil pursuant to such proposed tax reform.
The Brazilian government has implemented and may continue to implement changes to its fiscal policies, including, but not limited to, changes to tax rates, fees, sectoral charges and, occasionally, the collection of temporary contributions. Some of these measures may result in tax raises that may negatively affect our business, financial condition and results of operations. If we are unable to pass on the additional costs associated with such fiscal changes to our customers through the prices we charge for our goods and services, we may be adversely affected.
As of the date of this prospectus supplement, there are currently bill proposals pending before the Brazilian Congress to implement a sweeping tax reform, including comprehensive changes to the taxation of consumer goods and services, repeal of certain federal taxes and the introduction of new taxes.

As of the date of this prospectus supplement, Brazilian holders of our common shares or class A preferred shares are not currently subject to income tax when they receive dividends in Brazil. The Brazilian federal government, however, recently announced and presented to the Brazilian Congress the Bill of Law No. 2,337/2021, proposing the second phase of the Brazilian tax reform plan, focused on income taxation, which includes several topics such as the taxation of dividends, adjustments in corporate taxation basis and rates of Brazilian entities, and changes in the taxation of income and gains in connection with investments in the Brazilian capital markets, such as financial assets and investment funds, among others. Since its introduction, Bill of Law No. 2,337/2021 has been revised several times.
The implementation of such Brazilian tax reform plan is subject to the Brazilian legislative process, including the evaluation, voting, vetoing and amendments, both by the Brazilian Congress, and by the President of Brazil. For this reason, it is not possible to determine, at this time, which proposed changes will be effectively implemented. In any event, any potential changes related to the Bill of Law No. 2,337/2021 would only become effective in the year following their conversion into law. The enactment of these proposed changes may impact our tax obligations, which may have a material adverse effect on our business, financial condition and results of operations and our ability to meet our financial obligations.
Our class A preferred shares and the ADSs have limited voting rights and are not entitled to vote to approve corporate transactions, including mergers or consolidations with other companies, or the declaration of dividends.
Under Brazilian Corporate Law and our by-laws, holders of our class A preferred shares and, consequently, the ADSs representing these shares are not entitled to vote at shareholders’ meetings, except under very limited circumstances. These limited circumstances directly relate to key rights of the holders of class A preferred shares, such as modifying basic terms of our class A preferred shares or creating a new class of preferred shares with superior rights. Holders of preferred shares without voting rights are entitled to elect one member and his or her respective alternate to our board of directors and our fiscal council, depending on specific requirements provided in Brazilian Corporate Law. Holders of our class A preferred shares and the ADSs are not entitled to vote to approve corporate transactions, including mergers or consolidations with other companies, or the declaration of dividends. However, if we do not pay dividends for three consecutive years, holders of our class A preferred shares and the ADSs will be granted voting rights. See “Item 10. Additional Information—Description of Our By-laws—Voting Rights” in our 2020 Annual Report.
In addition, ADS holders may exercise the limited voting rights with respect to our class A preferred shares represented by the ADSs only in accordance with the deposit agreement pursuant to which the ADSs were issued. There are practical limitations upon the ability of ADS holders to exercise their voting rights due to the additional steps involved in communicating with ADS holders. For example, we are required to publish a notice of our shareholders’ meetings in certain newspapers in Brazil. To the extent that holders of our class A preferred shares are entitled to vote at a shareholders’ meeting, they will be able to exercise their voting rights by attending the meeting in person, voting by proxy or by remote voting, if applicable. By contrast, holders of the ADSs will receive notice of a shareholders’ meeting by mail from the ADS depositary, if we request the ADS depository to do so. To exercise their voting rights, ADS holders must instruct the ADS depositary on a timely basis. This noticed voting process will take longer for ADS holders than for holders of class A preferred shares. To the extent the ADS depositary does not receive timely voting instructions from ADS holders, it will not vote the corresponding number of deposited class A preferred shares.
In the limited circumstances in which holders of the ADSs have voting rights, they may not receive the voting materials in time to instruct the ADS depositary to vote the class A preferred shares underlying their ADSs. In addition, the ADS depositary and its agents are not responsible for failing to carry out the voting instructions of the holders of the ADSs or for the manner of carrying out those voting instructions. Accordingly, holders of the ADSs may not be able to exercise their voting rights, and they will have no recourse if the class A preferred shares underlying their ADSs are not voted as requested.

The relative volatility and lack of liquidity of the markets for our securities may adversely affect holders of our class A preferred shares and the ADSs.
Investments in securities, such as our class A preferred shares and ADSs, of issuers from emerging market countries, including Brazil, involve a higher degree of risk than investments in securities of issuers from more developed countries. The Brazilian securities market is substantially smaller, less liquid, more concentrated and more volatile than major securities markets in the United States and other jurisdictions, and may be regulated differently from the ways familiar to U.S. investors. There is also significantly greater concentration in the Brazilian securities market than in major securities markets in the United States. These features may substantially limit the ability to sell our class A preferred shares, including our shares underlying the ADSs, at a price and time at which holders wish to do so and, as a result, could negatively impact the market price of these securities.
If holders of ADSs exchange them for class A preferred shares, they may risk temporarily losing, or being limited in, the ability to remit foreign currency abroad and certain Brazilian tax advantages.
Under current Brazilian regulations, Brazilian companies are not required to obtain authorization from the Central Bank to make payments in favor of foreign persons, such as the holders of our class A preferred shares and ADSs. We cannot assure you that these regulations will continue to be in force in the event that we are required to meet payment obligations under our class A preferred shares or the ADSs. If these regulations or their interpretation are modified and an authorization from the Central Bank is required, we would need to seek an authorization from the Central Bank to transfer the amounts under such obligations outside Brazil or, alternatively, make such payments with funds held by us outside Brazil. We cannot assure you that such an authorization can be obtained or that such funds will be available. If such authorization is not obtained, we may be unable to make payments to holders of our class A preferred shares or the ADSs in foreign currency. If we are unable to obtain the required approvals needed for the payment of amounts owed through remittances from Brazil, we may have to seek other lawful means to effect payment of amounts due under the class A preferred shares or ADSs. However, we cannot assure you that other remittance means will be available in the future, and even if they are available in the future, we cannot assure you that payment on the outstanding securities would be possible through such means.
The Brazilian custodian for the preferred shares underlying the ADSs must obtain an electronic registration number with the Central Bank to allow the ADS depositary to remit U.S. dollars abroad. ADS holders benefit from the electronic certificate of foreign capital registration from the Central Bank obtained by the custodian for the ADS depositary, which permits it to convert dividends and other distributions with respect to the class A preferred shares into U.S. dollars and remit the proceeds of such conversion abroad. If holders of ADSs decide to exchange them for the underlying preferred shares, they will only be entitled to rely on the custodian’s certificate of registration with the Central Bank for five business days after the date of the exchange. Thereafter, they will be unable to remit U.S. dollars abroad unless they obtain a new electronic certificate of foreign capital registration in connection with the preferred shares, which may result in expenses and may cause delays in receiving distributions. See “Item 10. Additional Information—Exchange Controls” in our 2020 Annual Report.
Also, if holders of ADSs that exchange the ADSs for our class A preferred shares do not qualify under the foreign investment regulations, they will generally be subject to less favorable tax treatment of dividends and distribution on, and the proceeds from any sale of, our preferred shares. See “Item 10. Additional information—Exchange Controls” in our 2020 Annual Report and “Taxation—Brazilian Tax Considerations” in this prospectus supplement.

Restrictions on the movement of capital out of Brazil may impair the ability of holders of our class A preferred shares and holders of ADSs to receive payments on their respective obligations and may restrict our ability to make payments in U.S. dollars.
In the past, the Brazilian economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of Brazilian or foreign persons or entities to convert reais into foreign currencies. The government may institute a restrictive exchange control policy in the future. Any restrictive exchange control policy could prevent or restrict our access to U.S. dollars, and consequently our ability to meet our U.S. dollar obligations under our class A preferred shares and the ADSs, and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Brazilian economy and our ability to meet our obligations in foreign currency.
Holders of ADSs may face difficulties in protecting their interests because we are subject to different corporate rules and regulations as a Brazilian company, and our shareholders may have more limited rights than under the laws of other jurisdictions, including in a jurisdiction in the Unites States.
Holders of ADSs are not our direct shareholders and are unable to enforce shareholders’ rights under our by-laws and Brazilian Corporate Law.
Our corporate affairs are governed by our by-laws and Brazilian Corporate Law, which differ from the legal principles that would apply if we were incorporated in a jurisdiction in the United States or elsewhere outside Brazil. Even if a holder of ADSs surrenders its ADSs and becomes a direct shareholder, its available rights as a holder of the class A preferred shares underlying the ADSs under Brazilian Corporate Law to protect its interests relative to actions by our board of directors may be more limited than under the laws of those other jurisdictions.
Although insider trading and price manipulation are crimes under Brazilian law and are the subject of continuously evolving regulations promulgated by the CVM, Brazilian securities markets are not as regulated and supervised as the U.S. securities markets or the markets in some other jurisdictions. In addition, rules and policies against self-dealing or for preserving shareholder interests may be more limited and subject to less strict enforcement in Brazil than in the United States and certain other countries, which may put holders of our class A preferred shares and the ADSs at a potential disadvantage when compared to holders of shares of companies incorporated in other jurisdictions. Corporate disclosures also may be less complete or informative than for a public company in the United States or in certain other countries.
Holders of ADSs may face difficulties in serving process on, or enforcing judgments against, us and other persons.
We are a corporation (sociedade por ações) organized under the laws of Brazil, and all of our directors and executive officers reside or are based in Brazil. Most of our assets and those of these other persons are located in Brazil. As a result, it may not be possible for holders of ADSs to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. In addition, because a substantial portion of our assets and all of our directors and executive officers reside outside the United States, any judgment obtained in the United States against us or any of our directors or executive officers may not be collectible within the United States. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain conditions are met, holders of ADSs may face greater difficulties in protecting their interests in the case of actions by us or our directors or executive officers than would shareholders of a U.S. corporation.

Judgments of Brazilian courts enforcing Braskem’s obligations under our equity securities would be payable only in reais.
If proceedings are brought in the courts of Brazil seeking to enforce our obligations under our class A preferred shares or the ADSs, we would not be required to discharge our obligations in a currency other than reais. Any judgment obtained against us in Brazilian courts in respect of any payment obligations under such class A preferred shares or ADSs would be expressed in reais. We cannot assure you that this amount in reais will afford the holders of class A preferred shares or ADSs full compensation of the amount sought in any such litigation.
Actual or anticipated sales of a substantial number of common shares, class A preferred shares and ADSs could decrease the market prices of our common shares, class A preferred shares and ADSs.
Sales of a substantial number of our common shares or class A preferred shares or of ADSs could negatively affect the market prices of our common shares, class A preferred shares and ADSs. If substantial sales of common shares, class A preferred shares or ADSs are made through the securities markets by our controlling shareholder, the market price of our common shares class A preferred shares and the ADSs may decrease significantly. As a result, holders of our common shares, class A preferred shares and the ADSs may not be able to sell their common shares, class A preferred shares and ADSs at or above the price they paid for them.
Holders of ADSs or class A preferred shares in the United States may not be entitled to the same preemptive rights as Brazilian shareholders, pursuant to Brazilian law, in the subscription of shares resulting from capital increases made by us.
Under Brazilian law, if we issue new shares in exchange for cash or assets as a part of a capital increase, subject to certain exceptions, we must grant our current shareholders preemptive rights at the time of the subscription of shares, corresponding to their respective interest in our share capital, allowing them to maintain their existing shareholding percentage. We may not be legally permitted to allow holders of ADSs or class A preferred shares in the United States to exercise any preemptive rights in any future capital increase unless (1) we file a registration statement for an offering of shares resulting from the capital increase with the SEC or (2) the offering of shares resulting from the capital increase qualifies for an exemption from the registration requirements of the Securities Act. At the time of any future capital increase, we will evaluate the costs and potential liabilities associated with filing a registration statement for an offering of shares with the SEC and any other factors that we consider important in determining whether to file such a registration statement. We cannot assure the holders of the ADSs or class A preferred shares in the United States that we will file a registration statement with the SEC to allow them to participate in any of our capital increases. As a result, the equity interest of such holders may be diluted.
Brazilian tax laws may have an adverse impact on the taxes applicable to the disposition of ADSs and class A preferred shares.
According to Law No. 10,833, of December 29, 2003, if a nonresident of Brazil disposes of assets located in Brazil, the transaction will be subject to taxation in Brazil, even if such disposition occurs outside Brazil or if such disposition is made to another nonresident. Dispositions of ADSs between nonresidents, however, are currently not subject to taxation in Brazil. Nevertheless, in the event that the concept of “disposition of assets” is interpreted to include the disposition between nonresidents of assets located outside Brazil, this tax law could result in the imposition of withholding taxes in the event of a disposition of ADSs made between nonresidents of Brazil. Due to the fact that, as of the date of this prospectus supplement, there is no judicial guidance on the application of Law No. 10,833/2003, we are unable to predict whether an interpretation applying such tax laws to dispositions of ADSs between nonresidents could ultimately prevail in Brazilian courts. See “Taxation—Brazilian Tax Considerations” in this prospectus supplement.

Economic developments and investor perceptions of risk in other countries, including both in developed or emerging market economies, may adversely affect the trading price of Brazilian securities, including our class A preferred shares and the ADSs.
The market value of securities of Brazilian issuers is affected in varying degrees by economic and market conditions in other countries, including in developed countries, such as the United States and certain European countries, and in emerging market countries. Although economic conditions in such countries may differ significantly from economic conditions in Brazil, the reaction of investors to developments in these other countries may have an adverse effect on the market value of securities of Brazilian issuers. The price of shares traded in the Brazilian capital markets, for example, has been historically subject to fluctuation of interest rates in the United States and the variation in the main U.S. stock exchanges. In addition, crises in other emerging countries may diminish investor interest in securities of Brazilian issuers, including our class A preferred shares and the ADSs. This could adversely affect the market price of our class A preferred shares and the ADSs, and could also make it more difficult for us to access capital markets, affecting our ability to finance our operations on acceptable terms.
We are exposed to disruption and volatility of global financial markets due to their effects on the economic and financial environment, particularly in Brazil, such as economic downturn, increased unemployment rate, decreased purchasing power of consumers and unavailability of credit
In addition, the persistence of the COVID-19 pandemic, or future epidemics or pandemics, could negatively impact the market value of securities of Brazilian issuers, including our class A preferred shares and ADSs. The extent to which the COVID-19 pandemic, or future epidemics or pandemics, impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including the severity of the COVID-19 pandemic, or future epidemics or pandemics, actions to contain them or treat their impact, among others. These disruptions or volatility in global financial markets may exacerbate the negative effects on the Brazilian economic and financial environment and adversely affect us.

USE OF PROCEEDS
All of the securities offered as part of the global offering will be sold by the Selling Shareholders for their own account. Braskem will not receive any of the proceeds from this offering.
Certain affiliates or related companies of certain international underwriters will receive payments with the proceeds from this offering. For more information, see “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SELECTED FINANCIAL AND OTHER INFORMATION
The following selected financial information as of December 31, 2020, 2019 and 2018, and for the years ended December 31, 2020, 2019 and 2018 has been derived from our consolidated financial statements, which have been prepared in accordance with IFRS, as issued by the IASB, and are included in our 2020 Annual Report, incorporated by reference herein.
The following selected financial information as of September 30, 2021 and for the nine-month periods ended September 30, 2021 and 2020 has been derived from our unaudited condensed consolidated interim financial statements, which have been prepared in accordance with IAS 34, Interim Financial Reporting, as issued by the IASB, and included in our September 2021 Financial Statements Report, incorporated by reference herein. The results for the nine-month period ended September 30, 2021 are not necessarily indicative of the results expected for the year ended December 31, 2021.
This financial information should be read in conjunction with the information set forth under “Presentation of Financial and Other Information,” “Item 5. Operating and Financial Review and Prospects,” “Item 11. Quantitative and Qualitative Disclosures about Market Risk,” and our audited financial statements and the related notes thereto, each of which is included in our 2020 Annual Report, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated interim financial statements as of September 30, 2021 and for the nine-month periods ended September 30, 2021 and 2020 and the related notes thereto, which are included in our September 2021 Report and our September 2021 Financial Statements Report, respectively.

	For the nine-month period ended September 30,			For the year ended December 31,
	2021	2021	2020	2020	2020	2019	2018
Statement of Consolidated Profit or Loss:	(in US$ millions)(1)	(in R$ millions)		(in US$ millions)(1)	(in R$ millions)

Net revenue	14,231.9	77,413.1	39,805.1	10,762.9	58,543.5	52,323.5	57,999.9
Cost of products sold	(9,570.5)	(52,058.0)	(33,533.4)	(8,701.6)	(47,331.4)	(45,879.1)	(46.576.7)
Gross profit	4,661.4	25,355.1	6,271.8	2,061.3	11,212.1	6,444.4	11,423.2
Income (expenses):
Selling and distribution	(271.3)	(1,475.8)	(1,369.6)	(340.5)	(1,852.1)	(1,783.5)	(1,689.2)
(Loss) reversals for impairment of trade accounts receivable and others from clients	0.5	2.9	(15.0)	(10.2)	(55.3)	(7.1)	87.0
General and administrative	(321.9)	(1,751.2)	(1,334.0)	(352.7)	(1,918.7)	(2,224.2)	(1,793.2)
Research and development	(36.4)	(198.0)	(172.9)	(46.1)	(250.6)	(247.7)	(219.3)
Results from equity investments	(0.2)	(1.1)	(19.9)	(3.6)	(19.4)	10.2	(0.9)
Other income	227.2	1,235.7	816.9	138.0	750.7	2,408.4	1,027.0
Other expenses	(321.8)	(1,750.6)	(5,380.2)	(1,459.5)	(7,938.6)	(4,446.9)	(554.7)
Profit (loss) before net financial expenses and taxes	3,937.4	21,417.2	(1,203.0)	(13.2)	(71.9)	(153.7)	8,280.2
Financial Results:
Financial expenses	(785.0)	(4,269.8)	(3,682.6)	(903.3)	(4,913.4)	(3,882.8)	(3,007.6)
Financial income	292.6	1,591.7	498.5	110.3	600.2	850.6	589.1
Exchange rate variations, net	(538.8)	(2,930.7)	(7,325.6)	(974.1)	(5,298.7)	(1,724.5)	(2,257.0)
Profit (loss) before income tax and social contribution	2,906.3	15,808.3	(11,712.6)	(1,780.3)	(9,683.8)	(4,603.0)	3,604.7
Current and deferred income tax and social contribution	(535.3)	(2,911.9)	3,819.8	490.6	2,668.5	1,962.7	(736.5)
Profit (loss) for the year (period)	2,370.9	12,896.5	(7,892.8)	(1,289.7)	(7,015.3)	(2,640.4)	2,868.2

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.

	As of September 30,		As of December 31,
	2021	2021	2020	2020	2019	2018
Statement of Consolidated Financial Position:	(in US$ millions)(1)	(in R$ millions)	(in US$ millions)(1)	(in R$ millions)

Cash and cash equivalents and financial investments	2,753.7	14,978.4	3,218.3	17,505.6	8,501.1	7,915.2
Short-term trade accounts receivable	1,458.3	7,932.5	869.9	4,732.0	2,285.8	3,075.2
Inventories	2,641.1	14,365.9	1,541.3	8,383.7	7,625.1	8,486.6
Property, plant and equipment	6,699.9	36,443.4	6,605.4	35,929.1	32,315.2	31,759.9
Total assets	17,417.7	94,741.8	15,826.0	86,083.9	68,129.0	58,807.5
Braskem Idesa short-term borrowings	1,320.4	7,182.4	1,408.3	7,660.1	744.4	10,504.6
Short-term borrowings	166.0	902.8	242.5	1,318.9	774.9	737.4
Braskem Idesa long-term borrowings	840.6	4,572.4	808.7	4,399.1	9,237.3	—
Long-term borrowings	6,046.2	32,887.9	7,429.7	40,413.2	28,242.1	24,160.7
Share capital	1,478.7	8,043.2	1,478.7	8,043.2	8,043.2	8,043.2
Shareholders’ equity (including non-controlling interest)	1,937.3	10,537.6	(710.8)	(3,866.5)	3,944.7	5,654.7

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.

	For the nine-month period ended September 30,			For the year ended December 31,
	2021	2021	2020	2020	2020	2019	2018
Other Financial and Operating Information:	(in US$ millions)(1)	(in R$ millions, except as indicated)		(in US$ millions)(1)	(in R$ millions, except as indicated)

Cash Flow Information:
Net cash generated by (used in):
Operating activities	1,940.2	10,553.3	2,453.5	1,156.9	6,293.0	2,265.3	9,250.4
Investing activities	(368.3)	(2,003.2)	(1,914.0)	(500.4)	(2,721.8)	(2,666.4)	(2,488.3)
Financing activities	(1,942.8)	(10,567.8)	3,333.2	399.5	2,173.2	1,636.8	(4,603.4)
Other Information:
Capital expenditures:
Property, plant and equipment	(375.6)	(2,042.9)	(1,930.5)	(507.4)	(2,759.8)	(2,682.5)	(2,706.3)
Total Sales Volume Data (in thousands of tons):(2)
Ethylene	—	441.1	350.6	—	517.9	603.0	623.6
Propylene	—	281.5	215.6	—	305.3	367.5	355.4
Polyethylene (PE)(3)	—	2,185.3	2,593.6	—	3,422.3	3,437.7	3,407.2
Polypropylene (PP)	—	2,817.0	2,695.6	—	3,579.8	3,620.1	3,503.9
Polyvinyl chloride (PVC)	—	361.6	418.5	—	547.4	507.3	535.7

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.
(2)Includes only sales to third parties.
(3)Includes EVA and “green PE.”

Non-GAAP Financial Measures
This prospectus supplement includes the following non-GAAP financial measures: (i) Consolidated EBITDA, (ii) Adjusted Consolidated EBITDA, (iii) LTM Adjusted Consolidated EBITDA, (iv) Consolidated Gross Debt, (v) Consolidated Net Debt, (vi) Financial Leverage Ratio, (vii) Consolidated EBITDA Margin and (viii) Adjusted Consolidated EBITDA Margin.
The table below sets forth these non-GAAP measures as of and for the years or periods indicated:

	For the last twelve-month period ended September 30,(2)	As of and for the nine-month period ended September 30,			As of and for the year ended December 31,
	2021 (a - b + c)	2021	2021 (c)	2020 (b)	2020	2020 (a)	2019	2018
	(in R$ millions)	(in US$ millions)(1)	(in R$ millions)		(in US$ millions)(1)	(in R$ millions)

Consolidated EBITDA(3)(*)	26,407.5	4,454.5	24,229.9	1,798.6	731.0	3,976.2	3,785.9	11,270.8
Adjusted Consolidated EBITDA(4)(*)	28,376.4	4,409.2	23,983.4	6,430.6	1,989.8	10,823.6	5,880.2	11,055.8
Consolidated Gross Debt(5)(*)	—	8,411.1	45,751.6	—	9,959.3	54,172.6	39,298.9	35,697.3
Consolidated Net Debt(6)(*)	—	5,657.5	30,773.2	—	6,741.0	36,667.0	30,797.8	27,782.0
Financial Leverage Ratio(7)(*)	—	1.08x	1.08x	—	3.39x	3.39x	5.24x	2.51x
Consolidated EBITDA Margin(8)(*)	27%	31%	31%	5%	7%	7%	7%	19%
Adjusted Consolidated EBITDA Margin(9)(*)	30%	31%	31%	16%	18%	18%	11%	19%

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.
(2)We calculate LTM Adjusted Consolidated EBITDA as Adjusted Consolidated EBITDA for the last twelve months. For the nine-month period ended September 30, 2021, it is calculated as Adjusted Consolidated EBITDA for the nine-month period ended September 30, 2021, plus Adjusted Consolidated EBITDA for the twelve-month period ended December 31, 2020, minus Adjusted Consolidated EBITDA for the nine-month period ended September 30, 2020.
(3)We calculate Consolidated EBITDA pursuant to CVM Instruction No. 527, reconciled with our consolidated financial statements, as (i) net profit (loss) for the period, plus (ii) current and deferred income tax and social contribution, plus (iii) net financial results, plus (iv) depreciation and amortization.
(4)We calculate Adjusted Consolidated EBITDA as Consolidated EBITDA plus (i) accrual (reversal) of provisions for losses from long-lived assets, plus (ii) results from equity investments, plus (iii) (reversal) provision – geological event in Alagoas, plus (iv) PIS and COFINS credits – exclusion of ICMS from calculation basis, plus (v) leniency agreement, plus (vi) provision for remediation of environmental impacts, plus (vii) tax credit recovery (INSS), plus (viii) reversal of provision for fine on feedstock supply agreement, plus (ix) tax credit recovery (IPTU).
(5)We calculate Consolidated Gross Debt as (i) current and non-current borrowings plus (ii) current and non-current loans plus (iii) current and non-current debentures.
(6)We calculate Consolidated Net Debt as (i) Consolidated Gross Debt minus (ii) cash and cash equivalents minus (iii) current and non-current financial investments.
(7)We calculate Financial Leverage Ratio as Consolidated Net Debt divided by LTM Adjusted Consolidated EBITDA.
(8)We calculate Consolidated EBITDA Margin as Consolidated EBITDA divided by net revenue.
(9)We calculate Adjusted Consolidated EBITDA Margin as Adjusted Consolidated EBITDA divided by net revenue.
(*)Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin are not measures of profitability, financial performance or liquidity defined by accounting practices adopted in Brazil or by IFRS, as issued by the IASB, and you should not consider them in isolation or as alternatives or substitutes for profit (loss), as measures of operating performance, cash flows, as indicators of liquidity, debt payment capacity or as a basis for dividend distribution. Other companies may calculate Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin in a different way than we do. Consolidated Gross Debt and Consolidated Net Debt are not measures of financial performance, liquidity or indebtedness under the accounting practices adopted in Brazil or by IFRS, as issued by the IASB, and have no standard definition. Other companies may calculate Consolidated Gross Debt and Consolidated Net Debt in a different way than we do. Financial Leverage Ratio is not a measure of financial performance, liquidity or indebtedness under the accounting practices adopted in Brazil or by IFRS, as issued by the IASB, and has no standard definition. Other companies may calculate Financial Leverage Ratio in a different way than we do.

Reconciliation of Non-GAAP Financial Measures
Reconciliation of Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin
The following table sets forth a reconciliation of Consolidated EBITDA, Adjusted Consolidated EBITDA, LTM Adjusted Consolidated EBITDA, Consolidated EBITDA Margin and Adjusted Consolidated EBITDA Margin to net profit (loss) for the years or periods indicated.

	For the last twelve-month period ended September 30,(2)	For the nine-month period ended September 30,			For the year ended December 31,
	2021 (a - b + c)	2021	2021 (c)	2020 (b)	2020	2020 (a)	2019	2018
	(in R$ millions)	(in US$ millions)1)	(in R$ millions)		(in US$ millions)(1)	(in R$ millions)

Net profit (loss) for the period	13,774.0	2,370.9	12,896.5	(7,892.8)	(1,289.7)	(7,015.3)	(2,640.4)	2,868.2
(+) Current and deferred income tax and social contribution	4,063.2	535.3	2,911.9	(3,819.8)	(490.6)	(2,668.5)	(1,962.7)	736.5
(+) Net financial results	4,711.1	1,031.1	5,608.8	10,509.7	1,767.1	9,611.9	4,756.8	4,675.5
(+) Depreciation and amortization	3,859.3	517.1	2,812.8	3,001.6	744.2	4,048.1	3,632.3	2,990.6
Consolidated EBITDA(3)	26,407.5	4,454.5	24,229.9	1,798.6	731.0	3,976.2	3,785.9	11,270.8
(+) Accrual (reversal) of provisions for losses from long-lived assets(4)	(51.2)	(11.2)	(60.9)	(28.7)	(3.5)	(19.0)	215.8	20.0
(+) Results from equity investments(5)	0.6	0.2	1.1	19.9	3.6	19.4	(10.2)	0.9
(+) (Reversal) provision – geological event in Alagoas(6)	2,593.8	153.6	835.3	5,143.4	1,268.9	6,901.8	3,383.1	—
(+) PIS and COFINS credits – exclusion of ICMS from calculation basis(7)	1,141.8	(189.6)	(1,031.1)	(199.8)	(57.1)	(310.6)	(1,904.2)	(235.9)
(+) Leniency agreement(8)	—	—	—	—	—	—	409.9	—
(+) Provision for remediation of environmental impacts(9)	28.8	4.9	26.6	93.6	17.6	95.7	—	—
(+) Tax credit recovery (INSS) (10)	(19.3)	—	—	(117.1)	(25.1)	(136.4)	—	—
(+) Reversal of provision for fine on feedstock supply agreement(11)	575.7	—	—	(279.2)	54.5	296.4	—	—
(+) Tax credits recovery (IPTU)(12)	(17.6)	(3.2)	(17.6)	—	—	—	—	—
Adjusted Consolidated EBITDA(3)	28,376.4	4,409.2	23,983.4	6,430.6	1,989.8	10,823.6	5,880.2	11,055.8
Consolidated net revenue	96,151.5	14,231.9	77,413.1	39,805.1	10,762.9	58,543.5	52,323.5	57,999.9
Consolidated EBITDA Margin	27%	31%	31%	5%	7%	7%	7%	19%
Adjusted Consolidated EBITDA Margin	30%	31%	31%	16%	18%	18%	11%	19%

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.
(2)We calculate LTM Adjusted Consolidated EBITDA as Adjusted Consolidated EBITDA for the last twelve months. For the nine-month period ended September 30, 2021, it is calculated as Adjusted Consolidated EBITDA for the nine-month period ended September 30, 2021, plus Adjusted Consolidated EBITDA for the twelve-month period ended December 31, 2020, minus Adjusted Consolidated EBITDA for the nine-month period ended September 30, 2020.
(3)Consolidated EBITDA and Adjusted Consolidated EBITDA correspond, respectively, to Basic Operating Result and Recurring Operating Result in other documents disclosed by us, including quarterly earnings release, investor presentations, and annual management and sustainability report.
(4)Corresponds to the provision (reversal) for losses of long-lived assets as adjusted to calculate adjusted consolidated EBITDA due to the fact that there is no expectation of financial realization and, in the case there is, it will be reflected in the statement of consolidated profit or loss.
(5)Corresponds to the income (loss) of equity results in associates and jointly-controlled companies.
(6)Corresponds to the provision (reversal) relating to the geological event in Alagoas recorded in each period, which impacts “Other income (expenses), net.”
(7)Corresponds to the federal tax credit relating to the exclusion of ICMS from the PIS/COFINS calculation basis, which impacts “Other income (expenses), net.”
(8)Corresponds to the settlement agreement entered into by us, the Brazilian Ministry of Transparency and Controllership (CGU) and the Brazilian Office of the Attorney General (AGU) in 2019.
(9)Corresponds to the provision for remediation of environmental impacts accounted for under “Other income (expenses), net.”
(10)Corresponds to the recovery of taxes on INSS credits referring to prior periods recorded under “Other income (expenses), net.”
(11)Corresponds to the accounting provision referring to the write-off of the receivable amount by Braskem Idesa as payment for contractual damages due to the supply of ethane in volume lower than set forth in the ethane supply agreement entered into with Pemex in Mexico that impacts “Other income (expenses), net.”
(12)Corresponds to the recovery of taxes on IPTU credits referring to prior periods recorded under “Other income (expenses), net.”

Reconciliation of Consolidated Gross Debt, Consolidated Net Debt and Financial Leverage Ratio
The following table sets forth a reconciliation of consolidated gross debt, consolidated net debt and financial leverage ratio to borrowings (current and non-current), loans (current and non-current) and debentures (current and non-current) as of the dates indicated.

	As of September 30,		As of December 31,
	2021	2021	2020	2020	2019	2018
	(in US$ millions)(1)	(in R$ millions)	(in US$ millions)(1)	(in R$ millions)

Borrowings, loans and debentures (current) (2)	1,497.0	8,142.7	1,660.7	9,033.5	1,566.0	11,269.8
Borrowings, loans and debentures (non-current)(2)	6,914.2	37,608.9	8,271.9	44,994.0	37,707.3	24,427.5
NCE swap derivative net (asset)/liability	—	—	26.7	145.1	25.6	—
Consolidated Gross Debt	8,411.2	45,751.6	9,959.3	54,172.6	39,298.9	35,697.2
(–) Cash and cash equivalents(3)	2,210.9	12,025.9	2,548.6	13,862.8	6,803.9	5,547.6
(–) Financial investments (current)	539.8	2,936.2	666.8	3,627.2	1,687.5	2,357.6
(–) Financial investments (non-current)	3.0	16.3	2.9	15.6	9.7	10.0
Consolidated Net Debt(4)	5,657.5	30,773.2	6,741.0	36,667.0	30,797.8	27,782.0
LTM Adjusted Consolidated EBITDA	5,239.7	28,500.7	1,989.8	10,823.6	5,880.2	11,055.8
Financial Leverage Ratio	1.08x	1.08x	3.39x	3.39x	5.24x	2.51x

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.
(2)Includes borrowings of Braskem Idesa (current and non-current).
(3)Includes cash and cash equivalents of Braskem Idesa (current).
(4)Consolidated net debt includes: (i) Braskem Idesa net debt calculated as Braskem Idesa borrowings (current and non-current) of R$11,754.8 million, R$12,059.2 million, R$9,981.7 million and R$10,504.6 million, as of September 30, 2021, and as of December 31, 2020, 2019 and 2018, respectively, minus Braskem Idesa cash and cash equivalents of R$1,644.1 million, R$904.4 million, R$1,017.2 million and R$963.4 million as of September 30, 2021, and as of December 31, 2020, 2019 and 2018, respectively; (ii) restricted funds for relocating residents in Alagoas in the aggregate amount of R$1,168.1 million, R$1,322.7 million and R$(2,080.0) million as of September 30, 2021, and as of December 31, 2020 and 2019, respectively; (iii) hybrid bonds in the aggregate amount of R$3,340.3 million, and R$3,242.5 million as of September 30, 2021, and as of December 30, 2020, respectively; and does not include: leniency agreement of R$1,103.5 million, R$1,474.3 million, R$1,742.3 million and R$1,842.5 million, as of September 30, 2021, and as of December 31, 2020, 2019 and 2018, respectively, plus dollar swap CDI of R$485.9 million, R$566.6 million, R$145.9 million and R$183.4 million, as of September 30, 2021, and as of December 31, 2020, 2019 and 2018, respectively.
In the ordinary course of business, we have historically reported financial leverage ratio calculated as follows:
(i)the net debt of our subsidiary Braskem Idesa S.A.P.I. (“Braskem Idesa”) is deducted from our Consolidated Net Debt, as such indebtedness is non-recourse to Braskem S.A. and must be paid exclusively with Braskem Idesa’s own cash generation, and it is guaranteed by receivables, cash generation and assets of Braskem Idesa. Accordingly, the share of LTM adjusted EBITDA attributable to Braskem Idesa is also excluded from the calculation our LTM Adjusted Consolidated EBITDA;
(ii)cash and cash equivalents investments in restricted funds related to the geological event in Alagoas are deducted from our cash and cash equivalents, as such amounts are dedicated exclusively to the Financial Compensation and Support for Relocation Program in the context of the geological event in Alagoas;
(iii)the balance payable under our leniency agreement is added to our consolidated Net Debt; and
(iv)in line with methodology considered by some rating agencies, our Subordinated Resettable Fixed Rate Notes due 2081 issued in July 2020 are considered to be a hybrid capital instrument. Therefore, 50% of the balance of this debt of US$600.0 million is not considered for purposes of calculating our Financial Leverage Ratio.

CAPITALIZATION
The following table sets forth our (1) total capitalization, represented by the sum of our current and non-current corporate debt and total equity, (2) total current and non-current project debt, and (3) dividends payable, as follows:
•on an actual basis, as derived from our unaudited condensed consolidated interim statement of financial position as of September 30, 2021; and
•as adjusted for the following material transactions subsequent to September 30, 2021:
◦the issuance by our subsidiary Braskem Idesa S.A.P.I. (“Braskem Idesa”) of sustainability-linked senior secured notes in the aggregate amount of US$1,200.0 million in October 2021 and the use of proceeds therefrom;
◦the term loan in the aggregate amount of US$150.0 million entered into by Braskem Idesa in October 2021 and the use of proceeds therefrom;
◦the repayment of Braskem Idesa’s project finance facility in the amount of US$1,350.0 million in October 2021 with the proceeds from the above-referenced sustainability-linked senior secured notes and term loan; and
◦the payment of dividends for the fiscal year ended December 31, 2021 in the aggregate amount of R$6,000.0 million on December 20, 2021 to holders of our common shares, class A preferred shares and class B preferred shares.
You should read this table in conjunction with the information set forth under “Selected Financial and Other Information,” which is included in this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our September 2021 Report, and our unaudited condensed consolidated interim financial statements and the related notes thereto, which are included in our September 2021 Financial Statements Report.

	As of September 30, 2021
	Actual		As Adjusted(3)
	(in US$ millions)(1)	(in R$ millions)	(in US$ millions)(1)	(in R$ millions)
Current and non-current corporate debt:
Current corporate debt:
Current borrowings	166.0	902.8	166.0	902.8
Current debentures	10.6	57.5	10.6	57.5
Subtotal	176.5	960.3	176.5	960.3
Non-current corporate debt:
Non-current borrowings	6,046.2	32,887.9	6,046.2	32,887.9
Non-current debentures	27.3	148.5	27.3	148.5
Subtotal	6,073.5	33,036.4	6,073.5	33,036.4
Total current and non-current corporate debt	6,250.1	33,996.7	6,250.1	33,996.7

Project debt (Braskem Idesa borrowings):
Current Braskem Idesa borrowings	1,320.4	7,182.4	3.1	16.7
Non-current Braskem Idesa debentures	840.6	4,572.4	2,286.4	12,436.5
Total current and non-current project debt (Braskem Idesa borrowings)	2,161.1	11,754.8	2,289.4	12,453.2

Dividends paid	—	—	1,103.1	6,000.0

Total equity	1,937.3	10,537.6	834.6	4,539.7
Total capitalization(2)	8,187.4	44,534.3	7,084.7	38,536.4

(1)Translated solely for the convenience of the reader at the selling rate reported by the Central Bank as of September 30, 2021 for reais into U.S. dollars of R$5.4394 per US$1.00.
(2)Total capitalization corresponds to the sum of our total corporate debt (current and non-current) and total equity. “Capitalization” has no standardized meaning, and our definition may not be comparable to that of other companies.
(3)As adjusted for the following material transactions subsequent to September 30, 2021: (i) the issuance by Braskem Idesa of sustainability-linked senior secured notes in the aggregate amount of US$1,200.0 million in October 2021 and the use of proceeds therefrom; (ii) the term loan in the aggregate amount of US$150.0 million entered into by Braskem Idesa in October 2021 and the use of proceeds therefrom; (iii) the repayment of Braskem Idesa’s project finance facility in the amount of US$1,350.0 million in October 2021 with the proceeds from the above-referenced sustainability-linked senior secured notes and term loan; and (iv) the payment of dividends for the fiscal year ended December 31, 2021 in the aggregate amount of R$6,000.0 million on December 20, 2021 to holders of our common shares, class A preferred shares and class B preferred shares.
Except as set forth above, there has been no material change in our capitalization since September 30, 2021.

DESCRIPTION OF CLASS A PREFERRED SHARES AND AMERICAN DEPOSITARY SHARES
Class A Preferred Shares
For a description of our class A preferred shares, see “Description of Capital Stock” in the accompanying prospectus to which this prospectus supplement relates.
American Depositary Shares
For a description of the ADSs, see “Description of American Depositary Shares” in the accompanying prospectus to which this prospectus supplement relates.

THE GLOBAL OFFERING
The Selling Shareholders in this offering are NSP and Petrobras. The Selling Shareholders are affiliates of Braskem.
The Selling Shareholders are offering up to 154,886,547 class A preferred shares in a global offering that consists of an international offering outside Brazil and an offering in Brazil. The international offering and the Brazilian offering are being conducted concurrently, and the closing of each is conditioned upon the closing of the other.
In the international offering, the Selling Shareholders are offering our class A preferred shares, including our class A preferred shares represented by ADSs, each of which represents two class A preferred shares. The ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement. Our class A preferred shares sold in the international offering will be delivered in Brazil and paid for in reais at the real offering price per class A preferred share set forth on the cover page of this prospectus supplement. Any investor outside Brazil purchasing our class A preferred shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of CMN, the CVM, and the Central Bank.
The international underwriters named in this prospectus supplement are underwriting the sale of ADSs as described in more detail under “Underwriting (Conflicts of Interest).” The international underwriters are also acting as placement agents for the Brazilian underwriters for offers and sales of our class A preferred shares to investors outside Brazil.
The Brazilian underwriters are placing                  class A preferred shares with the public in Brazil pursuant to a registration statement, including a Brazilian prospectus and accompanying reference form (formulário de referência), in Portuguese filed with and approved by the CVM. The offering price in the Brazilian offering is the real offering price per class A preferred share set forth on the cover page of this prospectus supplement.
The public offering prices in the offering are set forth on the cover page of this prospectus supplement, in U.S. dollars per ADS and reais per class A preferred share. The public offering price per ADS includes an ADS issuance fee of US$0.05 per ADS that will be paid to the ADS depositary. The public offering prices of our class A preferred shares and the ADS were approximately equivalent to each other at the exchange rates prevailing on             , 2022.

PRINCIPAL AND SELLING SHAREHOLDERS
This prospectus supplement relates to the offer and sale by the Selling Shareholders of up to 154,886,547 class A preferred shares, which may be represented by ADSs.
The following table sets forth, as of September 30, 2021, information concerning the ownership of our common shares, class A preferred shares and class B preferred shares by each person who is the owner of more than 5.0% of our capital stock, according to applicable law. Our principal shareholders have the same voting rights with respect to each class of our shares that they own as other holders of shares of that class.

	As of September 30, 2021
	Number of shares and percentage						Total number of shares
Shareholder	Common Shares	%	Class A Preferred Shares(1)	%(1)	Class B Preferred Shares	%	Total	%
NSP	226,334,623	50.11	79,182,498	22.95	—	—	305,517,121	38.32
Petrobras	212,426,952	47.03	75,761,739	21.96	—	—	288,188,691	36.15
ADRs	—	—	36,472,430	10.57	—	—	36,472,430	4.57
Other	12,907,077	2.86	152,730,839	44.26	500,230	100.00	166,138,146	20.84
Subtotal	451,668,652	100.00	344,147,506	99.74	500,230	100.00	796,316,388	99.89
Treasury shares	—	—	902,166	0.26	—	—	902,166	0.11
Total	451,668,652	100.00	345,049,672	100.00	500,230	100.00	797,218,554	100.00

(1)Class A preferred shares may be represented by ADSs.
The following table sets forth information concerning the ownership of our common shares, class A preferred shares and class B preferred following this offering, assuming the sale of                    class A preferred shares by NSP and                     class A preferred shares by Petrobras, which, in each case, may be represented by ADSs.

	After the global offering
Shareholder	Common Shares	%	Class A Preferred Shares(1)	%(1)	Class B Preferred Shares	%	Total	%
NSP	226,334,623	50.11			—	—
Petrobras	212,426,952	47.03			—	—
ADRs	—	—			—	—
Other	12,907,077	2.86			500,230	100.00
Subtotal	451,668,652	100.00	344,147,506	99.74	500,230	100.00	796,316,388	99.88
Treasury shares	—	—	902,166	0.26	—	—	902,166	0.11
Total	451,668,652	100.00	345,049,672	100.00	500,230	100.00	797,218,554	99.99

(1)Class A preferred shares may be represented by ADSs.

Information About NSP
The Selling Shareholder NSP is a subsidiary of Novonor S.A. – Em Recuperação Judicial (Under Judicial Reorganization) and Belgrávia Serviços e Participações S.A. NSP’s principal executive office is located at Avenida das Nações Unidas, 14401, 5th floor, part A21, suite 51, building B1,São Paulo, SP 04794-000, Brazil.
In December 2016, in the context of operation Car Wash (Operação Lava Jato), our indirect controlling shareholder Novonor, formerly Odebrecht S.A., on its own behalf and for the benefit of certain of its affiliates, excluding Braskem, entered into leniency agreements with the MPF, the United States Department of Justice and Switzerland’s Office of the Attorney General, concurrently with us also entering into separate leniency agreements, acknowledging wrongdoing in connection with a scheme to pay hundreds of millions of dollars in bribes to governmental officials around the world. At the same time, Novonor plead guilty to criminal charges in the Eastern District of New York for conspiring to violate anti-bribery provisions of the FCPA.
In connection with the above, Novonor agreed to pay a combined total penalty of approximately R$3.8 billion to resolve these charges with the Brazilian, U.S. and Swiss authorities arising from this bribery scheme involving payments to government officials, their representatives and political parties in certain countries as a means of obtaining favorable commercial agreements. In addition, on July 9, 2018, Novonor entered into a leniency agreement with the Brazilian Ministry of Transparency and Controllership (CGU) and the Office of the Attorney General (AGU), arising from the same bribery scheme.
As part of the plea agreement entered into with the U.S. Department of Justice, Novonor was also subject to a monitorship period by an independent monitor appointed by the U.S. Department of Justice. In November 2020, the monitorship was concluded with the U.S. Department of Justice’s appointed monitor certifying Novonor’s antibribery compliance program. As of the date of this prospectus supplement, Novonor and/or some of its subsidiaries, excluding NSP, continue to be subject to ongoing and related proceedings and enforcement actions in certain other countries.
NSP did not comply with obligations set forth in its bylaws, including its obligations to hold its annual general meeting and to approve its annual accounts for the fiscal year ended December 31, 2020 within four months following the closing of the calendar year ended December 31, 2020.
As of the date of this prospectus supplement, the class A preferred shares held by NSP are subject to a fiduciary assignment (alienação fiduciária) for the benefit of certain lenders of NSP or its affiliates. Such lenders expect to, on an irreversible and irrevocable basis, authorize the B3 to release the security interest on the class A preferred shares held by NSP simultaneously with the settlement of this offering in order to ensure that the class A preferred shares held by NSP will be free and clear of any security interest upon settlement. As a result, the security interest is expected to be released upon the settlement of this offering and in connection with the receipt of the proceeds from this offering by NSP to be used for the repayment of such lenders, certain of which are affiliates or related companies of certain international underwriters. However, the sale of any shares by NSP in the global offering will depend on the consent of such lenders, which is expected to be given or withheld by such lenders upon the pricing of this offering.
As result, the number of class A preferred shares effectively sold by NSP in this offering, if any, may differ from the number set forth in the table above and could be reduced to zero, with NSP’s participation in the offering depending on the consent of NSP´s lenders to the sale of any class A preferred shares by NSP in the global offering, which is expected to be given or withheld by such lenders upon the pricing of this offering.
Information About Petrobras
Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Petrobras is a sociedade de economia mista, organized and existing under the laws of Brazil. Petrobras’s principal executive office is located at Av. República do Chile, 65, 24th floor, Rio de Janeiro, RJ 20031-912, Brazil.

UNDERWRITING (CONFLICTS OF INTEREST)
This global offering consists of an international offering of our class A preferred shares, offered directly or represented by ADSs, in the United States and elsewhere outside Brazil, and a concurrent public offering of our class A preferred shares in Brazil.
Under the terms and subject to the conditions contained in an underwriting agreement dated                , 2022, the Selling Shareholders are offering the ADSs described in this prospectus supplement through the international underwriters named below in the United States and other countries outside Brazil. The offering of the ADSs is being underwritten severally and not jointly by the international underwriters named below.
The underwriting agreement provides that the international underwriters are obligated to purchase all of the ADSs in the international offering if any are purchased. The underwriting agreement provides that the obligation of the international underwriters to purchase the ADSs is subject to, among other conditions, the absence of any material adverse change in our business, the delivery of certain legal opinions by our and their legal counsel in Brazil and in the United States and certain procedures by our independent auditors. The underwriting agreement provides that Braskem and the Selling Shareholders will indemnify the international underwriters and the underwriters, each of their affiliates, partner, members and their respective directors, officers, employees and agents, and each person who controls any international underwriter or underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the international underwriters or underwriter may be required to make in that respect. The underwriting agreement also provides that if an international underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms and conditions of the underwriting agreement, each of the international underwriters has severally agreed to purchase from the Selling Shareholders the number of the ADSs listed next to its name in the following table.

International Underwriters	Number of ADSs
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Banco Bradesco BBI S.A.
Banco BTG Pactual S.A. – Cayman Branch
Citigroup Global Markets Inc.
Itau BBA USA Securities Inc.
Santander Investment Securities Inc.
UBS Securities LLC
Total
Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Banco Bradesco BBI S.A., Banco BTG Pactual – Cayman Branch, Citigroup Global Markets Inc., Itau BBA USA Securities, Inc., Santander Investment Securities Inc. and UBS Securities LLC are acting as international underwriters for the international offering. The offering of the ADSs by the international underwriters is subject to receipt and acceptance and subject to the international underwriters’ right to reject any order in whole or in part.
Banco Bradesco BBI S.A. and Banco BTG Pactual S.A. – Cayman Branch are not broker-dealers registered with the SEC, and therefore may not make sales of any shares or ADSs in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent any of Banco Bradesco S.A. or Banco BTG Pactual S.A. – Cayman Branch intends to sell shares or ADSs in the United States, it will do so only through Bradesco Securities, Inc. or BTG Pactual US Capital, LLC, respectively, or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.

Braskem and the Selling Shareholders are concurrently entering into an agreement with a syndicate of Brazilian underwriters providing for the concurrent offering in Brazil of our class A preferred shares set forth in the table below (the “Brazilian placement agreement”). The international offering and the Brazilian offering are being conducted concurrently and are conditioned upon the closing of each other.
In addition, the international underwriters will act as placement agents for the Brazilian underwriters, and will facilitate the placement of our class A preferred shares to investors located outside Brazil that will invest in our class A preferred shares in Brazil through the investment mechanisms regulated by the CMN, the CVM and the Central Bank. None of the Brazilian underwriters is registered as a broker-dealer under the Exchange Act and none of them will engage in any offers, sales or placement of securities within the United States or to U.S. persons. Our class A preferred shares purchased by investors outside Brazil will be settled in Brazil and paid for in reais, and the offering of such class A preferred shares is being underwritten by the Brazilian underwriters named below.
The international underwriters and Brazilian underwriters intend to enter into an inter-syndicate agreement that governs specified matters relating to the global offering. The number of our class A preferred shares, including class A preferred shares represented by ADSs, as the case may be, actually allocated to each offering may differ from the total amounts that are shown in the tables above and below due to reallocation between the international and Brazilian offerings.
In addition, the Brazilian underwriters will place our class A preferred shares with investors located in Brazil, and, through the international underwriters, in the United States and other countries, who are authorized to invest in Brazilian securities under the requirements established by the CMN, the CVM and the Central Bank. The Brazilian placement agreement provides that, if any of the placed class A preferred shares are not settled by their relevant investors, the Brazilian underwriters are obligated to purchase them on a firm commitment basis on the settlement date, subject to certain conditions.
Subject to the terms and conditions of the Brazilian placement agreement, each of the Brazilian underwriters has severally agreed to place the number of class A preferred shares listed next to its name in the following table:

Brazilian underwriters	Number of Class A Preferred Shares
Banco Morgan Stanley S.A.
Banco J.P. Morgan S.A.
Banco Bradesco BBI S.A..
Banco BTG Pactual S.A.
Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Banco Itaú BBA S.A.
Banco Santander (Brasil) S.A.
UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Total
The international underwriters and Brazilian underwriters and/or their affiliates may enter into derivative transactions with clients, at their request, in connection with our class A preferred shares and the ADSs. The international underwriters and Brazilian underwriters and/or their affiliates may also purchase some of our class A preferred shares to hedge their risk exposure in connection with such transactions. These transactions may have an effect on demand, price or other terms of the offering.
The international underwriters will transfer the net proceeds from the sale of NSP´s ADSs to a foreign exchange agent. The proceeds will be converted into Brazilian reais and remitted to Brazil for the benefit of the secured creditors of NPS.

Discounts, Fees, Commissions and Expenses
The international underwriters and the Brazilian underwriters propose to offer the ADSs and our class A preferred shares, respectively, initially at the public offering prices on the cover page of this prospectus supplement. After the offering, the offering price and other selling terms may be changed.
The Selling Shareholders are offering up to 154,886,547 class A preferred shares, including class A preferred shares represented by ADSs.
The following table summarizes the underwriting discounts, fees and commissions the Selling Shareholders will pay in connection with the global offering:

	Per ADS	Per Class A Preferred Share	Total(1)
	(US$)	(R$)	(US$)
Underwriting discounts, fees and commissions(1)

(1)    Amounts in reais have been translated into U.S. dollars at the selling rate reported by the Central Bank as of            , 2022, which was R$        to US$1.00.
The underwriting discounts, fees and commissions per ADS sold by the international underwriters are         % of each of the public offering price per ADS on the cover page of this prospectus supplement. The underwriting discounts, fees and commissions per class A preferred share sold and placed by the Brazilian underwriters are         % of the public offering price per class A preferred share on the cover page of this prospectus supplement.
Braskem will not pay for any discounts, fees, commissions, costs or expenses in connection with the global offering. The Selling Shareholders agreed to, directly or indirectly through third parties appointed by it, pay or reimburse Braskem for any discounts, fees, commissions, costs or expenses payable or incurred by Braskem in connection with the global offering, including all registration, filing and listing fees, and fees and expenses of Braskem’s counsel and external auditors, including the expenses estimated in the following table:

Amount(1) (US$)
SEC registration fee.
Legal fees and expenses
Accountant fees and expenses
Miscellaneous costs and “road show” expenses
Total

(1)    Amounts in reais have been translated into U.S. dollars at the selling rate reported by the Central Bank as of           , 2022, which was R$        to US$1.00.
All amounts in the preceding table, except for the SEC registration fee, are estimates only.
Lock-up Agreements
Braskem has agreed, subject to certain exceptions, that, for 90 days after the date of this prospectus supplement, it will not, and will not publicly disclose an intention to, (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Lock-up Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities or such other securities, in cash or otherwise or file any registration statement with the Commission relating to the offering of any shares of Lock-up Securities or any securities convertible into or exercisable or exchangeable for Lock-up Securities, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC.

None of Braskem’s directors or officers will be subject to lock-up agreements in connection with this offering.
The Selling Shareholders have agreed, subject to certain exceptions, that, for 90 days after the date of this prospectus supplement, without, in each case, the prior written consent of the representatives of the international underwriters, they will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Lock-up Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities or such other securities, in cash or otherwise.
Selling Restrictions
Other than with respect to the public offering of our class A preferred shares registered with the CVM in Brazil and the public offering of the ADSs and class A preferred shares registered with the SEC in the United States, no action has been or will be taken in any country or jurisdiction by us, the Selling Shareholders, the international underwriters, or Brazilian underwriters that would permit a public offering of our class A preferred shares or the ADSs, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Accordingly, our class A preferred shares and the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our class A preferred shares or the ADSs may be distributed, published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to purchase in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of our class A preferred shares and the ADSs, the distribution of this prospectus supplement and resale of our class A preferred shares and the ADSs.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no class A preferred shares or ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the class A preferred shares or ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the class A preferred shares or ADSs may be offered to the public in that Relevant State at any time:
(a)to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of class A preferred shares or ADSs shall result in a requirement for Braskem or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any class A preferred shares or ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any class A preferred shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any class A preferred shares or ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No class A preferred shares or ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the class A preferred shares or ADSs which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the class A preferred shares or ADSs may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the international underwriters any such offer; or
(c)in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FMSA”).
provided that no such offer of the class A preferred shares or ADSs shall require the Issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the class A preferred shares or ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any class A preferred shares or ADSs and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom.
Switzerland
Our class A preferred shares and the ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to our class A preferred shares and the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, Braskem, our class A preferred shares and the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of our class A preferred shares and the ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of our class A preferred shares and the ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our class A preferred shares and the ADSs.
Canada
Our class A preferred shares and the ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our class A preferred shares and the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Our class A preferred shares and the ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to our class A preferred shares and the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our class A preferred shares and the ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
China
This prospectus supplement and the accompanying prospectus will not be circulated or distributed in the People’s Republic of China and our class A preferred shares and the ADSs will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the People’s Republic of China except pursuant to any applicable laws and regulations of the People’s Republic of China. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.

Japan
Our class A preferred shares and the ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of our class A preferred shares and the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each global coordinator has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each global coordinator has represented and agreed that it has not offered or sold any of our class A preferred shares and the ADSs or caused our class A preferred shares and the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any of our class A preferred shares and the ADSs or cause our class A preferred shares and the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our class A preferred shares and the ADSs, whether directly or indirectly, to any person in Singapore other than:
(a)to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or
(c)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where our class A preferred shares and the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our class A preferred shares and the ADSs pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;
(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Chile
Our class A preferred shares and the ADSs are privately offered in Chile pursuant to the provisions of Law 18,045, the Securities Market Law of Chile, and Norma de Carácter General No. 336 (“Rule 336”), dated June 27, 2012, issued by the Superintendencia de Valores y Seguros de Chile (“SVS”), the securities regulator of Chile, to resident qualified investors that are listed in Rule 336 and further defined in Rule 216 of June 12, 2008 issued by the SVS.
Pursuant to Rule 336 the following information is provided in Chile to prospective resident investors in our class A preferred shares and the ADSs:
1.The initiation of the offer in Chile is January 14, 2022.
2.The offer is subject to NCG 336 of June 27, 2012 issued by the Superintendencia de Valores y Seguros de Chile (Superintendency of Securities and Insurance of Chile).
3.The offer refers to our class A preferred shares and the ADSs that are not registered in the Registro de Valores (Securities Registry) or the Registro de Valores Extranjeros (Foreign Securities Registry) of the SVS and therefore:
a)Our class A preferred shares and the ADSs are not subject to the oversight of the SVS; and
b)The issuer thereof is not subject to reporting obligation with respect to itself or our class A preferred shares and the ADSs.
4.Our class A preferred shares and the ADSs may not be publicly offered in Chile unless and until they are registered in the Securities Registry of the SVS.
Información a los inversionistas residentes en Chile
Los valores objeto de esta oferta se ofrecen privadamente en Chile de conformidad con las disposiciones de la Ley N° 18.045 de Mercado De Valores, y la Norma De Carácter General n° 336 de 27 de junio de 2012 (“NCG 336”) emitida por la Superintendencia de Valores y Seguros de Chile, a los “inversionistas calificados” que enumera la NCG 336 y que se definen en la Norma de Carácter General N° 216 de 12 de junio de 2008 emitida por la misma Superintendencia.
En cumplimiento de la NCG 336, la siguiente información se proporciona a los potenciales inversionistas residentes en Chile:
2.La oferta de estos valores en Chile comienza el día 14 de enero de 2022.
3.La oferta se encuentra acogida a la NCG 336 de fecha 27 de junio de 2012 emitida por la Superintendencia de Valores y Seguros.
4.La oferta versa sobre valores que no se encuentran inscritos en el Registro de Valores ni en el Registro de Valores Extranjeros que lleva la Superintendencia de Valores y Seguros, por lo que:
a)Los valores no están sujetos a la fiscalización de esa Superintendencia; y
b)El emisor de los valores no está sujeto a la obligación de entregar información pública sobre los valores ofrecidos ni su emisor.
5.Los valores privadamente ofrecidos no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Mexico
Our class A preferred shares and the ADSs have not been and will not be registered in Mexico with the Registro Nacional de Valores maintained by the Comisión Nacional Bancaria y de Valores (the “CNBV”) and, therefore, may not be offered or sold in Mexico; our class A preferred shares and the ADSs may be offered or sold in Mexico, on a private placement basis, to investors that qualify as institutional or qualified investors, solely pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law and regulations thereunder. We will notify the CNBV in respect of the terms and conditions of the offering of our class A preferred shares and the ADSs outside of Mexico. Such notice will be submitted to the CNBV for statistical and informational purposes only, to comply with Article 7, second paragraph, of the Mexican Securities Market Law and regulations thereunder. The delivery to, and receipt by, the CNBV of such notice does not constitute or imply any certification as to the investment quality of our class A preferred shares and the ADSs, our solvency, liquidity or credit quality or the accuracy or completeness of the information set forth in this prospectus supplement. This prospectus supplement is solely our responsibility and has not been reviewed or authorized by the CNBV, and may not be publicly distributed in Mexico.
Colombia
Our class A preferred shares and the ADSs will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) and, accordingly, our class A preferred shares and the ADSs will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.
Peru
Our class A preferred shares and the ADSs will not be subject to a public offering in Peru. Our class A preferred shares and the ADSs and the information contained in this prospectus supplement have not been and will not be registered with or approved by the Superintendencia del Mercado de Valores (the “SMV”) or the Bolsa de Valores de Lima. Accordingly, our class A preferred shares and the ADSs cannot be offered or sold in Peru, except if (i) our class A preferred shares and the ADSs were previously registered with the SMV, or (ii) such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities laws establish, among other things, that an offer directed exclusively at institutional investors (as defined by Peruvian law) qualifies as a private offering. In making an investment decision, institutional investors (as defined by Peruvian law) must rely in their own examination of the terms of the offering of the class A preferred shares and the ADSs to determine their ability to invest in our class A preferred shares and the ADSs.
No offer or invitation to subscribe for or sell our class A preferred shares and the ADSs or beneficial interests therein can be made in the Republic of Peru except in compliance with the securities law thereof.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. Our class A preferred shares and the ADSs may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our class A preferred shares and the ADSs should conduct their own due diligence on our class A preferred shares and the ADSs. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Other Relationships
In addition to this offering, certain of the international underwriters and Brazilian underwriters and their respective affiliates have engaged in a variety of commercial and investment banking transactions from time to time with us for which we have paid customary fees and expenses, including financing transactions, bank guarantees and foreign exchange and derivative transactions, such as currency and interest swaps, and have provided advisory services for mergers and acquisitions and issuances of debt and equity securities in the local and international capital markets.
Certain of the international underwriters and Brazilian underwriters and their respective affiliates have engaged in a variety of commercial and investment banking transactions from time to time with the Selling Shareholders for which the Selling Shareholders have paid customary fees and expenses, including financing transactions, bank guarantees and advisory services.
In addition, in the ordinary course of their business activities, the international and Brazilian underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities or instruments of ours or our affiliates or the Selling Shareholders or their respective affiliates.
Shares representing 49.99% of the capital stock of UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., a Brazilian underwriter in this offering, are held, directly or indirectly, by Banco do Brasil S.A., which is a lender of NSP that will be repaid with proceeds from this offering received by NSP.
Conflicts of Interest
Certain affiliates or related companies of Bradesco Securities, Inc., Itau BBA USA Securities, Inc. and Santander Investment Securities Inc. are lenders of NSP that will be repaid with proceeds from this offering received by NSP and, as such, will receive in excess of 5% of the net offering proceeds in this offering. As a result, each of Bradesco Securities, Inc., Itau BBA USA Securities, Inc. and Santander Investment Securities Inc. is deemed to have a conflict of interest under Rule 5121. Accordingly, this offering will be conducted in compliance with Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered. No FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior written approval of the customer.

TAXATION
The following summary contains a description of certain U.S. federal income and Brazilian tax consequences of the acquisition, ownership and disposition of class A preferred shares and ADSs, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase class A preferred shares or ADSs. This summary is not applicable to all categories of investors, some of which may be subject to special rules, and does not address all of the U.S. federal income and Brazilian tax considerations applicable to any particular holder. The summary is based upon the tax laws of the United States and Brazil and regulations thereunder, all as of the date hereof, and all of which are subject to change.
Prospective purchasers of class A preferred shares and ADSs should consult their own tax advisors about the particular U.S. federal income and Brazilian tax consequences to them of the acquisition, ownership and disposition of class A preferred shares and ADSs, as well as any state, local and other tax consequences that may apply to them.
U.S. Federal Income Tax Considerations
The following discussion describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs and class A preferred shares. This discussion deals only with ADSs and class A preferred shares that are held as capital assets by a U.S. Holder (as defined below).
As used herein, the term “U.S. Holder” means a beneficial owner of the ADSs or class A preferred shares that is, for U.S. federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. In addition, this discussion assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.
This discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•a dealer or broker in securities or currencies;
•a financial institution;
•a regulated investment company;
•a real estate investment trust;
•an insurance company;
•a tax-exempt organization;

•a person holding the ADSs or class A preferred shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;
•a trader in securities that has elected the mark-to-market method of accounting for your securities;
•a person liable for alternative minimum tax;
•a person who owns or is deemed to own 10% or more of our stock (by vote or value);
•a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);
•a person required to accelerate the recognition of any item of gross income with respect to the ADSs or class A preferred shares as a result of such income being recognized on an applicable financial statement; or
•a person whose “functional currency” is not the U.S. dollar.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the ADSs or class A preferred shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the ADSs or class A preferred shares, you should consult your tax advisor.
This discussion does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. If you are considering the purchase of the ADSs or class A preferred shares, you should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the ADSs or class A preferred shares, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.
Except as specifically noted below under “—Passive Foreign Investment Company,” the following discussion assumes we are not, and will not be, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
Class A Preferred Shares
The class A preferred shares will be treated as equity for U.S. federal income tax purposes.
ADSs
If you hold ADSs, for U.S. federal income tax purposes, you generally will be treated as the owner of the underlying class A preferred shares that are represented by such ADSs. Accordingly, deposits or withdrawals of class A preferred shares for ADSs will not be subject to U.S. federal income tax.
Taxation of Dividends
The gross amount of distributions on the ADSs or class A preferred shares (which for this purpose shall include any amounts withheld on account of Brazilian withholding taxes and any distributions of interest on shareholders’ equity, as described below under “—Brazilian Tax Considerations”) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your tax basis in the ADSs or class A preferred shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange (as discussed below under “—Taxation of Sales or Exchanges”). We do not, however, expect to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect that a distribution will generally be reported as a dividend.

Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of class A preferred shares, or by the ADS depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction generally allowed to corporations under the Code.
Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate U.S. Holders from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. For these purposes, a foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the ADSs, which are listed on the NYSE, but not our class A preferred shares, are readily tradable on an established securities market in the United States. Thus, we believe that any dividends we pay on the ADSs to non-corporate U.S. Holders will be potentially eligible for these reduced tax rates. However, non-corporate U.S. Holders will not be eligible for reduced tax rates on any dividends received from us if we are a PFIC (as discussed below under “—Passive Foreign Investment Company”) in the taxable year in which such dividends are paid or in the preceding taxable year. We believe that any dividends that we pay on our class A preferred shares that are not represented by ADSs do not currently meet the conditions required for these reduced tax rates. You should consult your own tax advisor regarding the application of these rules to your particular circumstances.
The amount of any dividend paid in reais will equal the U.S. dollar value of the reais received calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of class A preferred shares, or by the ADS depositary, in the case of ADSs, regardless of whether the reais are converted into U.S. dollars. If the reais received as a dividend are converted into U.S. dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the reais received as a dividend are not converted into U.S. dollars on the date of receipt, you will have a basis in the reais equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the reais will be treated as U.S.-source ordinary income or loss.
Subject to certain conditions and limitations (including a minimum holding period requirement), Brazilian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or class A preferred shares will be treated as income from sources outside the United States and will generally constitute passive category income. Instead of claiming a foreign tax credit, you may, at your election, deduct such otherwise creditable Brazilian withholding taxes in computing your taxable income, but only for a taxable year in which you elect to do so with respect to all foreign income taxes and subject to generally applicable limitations under U.S. law. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit or the deduction for foreign taxes under your particular circumstances.
Taxation of Sales or Exchanges
For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the ADSs or class A preferred shares in an amount equal to the difference between the amount realized for the ADSs or class A preferred shares (including any amounts withheld on account of Brazilian withholding taxes) and your tax basis in the ADSs or class A preferred shares, both determined in U.S. dollars. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the ADSs or class A preferred shares for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as U.S.-source gain or loss. Consequently, you may not be able to use the foreign tax credit arising from any Brazilian income tax imposed on the disposition of the ADSs or class A preferred shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult your tax advisor regarding the creditability or deductibility of any Brazilian income tax imposed on the disposition of the ADSs or class A preferred shares in your particular circumstances.

Passive Foreign Investment Company
Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard.
In general, we will be a PFIC for any taxable year in which:
•at least 75% of our gross income is passive income, or
•at least 50% of the value (generally determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.
For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). In addition, cash and other assets readily convertible into cash are generally considered passive assets. If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.
The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. If we are a PFIC for any taxable year during which you hold the ADSs or class A preferred shares, you will be subject to special tax rules discussed below.
If we are a PFIC for any taxable year during which you hold the ADSs or class A preferred shares, you will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs or class A preferred shares. Distributions received in a taxable year will be treated as excess distributions to the extent that they are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or class A preferred shares. Under these special tax rules:
•the excess distribution or gain will be allocated ratably over your holding period for the ADSs or class A preferred shares,
•the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.
Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold the ADSs or class A preferred shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the ADSs or class A preferred shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if the ADSs or class A preferred shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.
If we are a PFIC for any taxable year during which you hold the ADSs or class A preferred shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You are urged to consult your tax advisor about the application of the PFIC rules to any of our subsidiaries.

You will generally be required to file Internal Revenue Service (“IRS”) Form 8621 if you hold the ADSs or class A preferred shares in any year in which we are classified as a PFIC. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of holding ADSs or class A preferred shares if we are considered a PFIC in any taxable year, including the potential availability and effect of any elections which would provide for alternative treatment.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of the ADSs or class A preferred shares and the proceeds from the sale, exchange or other disposition of the ADSs or class A preferred shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Certain U.S. Holders are required to report information relating to ADSs or class A preferred shares, subject to certain exceptions (including an exception for ADSs or class A preferred shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold the ADSs or class A preferred shares. You are urged to consult your own tax advisor regarding information reporting requirements relating to your ownership of ADSs or class A preferred shares.
Brazilian Tax Considerations
The following topics summarizes the material Brazilian tax consequences of the acquisition, ownership and disposition of class A preferred shares or ADSs by an individual, entity, trust or organization that is not domiciled or resident in Brazil for purposes of Brazilian taxation and, in the case of a holder of class A preferred shares, which has registered its investment with the Central Bank, or a non-resident holder. The following information is based on the tax laws of Brazil as in effect on the date of this prospectus supplement, which are subject to change, with possible retroactive effect, and to differing interpretation. Furthermore, the following discussion does not specifically address all of the Brazilian tax considerations applicable to any particular non-resident holder, and each non-resident holder should consult his or her own tax advisor concerning the Brazilian tax consequences of an investment in any of such securities.
Pursuant to Brazilian law, a non-resident holder may invest in class A preferred shares under Resolution No. 4,373, of September 2014, of the Brazilian National Monetary Council (a “4,373 Holder”).
Acquisition of ADSs or Class A Preferred Shares
The acquisition of ADSs or class A preferred shares by non-resident holders is not a taxable event in Brazil. See “—Taxation of Gains in Brazil” for further information on the tax implications arising from the exchange of existing class A preferred shares for ADSs, as well as those arising from the exchange of ADSs for class A preferred shares.
Taxation of Dividends
Dividends paid by a Brazilian corporation with respect to profits generated as of January 1, 1996, including dividends paid in kind to the ADS depositary in respect of our class A preferred shares underlying the ADSs or to a non-resident holder in respect of class A preferred shares, are not currently subject to withholding income tax in Brazil.
Dividends paid from profits generated before January 1, 1996 may be subject to Brazilian withholding income tax at variable rates, according to the tax legislation applicable to each corresponding year.

Law No. 11,638, of December 28, 2007 (“Law No. 11,638”), significantly changed Brazilian Corporate Law in order to align the generally accepted Brazilian accounting standards to the IFRS. Nonetheless, Law No. 11,941, of May 27, 2009, introduced the Transitory Tax Regime (“RTT”) in order to render neutral, from a tax perspective, all of the changes introduced by Law No. 11,638. Under the RTT, for tax purposes, legal entities should observe the accounting methods and criteria as in force on December 31, 2007.
Profits determined pursuant to Law No. 11,638 (“IFRS Profits”) may differ from the profits calculated pursuant to the accounting methods and criteria as in force on December 31, 2007 (“2007 Profits”). While it was a general market practice to distribute exempted dividends with reference to IFRS Profits, Normative Ruling No. 1,397, issued by the Brazilian tax authorities on September 16, 2013, established that legal entities should observe the 2007 Profits in order to determine the amount of profits that could be distributed as exempted income to their beneficiaries.
Any profits paid in excess of said 2007 Profits (“Excess Dividends”) should, in the tax authorities’ view and in the specific case of non-resident beneficiaries, be subject to the following rules of taxation: (i) 15% withholding tax, in case of case of beneficiaries domiciled abroad, but not in a Nil or Low Taxation Jurisdiction (as defined below); and (ii) 25% withholding tax, in case of beneficiaries domiciled in a Nil or Low Taxation Jurisdiction (as defined below).
In order to mitigate potential disputes on the subject, Law No. 12,973, of May 13, 2014, in addition to revoking the RTT, introduced a new set of tax rules (the “New Tax Regime”), including new provisions with respect to Excess Dividends. Under these new provisions: (i) Excess Dividends related to profits assessed from 2008 to 2013 are exempt; (ii) potential disputes remain concerning the Excess Dividends related to 2014 profits, unless a company voluntarily elected to apply the New Tax Regime in 2014; and (iii) as of 2015, once the New Tax Regime became mandatory and completely replaced the RTT, dividends calculated based on IFRS standards should be considered fully exempt.
There are currently some proposed bills under discussion that are pending before the Brazilian Congress regarding a potential amendment to the tax legislation to tax dividends. As a result, if such changes are enacted, the dividend exemption described above may be revoked with prospective effects.
Interest on Shareholders’ Equity
Law No. 9,249/95, as amended, allows a Brazilian corporation to make distributions to shareholders characterized as distributions of interest on shareholders’ equity in addition or as an alternative to dividend distributions. Such interest is calculated by multiplying the long-term interest rate (TJLP), as determined by the Central Bank from time to time, by the sum of the Brazilian company’s net equity accounts.
Distributions of interest on shareholders’ equity with respect of our class A preferred shares or the ADSs are generally subject to Brazilian withholding tax at the rate of 15%. However, the rate of 25% is applicable if a non-resident holder is domiciled in Nil or Low Taxation Jurisdiction (as defined below).
Payment of interest on shareholders’ equity is deductible for purposes of calculating the amount of Brazilian social contribution on net profit (CSLL) and corporate income taxes, provided that such distribution is approved by our shareholders in a general meeting and complies with the limits established by Brazilian tax legislation. The amount of such deduction cannot exceed the greater of: (i) 50% of net profits (after social contribution on net profits and before taking into account such distribution and any deduction for corporate income tax) related to the period in respect of which the payment is made; or (ii) 50% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.
Payments of interest on shareholders’ equity may be included, at their net value, as part of any mandatory dividend. To the extent payment of interest on shareholders’ equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable withholding income tax plus the amount of declared dividends, is at least equal to the mandatory dividend.

Our board of directors may recommend in the future that distributions be made by means of interest on shareholders’ equity instead of dividends. Distributions of interest on shareholders’ equity to a non-resident holder may be converted into U.S. dollars and remitted outside Brazil, subject to applicable exchange controls, to the extent that the investment is registered with the Central Bank.
Taxation of Gains with Respect to ADSs
According to Brazilian Law No. 10,833/03, gains realized on the disposition or sale of assets located in Brazil are subject to income tax in Brazil, regardless of whether the sale or the disposition is made by the non-resident holder to a Brazilian resident or to another non-resident of Brazil.
Holders of the ADSs outside of Brazil may have grounds to assert that Brazilian Law No. 10,833/03 does not apply to sales or other dispositions of ADSs as ADSs are not assets located in Brazil.
Notwithstanding the above, considering the general and unclear scope of Law No. 10,833/03 and the absence of judicial guidance in respect thereof, we cannot assure prospective investors that such interpretation will prevail in the courts of Brazil.
If the ADSs are deemed to be located in Brazil, gains recognized by a non-resident holder from the sale or other disposition of the ADSs to either a non-resident or a resident in Brazil may be subject to income tax in Brazil. Until December 31, 2016, the applicable general rate for non-residents was 15%. Law No. 13,259/16 increased the income tax rates applicable to gains derived by Brazilian individuals to up to 22.5%. Under Law No. 13,259/16, the income tax rates applicable to capital gains earned by Brazilian individuals or non-resident holders that register the foreign investment in Brazil under Law No. 4,131/62 would be: (i) 15% for the part of the gain that does not exceed R$5.0 million, (ii) 17.5% for the part of the gain that exceeds R$5.0 million but does not exceed R$10.0 million, (iii) 20% for the part of the gain that exceeds R$10.0 million but does not exceed R$30.0 million and (iv) 22.5% for the part of the gain that exceeds R$30.0 million. In case the non-resident holder making the sale or disposition is located in a jurisdiction considered a Nil or Low Taxation Jurisdiction, the gains will be subject to a flat 25% rate. See “—Discussion on Nil or Low Taxation Jurisdictions.”
Taxation of Gains with Respect to Class A Preferred Shares
The sale or other disposition of class A preferred shares or the receipt of the underlying class A preferred shares in exchange for ADSs abroad may be subject to the provisions of Brazilian Law No. 10,833/03. In addition to the case where from the outset an investor holds class A preferred shares, a disposition of class A preferred shares can also occur abroad if an investor decides to cancel its investment in ADSs and register the underlying class A preferred shares as a direct foreign investment in Brazil under Law No. 4,131/62.
As a general rule, gains realized as a result of a disposition or sale transaction of class A preferred shares are determined by the positive difference between the amount realized on the disposition or sale of the relevant class A preferred shares and their acquisition cost.
Under Brazilian law, income tax rules on such gains can vary depending on the domicile of the non-resident holder, the type of registration of the investment held by the non-resident holder with the Central Bank and how the disposition is carried out, as described below.
Gains realized by a non-resident holder on a sale or disposition of class A preferred shares carried out on a Brazilian stock exchange, which includes the transactions carried out on the organized over-the-counter market, are:
•exempt from income tax when realized by a non-resident holder that (i) is a 4,373 Holder and (ii) is not resident or domiciled in a Nil or Low Taxation Jurisdiction (as defined below); or

•subject to income tax at a rate of up to 25% in any other case, including the gains realized by a non-resident holder that (i) is not a 4,373 Holder or (ii) is a 4,373 Holder resident or domiciled in a Nil or Low Taxation Jurisdiction (as defined below). In these cases, a withholding income tax of 0.005% of the sale value shall be applicable and can be later used to offset the eventual income tax due on the capital gain. Day trade transactions are subject to the rate of 1%.
Any other gains realized on a disposition of class A preferred shares that is not carried out on Brazilian stock exchanges are subject to income tax at rates of up to 22.5%, except for a non-resident holder that is not a 4,373 Holder and is resident or domiciled in a Nil or Low Taxation Jurisdiction (as defined below), which, in this case, is subject to income tax at a rate of up to 25%. In case the gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation of a financial institution, the withholding income tax of 0.005% will apply and can be later used to offset the eventual income tax due on the capital gain.
The deposit of class A preferred shares in exchange for ADSs is not subject to Brazilian tax, provided that these shares are held by the non-resident holder as a foreign portfolio investment under Resolution No. 4,373/14. In the event our class A preferred shares are held by the non-resident holder as a foreign direct investment under Law No. 4,131/62, the deposit of these shares in exchange for ADSs is subject to payment of Brazilian capital gains tax at the rate of 15% (25% in the case of a non-resident holder located in a Nil or Low Taxation Jurisdiction).
The current preferential treatment for non-resident holders of ADSs and non-resident holders of class A preferred shares under Resolution No. 4,373/14 may not continue in the future.
Any exercise of preemptive rights relating to our class A preferred shares will not be subject to Brazilian taxation. Gains realized by a non-resident holder on the sale or assignment of preemptive rights relating to our class A preferred shares will be subject to Brazilian taxation according to the same rules applicable to the sale or disposition of such class A preferred shares.
Discussion on Nil or Low Taxation Jurisdictions
The concept of Nil or Low Taxation Jurisdiction encompasses those countries that do not tax income or tax it at a maximum rate lower than 20%, or where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents (“Nil or Low Taxation Jurisdictions”).
The statutory definition of a Nil or Low Taxation Jurisdiction for the purpose of income taxation on gains should differ depending on whether or not the holder is a 4,373 Holder. In the case of a 4,373 Holder, the definition of Nil or Low Taxation Jurisdiction should not comprise jurisdictions where the local legislation imposes restrictions on disclosing the shareholding composition or ownership of the investment. However, the list provided for in Normative Ruling No. 1,037/10 does not seem to differ the Nil or Low Taxation Jurisdiction definition for the purposes of 4,373 Holders.
Law No. 11,727/08 introduced the concept of a “Privileged Tax Regime,” which encompasses the countries and jurisdictions that (i) do not tax income or tax income at a maximum rate lower than 20%, or 17% in certain cases as detailed below; (ii) grant tax advantages to a non-resident entity or individual (a) with no requirement to carry out a substantial economic activity within the country or dependency, or (b) on the condition that they do not carry out a substantial economic activity within the country or dependency; (iii) do not tax income generated outside the jurisdiction, or tax such income at a maximum rate lower than 20%, or 17% in certain cases as detailed below; or (iv) do not provide access to information on the ownership and beneficial ownership of assets or on transactions within its territory, or impose restrictions on disclosure of that information.
In addition, on June 4, 2010, the Brazilian tax authorities enacted Normative Ruling No. 1,037, as amended, listing (i) the countries and jurisdictions considered as Nil or Low Taxation Jurisdictions, and (ii) the Privileged Tax Regimes.

Ordinance No. 488, of November 28, 2014, issued by the Brazilian Ministry of Finance, reduced the rate for purposes of the definition of Nil or Low Taxation Jurisdiction and Privileged Tax Regime from 20% to 17%, but only to countries and regimes aligned with international standards of fiscal transparency, in accordance with the rules established by Normative Ruling No. 1,530, of December 19, 2014. Under Brazilian law, the aforementioned commitment is present if the relevant jurisdiction (i) has entered into (or concluded the negotiation of) an agreement or convention authorizing the exchange of information for tax purposes with Brazil and (ii) is committed to the actions discussed in international forums on tax evasion in which Brazil has been participating, such as the Global Forum on Transparency and Exchange of Information.
In the past, it was not clear whether the concept of Privileged Tax Regime was also applicable to interest payments made to residents outside Brazil. Notwithstanding, in December 2017, the Brazilian Federal Revenue Service (“RFB”) published Answer to Tax Ruling Cosit Ruling No. 575/2017, stating that only payments to countries deemed as a Nil or Low Taxation Jurisdiction by Normative Ruling No. 1,037 would be subject to withholding tax at a 25% rate.
Therefore, under the RFB’s current interpretation, we believe that the best interpretation of the current tax legislation leads to the conclusion that the concept of Privileged Tax Regime should apply solely for purposes of Brazilian transfer pricing and thin capitalization/cross border interest deductibility rules.
Nevertheless, we cannot assure you that subsequent legislation or interpretations by the Brazilian tax authorities regarding the definition of a Privileged Tax Regime provided by Law No. 11,727, will not also apply to a non-resident holder on payments of interest on shareholders’ equity.
Regardless of the above, potential investors should consult with their own tax advisors regarding the consequences of the implementation of Law No. 11,727, Normative Ruling No. 1,037 and of any related Brazilian tax law or regulation concerning Nil or Low Taxation Jurisdictions.
Other Brazilian Taxes
There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of class A preferred shares or ADSs by a non-resident holder except for gift and inheritance taxes imposed by some states of Brazil on gifts made or inheritances bestowed by individuals or entities not resident or domiciled in Brazil or domiciled within the state to individuals or entities resident or domiciled within such state in Brazil. There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of class A preferred shares or ADSs.
Tax on Foreign Exchange and on Bonds and Securities Transactions
Foreign Exchange Transactions
Pursuant to Decree No. 6,306/07, the conversion of Brazilian currency into foreign currency and the conversion of foreign currency into Brazilian currency may be subject to taxation (the “IOF/Exchange”). Currently, for most exchange transactions, the rate of IOF/Exchange is 0.38%. However, foreign currency exchange transactions carried out for the inflow of funds into Brazil for investment in the Brazilian financial and capital market made by a foreign investor, including a non-resident holder who registers his/her investment under Resolution No. 4,373/14, are subject to IOF/Exchange at a current rate of zero.
The IOF/Exchange rate will be also zero for the outflow of resources from Brazil related to the return of the investments mentioned above, including payments of dividends and interest on shareholders’ equity and the repatriation of funds invested in the Brazilian market.
The Brazilian government may increase the rate of the IOF/Exchange tax to a maximum of 25% of the amount of the foreign exchange transaction at any time, but such an increase would only apply to future foreign exchange transactions. The imposition of these taxes may discourage foreign investment in shares of Brazilian companies, including our Company, due to higher transaction costs, and may negatively impact the price and volatility of the ADSs and class A preferred shares on the NYSE and the B3.

Tax on Bonds and Securities Transactions (IOF/Bonds)
Pursuant to Decree No 6,306/07, tax on bonds and securities transaction (“IOF/Bonds”) may be imposed on any transactions involving bonds and securities, including those carried out on Brazilian stocks, futures and commodities exchanges. The rate of IOF/ Bonds applicable to most transactions involving common or preferred shares is currently zero percent, including transactions related to transfers of shares traded on the stock exchange with the purpose of enabling the issuance of ADSs to be traded outside Brazil. The Brazilian government may increase the rate of the IOF/Bonds up to 1.5% per day, but only in respect of future transactions.
Registered Capital
The amount of an investment in class A preferred shares held by a non-Brazilian holder as a foreign direct investment under Law No. 4,131/62 or a foreign portfolio investment under Resolution No. 4,373/14 or in ADSs held by the ADS depositary representing such holder, as the case may be, is eligible for registration with the Central Bank; such registration (the amount so registered is referred to as “registered capital”) allows the remittance outside Brazil of foreign currency, converted at the commercial market rate, acquired with the proceeds of distributions on, and amounts realized with respect to disposition of, such class A preferred shares. The registered capital for class A preferred shares purchased in the form of ADSs, or purchased in Brazil and deposited with the ADS depositary in exchange for an ADS, is equal to their purchase price in U.S. dollars paid by the purchaser. The registered capital for class A preferred shares that are withdrawn upon surrender of ADSs is the U.S. dollar equivalent of (1) the average price of our class A preferred shares on the Brazilian stock exchange on which the greatest number of such class A preferred shares was sold on the day of withdrawal, or (2) if no class A preferred shares were sold on such day, the average price of class A preferred shares that were sold in the fifteen trading sessions immediately preceding such withdrawal. The U.S. dollar value of our class A preferred shares is determined on the basis of the average commercial market rates quoted by the Central Bank on such date (or, if the average price of class A preferred shares is determined under clause (2) of the preceding sentence, the average of such average quoted rates on the same fifteen dates used to determine the average price of our class A preferred shares).
A non-Brazilian holder of class A preferred shares may experience delays in effecting the registration of registered capital, which may delay remittances abroad. Such a delay may adversely affect the amount, in U.S. dollars, received by the non-Brazilian holder. See “—Exchange Controls” in our 2020 Annual Report and “Risk Factors—Risks Relating to Our Class A Preferred Shares and the ADSs”.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS
All, or substantially all, of Braskem’s directors and officers and certain advisors named herein reside outside the United States. As a result, it may not be possible, or it may be difficult, for you to effect service of process upon us or these other persons within the United States, or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.
For further information on potential difficulties in effecting service of process on any of those persons or enforcing judgments against any of them outside the United States, see “Enforcement of Civil Liabilities” in the accompanying prospectus.

LEGAL MATTERS
Certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, and for the international underwriters by Milbank LLP. The validity of the class A preferred shares and certain legal matters with respect to Brazilian law will be passed upon for us by Barbosa Müssnich Aragão Advogados, and certain legal matters with respect to Brazilian law will be passed upon for the international underwriters by Pinheiro Neto Advogados.

EXPERTS
The consolidated financial statements of Braskem as of and for the years ended December 31, 2020, 2019 and 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 (which is included in the Management’s Annual Report on Internal Control over Financial Reporting) incorporated herein by reference to our 2020 Annual Report in reliance on the report of KPMG Auditores Independentes Ltda., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 expresses an adverse opinion because of the effect of a material weakness relating to information technology controls (GITC) over the scale systems that generate the weighted quantities of product sold for certain sales. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for lease arrangements as of January 1, 2019 due to the adoption of IFRS 16 “Leases.”

PROSPECTUS
Braskem S.A.
Primary Offering:
Common Shares
Class A Preferred Shares
Common Shares represented by American Depositary Shares
Class A Preferred Shares represented by American Depositary Shares
Secondary Offering:
Common Shares
Class A Preferred Shares
Common Shares represented by American Depositary Shares
Class A Preferred Shares represented by American Depositary Shares
Braskem S.A. may, from time to time, offer common shares, which may be represented by American depositary shares, and class A preferred shares, which may be represented by American depositary shares. In addition, certain selling shareholders may, from time to time, sell common shares of Braskem, which may be represented by American depositary shares, and class A preferred shares of Braskem, which may be represented by American depositary shares, as described in the section “Selling Shareholders” and in any prospectus supplement. Braskem will not receive any of the proceeds from the sale of these common shares and class A preferred shares by the selling shareholders.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When Braskem or the selling shareholders offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered will be described in supplements to this prospectus.
Investing in our common shares or class A preferred shares involves risks. See the “Risk Factors” sections of our 2020 Annual Report and our September 2021 Report (each, as defined herein), which are incorporated by reference herein, and, if any, in the relevant prospectus supplement.
Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
January 14, 2022.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. You should not assume that the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS
In this prospectus, unless the context otherwise requires, references to “we,” “us” and “our” or similar terms are to Braskem S.A. and its direct and indirect subsidiaries, and references to “Braskem” are to Braskem S.A., the issuer of the common shares and class A preferred shares referred to in this prospectus.
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, Braskem may sell any combination of common shares and class A preferred shares in one or more offerings, and the selling shareholders named herein may sell common shares and class A preferred shares in one or more offerings. Any of such common shares or class A preferred shares of Braskem sold by Braskem or by any selling shareholders may be represented by American depositary shares (“ADSs”) evidenced by American depositary receipts (“ADRs”).
This prospectus only provides a general description of the securities that may be offered. Each time we or a selling shareholder offers securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS
Some of the information contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not based on historical facts and are not assurances of future results.
Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.
Our forward-looking statements may be influenced by numerous factors, including, without limitation, the following:
•the adverse effect of global health crises, such as the novel coronavirus pandemic (the “COVID-19 pandemic”) and others, on our Brazilian and international sales and operations, and on the Brazilian and international petrochemical industry;
•demand for our petrochemical products, our manufacturing facilities, price of raw materials and other inputs of our production, global logistics for our products, raw materials and other inputs of our production, and supply chains;
•general economic, political and business conditions in the markets or jurisdictions in which we operate, including governmental and electoral changes, and demand for, and prices of, petrochemical and thermoplastic products;
•interest rate fluctuations, inflation and exchange rate movements of the real in relation to the U.S. dollar and other currencies;
•the cyclical nature of the global petrochemical industry;
•our ability to successfully carry out our sustainable development strategy, and to successfully develop initiatives to adapt to and mitigate climate change;
•competition in the global petrochemical industry;
•our ability to successfully develop our innovation projects, in particular in renewable and recycling initiatives;
•prices of naphtha, ethane, ethanol, propane, propylene and other raw materials and the terms and conditions of the supply agreements related thereto;
•international prices of petrochemical products;
•actions taken by our controlling shareholder;
•inherent risks related to any change of our corporate control;
•our ability to implement our financing strategy and to obtain financing on satisfactory terms;
•our progress in integrating the operations of companies or assets that we may acquire in the future, so as to achieve the anticipated benefits of these acquisitions;
•changes in laws and regulations, including, among others, laws and regulations affecting tax and environmental matters and import tariffs in other markets or jurisdictions in which we operate or to which we export our products;
•political conditions in the countries where we operate, particularly in Brazil and Mexico;
•future changes in Brazilian, Mexican, American and European policies, including the adoption of new environmental policies and related actions undertaken by those governments;

•a deterioration in the world economy that could negatively impact demand for petrochemicals and thermoplastic products;
•unfavorable decisions rendered in major pending or future tax, labor, environmental and other legal proceedings; and
•other factors identified under the “Risk Factors” section in this prospectus supplement and in the reports filed with or furnished to the SEC that are incorporated by reference in this prospectus supplement.
Our forward-looking statements are not a guarantee of future performance, and our actual results of operations or other developments may differ materially from the expectations expressed in our forward-looking statements. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections. Because of these uncertainties, readers should not rely on these forward-looking statements.
All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments.
For additional information on factors that could cause our actual results of operations to differ from expectations reflected in forward-looking statements, please see the “Risk Factors” sections of our 2020 Annual Report and our September 2021 Report, which are incorporated by reference herein, and in any prospectus supplement.

BRASKEM
Braskem S.A. is a publicly-listed corporation (sociedade anônima de capital aberto) organized and existing under the laws of Brazil. We are one of the largest producers of thermoplastic resins in the Americas, based on the annual production capacity of our plants in Brazil, the United States, Germany and Mexico. We produce a diversified portfolio of petrochemical and thermoplastic products, including polyethylene (“PE”), green PE, polypropylene (“PP”) and polyvinyl chloride (PVC). We are the only producer of ethylene, PE and PP in Brazil. We are the largest producer of PE in Mexico, PP in the Unites States, and the largest biopolymer producer in the world.
Braskem S.A.’s registered office is located at Rua Eteno, 1561, Pólo Petroquímico, Camaçari, BA 42810-000, Brazil, and its telephone number at this address is +55 (71) 3413-2102. Braskem S.A.’s principal executive office is located at Rua Lemos Monteiro, 120, 24th Floor, São Paulo, SP 05501-050, Brazil, and its telephone number at this address is +55 (11) 3576-9000. The website of Braskem’s Investor Relations Department is www.braskem.com.br/ri. The information contained on such website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

RISK FACTORS
An investment in our common shares or class A preferred shares, or in ADSs, carries a significant degree of risk. Before you decide to purchase any of such securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed in the “Risk Factors” sections of our 2020 Annual Report and our September 2021 Report, which are incorporated by reference herein, or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future or by information in the applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.”
The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business, operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our securities could decline and you could lose part or all of your investment.

USE OF PROCEEDS
Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities for general corporate purposes.
We will not receive any of the proceeds from the sale of common shares and class A preferred shares by the selling shareholders.

THE SECURITIES
Braskem and/or the selling shareholders may, from time to time, offer under this prospectus, separately or together:
•common shares, which may be represented by ADSs; and
•class A preferred shares, which may be represented by ADSs.

LEGAL OWNERSHIP
In this prospectus and in any prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer, but does not do so.
If we choose to issue common shares or class A preferred shares, and if the selling shareholders choose to sell common shares or class A preferred shares issued by us, they may be represented by ADSs. The underlying common shares or class A preferred shares will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. The deposit agreement with respect to Braskem’s common shares will be filed by amendment to the registration statement of which this prospectus forms a part or incorporated by reference in the applicable prospectus supplement. A copy of the deposit agreement, as amended from time to time, with respect to Braskem’s class A preferred shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain copies of the deposit agreements from the SEC’s Public Reference Room. See “Where You Can Find More Information.”
Street Name and Other Indirect Holders
Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. Your institution may have procedures and deadlines different from, or additional to, those described in the applicable prospectus supplement.
If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:
•how it handles payments and notices with respect to such securities, including the payment of dividends;
•whether it imposes fees or charges;
•how it handles voting, if applicable;
•how and when you should notify it to exercise on your behalf any rights or options that may exist under such securities; and
•whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below.
In the remainder of this prospectus, “you” means direct holders and not street name or other indirect holders of securities.

DESCRIPTION OF CAPITAL STOCK
General
Braskem is a publicly-listed corporation, or sociedade anônima de capital aberto, organized in accordance with Brazilian law. Our by-laws are governed by the laws of Brazil. An English translation of our by-laws is incorporated by reference as an exhibit to our 2020 Annual Report. In Brazil, a company’s by-laws (estatuto social) is the principal governing document of a corporation (sociedade por ações).
The following description of our capital stock and Brazilian laws and regulations is a summary and does not purport to be complete.
Capital Stock
As of September 30, 2021, we had a share capital of R$8,043,222,080.50, equal to 797,218,554 total shares (including treasury shares), consisting of 451,668,652 common shares, 345,049,672 class A preferred shares and 500,230 class B preferred shares. As of September 30, 2021, all of our authorized shares were issued, other than 902,166 class A preferred shares held in treasury. All of our share capital is fully paid. All of our shares are without par value.
We are authorized, by resolution of our board of directors and without amending our by-laws, to issue up to 1,152,937,970 total shares, consisting of 535,661,731 common shares, 616,682,421 class A preferred shares and 593,818 class B preferred shares.
Under our by-laws, the number of issued and outstanding non-voting shares or shares with limited voting rights, such as our class A preferred shares and class B preferred shares, may not exceed two thirds of our total outstanding share capital. Each of our common shares entitles its holder to one vote at our shareholders’ meetings. Holders of our common shares are not entitled to any preference in respect of our dividends or other distributions or otherwise in case of our liquidation. Our class A preferred shares and class B preferred shares are non-voting, except in limited circumstances, and have priority over our common shares in the case of our liquidation.
Corporate Purpose
Article 2 of our by-laws establishes our corporate purposes to include:
•the manufacture, trading, import and export of chemical and petrochemical products and petrochemical derivatives;
•the production, distribution and trading of utilities such as: steam, water, compressed air, industrial gases, as well as the provision of industrial services;
•the production, distribution and trading of electricity for its own consumption and that of other companies;
•holdings of equity stakes in other companies, pursuant to the Brazilian Law No. 6,404/1976 (the “Brazilian Corporations Law”), as a holder of quotas or shares;
•the manufacture, distribution, trading, import and export of gasoline, diesel oil, liquefied petroleum gas, and other oil derivatives.
•the transportation, representation and consignment of petrochemical products and by-products, compounds and derivatives, such as polypropylene, polypropylene films, polyethylene, elastomers and their respective manufactured products;
•the free lease or loan of assets that are owned or possessed thereby because of a commercial leasing agreement, provided that this is carried out as an ancillary activity to the main corporate purpose of our Company; and
•the provision of services related to the activities above.

Rights of Holders of our Shares
Generally, only our common shares have voting rights. Our preferred shares have voting rights only in exceptional circumstances.
As permitted by the Brazilian Corporations Law, our by-laws specify that no less than 25% of our adjusted net income for each fiscal year must be distributed to shareholders as dividends or interest attributable to shareholders’ equity. Under our by-laws, our preferred shareholders are entitled to an annual non-cumulative preferential dividend (the “Minimum Preferred Dividend”) equal to 6% of their pro rata share of our capital before dividends may be paid to our common shareholders.
Pursuant to our by-laws, all of our shares are entitled to tag along rights equivalent to 100% of the price paid in the event of a change of control, subject to certain exceptions set forth in article 12 of our by-laws. Notwithstanding the provisions of our by-laws, pursuant to the Brazilian Corporations Law, our common shares are entitled to tag along rights equivalent to at least 80% of the price paid for such common shares in the event of a change of control.
In addition, in the event of our liquidation and following the payment of all of our outstanding liabilities, holders of our shares are entitled to receive their pro rata interest in any remaining assets, in accordance with their respective participation in our capital.
Our shareholders have preemptive rights to subscribe for new shares issued by us, pursuant to the Brazilian Corporations Law, but are not obligated to subscribe for future capital increases. Pursuant to the Brazilian Corporations Law, our by-laws provide that the preemptive right may be excluded in the event of an issuance of shares to be sold on a stock exchange or publicly subscribed, except if involving voting shares or securities convertible into voting shares.
Pursuant to the Brazilian Corporations Law, neither our by-laws nor actions taken at a shareholders’ meeting may deprive a shareholder of: (i) the right to participate in the distribution of net income; (ii) the right to participate equally and proportionally in any residual assets in the event of liquidation of the Company; (iii) preemptive rights in the event of issuance of new shares, convertible debentures or subscription warrants, as per Brazilian Corporations Law, except as described in the preceding paragraph; (iv) the right to hold management accountable in accordance with the provisions of the Brazilian Corporations Law; and (v) the right to withdraw from us in the cases specified in the Brazilian Corporations Law, including merger with another company or consolidation in a transaction in which our Company is not the surviving entity.
Dividends and Dividend Policy
Payment of Dividends
When we pay dividends on an annual basis, they are declared at our annual shareholders’ meeting, which we are required by the Brazilian Corporations Law and our by-laws to hold by April 30 of each year. When we declare dividends, we are generally required to pay them within 60 days of declaring them unless the shareholders’ resolution establishes another payment date. If we declare dividends, we must pay them by the end of the fiscal year for which they are declared. Any holder of record of shares at the time that a dividend is declared is entitled to receive dividends, unless another record date is approved. Our payment of annual dividends is based on our audited financial statements prepared for our preceding fiscal year. Pursuant to Brazilian Corporations Law, our by-laws and our dividend distribution policy, we have historically distributed annual dividends (except in years in which we have not had adjusted net income or our management has informed the annual shareholders’ meeting that such payment is incompatible with our financial situation).
Our Finance and Investments Committee will review, prior to the review by our board of directors, any management proposal regarding the distribution of dividends or interest on capital stock.
Our board of directors may declare interim dividends based on the accrued profits recorded or the realized profits in our annual or interim financial statements. In addition, we may pay dividends approved by our board of directors from net income based on our unaudited interim financial statements. We may pay dividends based on quarterly interim financial statements, provided that the sum of the dividends paid in each semester does not exceed the amounts included in our capital reserve accounts. We may set off any payment of interim dividends against the amount of the mandatory distributable amount for the year in which the interim dividends were paid.

Before any allocation of dividends is made, 5% of adjusted net income is allocated in accordance with Brazilian Corporations Law and our by-laws to the legal reserve, subject to the limits established in Brazilian Corporations Law. Our shareholders will be entitled to receive as mandatory dividend 25% of the adjusted net income for the fiscal year, in accordance with Article 202 of Brazilian Corporations Law, except in a year in which our management has informed the annual shareholders’ meeting that such payment is incompatible with our financial situation, in which case such retained amount shall be allocated to a special reserve and distributed as soon as our financial situation permits unless it is absorbed by subsequent losses.
Dividends are allocated to preferred shares as follows: (i) class A and class B preferred shares have the same priority in the distribution, in each fiscal year, of non-cumulative dividends corresponding to 6% of their unit value (as defined below); (ii) common shares are entitled to dividends only after payment of the priority dividend referred to in item (i) above; (iii) only common shares and class A preferred shares participate in the distribution of shares resulting from the incorporation of reserves into capital; and (iv) the “unit value” of shares is calculated by dividing the capital by the total outstanding shares (considering, for such effect, the total shares issued by the Company, including shares held in treasury).
The value of the priority dividend is calculated for the purposes of the mandatory dividend, but it is not limited by it, in accordance with Article 203 of Brazilian Corporations Law. Therefore, the priority dividend must be paid in full even if it is greater than the mandatory dividend, being limited only by the amount of net profit eligible for distribution.
After payment of the priority dividend, if there is any remaining dividend to be distributed (mandatory and/or complementary), the remaining amount of the dividend will be allocated successively as follows: (i) upon payment to the common shares of a dividend up to the limit of the priority dividend, i.e., upon payment to each common share of up to 6% of the unit value (as defined above) of the shares; and (ii) if there is still an amount remaining, upon payment to the common shares and class A preferred shares, under equal condition, so that each common share or class A preferred share receives the same dividend. Class B preferred shares do not participate in the distribution of remaining amounts after payment of the priority dividend.
The annual shareholders meeting is responsible for considering and voting on the allocation of the Company’s net profit for the year, determined annually based on the audited financial statements, which must be held within the four months following the end of the fiscal year, based on proposal of our management. The Company may, as decided by the board of directors, declare interim dividends, as described above, subject to certain conditions established in section 5.2 of our dividend policy, as referred to above, including the requirement that a proposal for complementary dividend distribution must take into account the impact of such distribution on the Net Debt/EBITDA ratio of the Company measured in U.S. dollars and that such ratio, after any distribution, may not be greater than 2.5 times in the year of the distribution and in the two subsequent years, based on long- term projections of the Company, considering the risks of theses projection being lower. Without prejudice to the aforementioned, the Net Debt/EBITDA ratio may remain temporarily above 2.5 times during a period in which the Company is making strategic investments that create value for shareholders and there is an expectation of generating future cash flow that contributes to this leverage ratio returning to a level not greater than 2.5 times. In this scenario, the management of the Company will not make a proposal for complementary distributions.
The Company also may, by decision of the board of directors, pay interest on capital payable to its shareholders, in accordance with Article 9, paragraph 7, of Brazilian Law No. 9,249/95 and the pertinent legislation.
Unless decided otherwise at the shareholders’ meeting, the interim dividends and interest on capital payable (the latter based on the amount net of withholding income tax) are calculated towards the priority dividend and the mandatory dividend.
Pursuant to the Brazilian Corporations Law, dividend entitlements lapse after three years from the date their payment was due.

Calculation of Adjusted Net Income
At each annual shareholders’ meeting, our board of directors is required to recommend how to allocate our net profits for the preceding fiscal year, which recommendation our board of executive officers initially submits to our board of directors for approval. This allocation is subject to approval by our common shareholders. The Brazilian Corporations Law defines “net profits” for any fiscal year as our net income after income taxes for that fiscal year, net of any accumulated losses from prior fiscal years and any amounts allocated to employees’ participation in our net profits in that fiscal year. Under the Brazilian Corporations Law, our adjusted net income available for distribution is equal to our net profits in any fiscal year, reduced by amounts allocated to our legal reserve and other applicable reserves, and increased by any reversals of reserves that we constituted in prior years.
Dividend Preference of Preferred Shares
Under our by-laws, our preferred shareholders are entitled to a Minimum Preferred Dividend, equal to 6% of the unit value (as defined above) of such shares, before dividends may be paid to our common shareholders. Distributions of dividends in any year are made:
•first, to the holders of preferred shares, up to the amount of the Minimum Preferred Dividend for such year;
•then, to the holders of common shares, until the amount distributed in respect of each common share is equal to the amount distributed in respect of each preferred share; and
•thereafter, to the holders of our common shares and our class A preferred shares on a pro rata basis.
Our class B preferred shareholders are not entitled to receive any additional dividend amounts after they have received the Minimum Preferred Dividend. If the Minimum Preferred Dividend is not paid for a period of three years, holders of preferred shares will be entitled to full voting rights until the Minimum Preferred Dividend is paid.
Mandatory Distributions
As permitted by the Brazilian Corporations Law, our by-laws specify that no less than 25% of our adjusted net income for each fiscal year must be distributed to shareholders as dividends or interest attributable to shareholders’ equity. We refer to this amount as the mandatory distributable amount.
Under the Brazilian Corporations Law, the amount by which the mandatory distributable amount exceeds the “realized” portion of net income for any particular year may be allocated to the unrealized profit reserve, and the mandatory distribution may be limited to the “realized” portion of net income. The “realized” portion of net income is the amount by which our net income exceeds the sum of (1) our net positive results, if any, from the equity method of accounting for earnings and losses of our subsidiaries and certain associated companies, and (2) the profits, gains or income obtained on transactions maturing after the end of the following fiscal year. As amounts allocated to the unrealized profit reserve are realized in subsequent years, and if not absorbed by subsequent losses, such amounts must be added to the dividend payment relating to the year of realization.
The Brazilian Corporations Law permits us to suspend the mandatory distribution if our board of directors reports to our annual shareholders’ meeting that the distribution would be incompatible with our financial condition at that time, provided that this does not affect the payment of the Minimum Preferred Dividend. Our fiscal council must opine on any suspension of the mandatory distribution. In addition, our management must report the reasons of any suspension of the mandatory distribution to the CVM. We must allocate net profits not distributed by us as a result of a suspension to a special reserve and, if not absorbed by subsequent losses, we must distribute these amounts as soon as our financial condition permits. In case our profits reserves, as defined in the Brazilian Corporations Law, exceed our share capital, the excess must be credited to shareholders’ equity or used for the payment of distributions.

Interest Attributable to Shareholders’ Equity
Brazilian companies, including us, are permitted to pay interest attributable to shareholders’ equity as an alternative form of payment of dividends to their shareholders. These payments may be deducted when calculating Brazilian income tax and social contribution tax. The interest rate applied to these distributions generally cannot exceed the long-term interest rate (Taxa de Juros de Longo Prazo – TJLP) for the applicable period. The amount of interest paid that we can deduct for tax purposes cannot exceed the greater of:
•50% of our net income (after the deduction of the provision for social contribution tax and before the deduction of the provision for corporate income tax) before taking into account any such distribution for the period for which the payment is made; and
•50% of the sum of our retained earnings and profit reserves.
Any payment of interest attributable to shareholders’ equity to holders of common shares, preferred shares or ADSs, whether or not they are Brazilian residents, is subject to Brazilian withholding tax at the rate of 15%, except that a 25% withholding tax rate applies if the recipient is a resident of a tax haven jurisdiction. A tax haven jurisdiction is a country (i) that does not impose income tax or whose income tax rate is lower than 20% or (ii) which does not permit disclosure of the identity of shareholders of entities organized under its jurisdiction. Under our by-laws, we may include the amount distributed as interest attributable to shareholders’ equity, net of any withholding tax, as part of the mandatory distributable amount.
Public Tender Offer upon Sale of Control
Pursuant to our by-laws, all of our shares are entitled to tag along rights equivalent to 100% of the price paid in the event of a change of control, subject to certain exceptions set forth in article 12 of our by-laws. Notwithstanding the provisions of our by-laws, pursuant to the Brazilian Corporations Law, our common shares are entitled to tag along rights equivalent to at least 80% of the price paid for such common shares in the event of a change of control.
Shareholders’ Meetings
Under the Brazilian Corporations Law and our by-laws, we must hold an annual shareholders’ meeting by April 30 of each year in order to:
•approve or reject the management financial plan (prestação de contas) and financial statements approved by our board of directors and prepared by the board of executive officers;
•approve or reject the allocation of net profits and distribution of dividends;
•elect members of our board of directors (upon expiration of their two-year term) and members of our fiscal council, subject to the right of minority shareholders to elect members of our board of directors and our fiscal council; and
•approve or reject the annual aggregate compensation of our executive officers and directors, as well as the compensation of the members of the Company’s fiscal council.
In addition to the annual shareholders’ meetings, holders of our common shares have the power to determine any matters related to changes in our corporate purposes and to pass any resolutions they deem necessary to protect and enhance our development whenever our interests so require, by means of extraordinary shareholders’ meetings.
Under the Brazilian Corporations Law, the holders of our common shares have the power, among other powers, to vote at shareholders’ meetings to:
•amend our by-laws;
•approve any capital increase in excess of the amount of our authorized capital;
•approve any capital reduction;

•accept or reject the valuation of assets contributed by any of our shareholders in exchange for the issuance of our share capital;
•suspend the rights of any of our shareholders in default of their obligations established by law or by our by-laws;
•authorize the issuance of convertible debentures, in excess of the amount of our authorized capital;
•approve any reorganization of our legal form or any merger, consolidation or spin-off involving us;
•authorize our dissolution and liquidation, the election and dismissal of liquidators appointed in connection with any dissolution or liquidation of our Company, and the examination of the liquidators’ accounts;
•participate in a centralized group of companies (as defined under the Brazilian Corporations Law);
•approve the aggregate compensation payable to our directors and executive officers;
•authorize management to declare us insolvent or bankrupt and to request judicial reorganization (recuperação judicial) (a procedure involving our protection from our creditors similar in many respects to a reorganization under the U.S. bankruptcy code);
•elect and substitute members of our board of directors and fiscal council;
•modify the number of members on our board of directors;
•alter our dividend policy; and
•authorize the delisting of our shares.
We convene our shareholders’ meetings, including our annual shareholders’ meeting, by publishing a notice in the Official Gazette of the State of Bahia, or Diário Oficial do Estado da Bahia, in at least one additional newspaper designated by our shareholders with general circulation in Bahia, where we maintain our registered office. Recently enacted rules have made publication requirements more flexible and less onerous. As a general rule, on the first call of any meeting, the notice must be published no fewer than three times, beginning at least 21 calendar days prior to the scheduled meeting date. Due to certain remove voting requirements, we convene our annual shareholders’ meetings at least 30 days prior to the scheduled meeting date. The notice must contain the meeting’s place, date, time, agenda and, in the case of a proposed amendment to our by-laws, a description of the subject matter of the proposed amendment.
In order for a valid action to be taken at a shareholders’ meeting, shareholders representing at least 25% of our issued and outstanding voting share capital must be present on first call. However, shareholders representing at least two-thirds of our issued and outstanding voting share capital must be present at a shareholders’ meeting called to amend our by-laws. If a quorum is not present, our board of directors may issue a second call by publishing a notice as described above at least eight calendar days prior to the scheduled meeting. The quorum requirements do not apply to a meeting held on the second call, and the shareholders’ meetings may be convened with the presence of shareholders representing any number of shares (subject to the voting requirements for certain matters described below). A shareholder without a right to vote may attend a shareholders’ meeting and take part in the discussion of matters submitted for consideration.
Voting Rights
Under the Brazilian Corporations Law and our by-laws, each of our common shares entitles its holder to one vote at our shareholders’ meetings. Our preferred shares generally do not confer voting rights, except under certain limited circumstances. Whenever the shares of any class of share capital are entitled to vote, each share is entitled to one vote.

Holders of our preferred shares are not entitled to vote on any matter, except (i) with respect to the election of one member of our board of directors by (1) preferred shareholders holding at least 10% of our total share capital, or, (2) if no group of common or preferred shareholders meets the thresholds described above, shareholders holding at least 10% of our total share capital, and (ii) in the limited circumstances described above and as provided below.  Preferred shareholders are also entitled to appoint one member of the fiscal council and the respective alternate.
The Brazilian Corporations Law and our by-laws provide that our preferred shares will acquire unrestricted voting rights after the third consecutive fiscal year that we fail to pay the minimum dividends to which our preferred shares are entitled. This voting right will continue until the Minimum Preferred Dividend is paid in full. Our preferred shareholders will also obtain unrestricted voting rights if we enter into a liquidation process.
Liquidation
We may be liquidated in accordance with the provisions of Brazilian law. In the event of our extrajudicial liquidation, a shareholders’ meeting will determine the manner of our liquidation, appoint our liquidator and our fiscal council that will function during the liquidation period.
Upon our liquidation, our preferred shares have a liquidation preference over our common shares in respect of the distribution of our net assets. In the event of our liquidation, the assets available for distribution to our shareholders would be distributed first to our preferred shareholders in an amount equal to their pro rata share of our legal capital, prior to making any distributions to our common shareholders. If the assets to be so distributed are insufficient to fully compensate our preferred shareholders for their legal capital, each of our preferred shareholders would receive a pro rata amount (based on their pro rata share of our legal capital, excluding our common shares in such calculation) of any assets available for distribution.
Preemptive Rights
Under the Brazilian Corporations Law, each of our common and class A preferred shareholders has a general preemptive right to subscribe for our shares or securities convertible into our shares in any capital increase, in proportion to the number of our shares held by such shareholder. In accordance with the applicable legislation and our by-laws, the holders of class B preferred shares (which are special shares paid up with resources provided for in certain tax incentive legislation) do not have preemptive rights in case of capital increases resulting from capitalization of profits or reserves (bonus shares). In the event of a capital increase that would maintain or increase the proportion of our capital represented by our class A preferred shares, holders of our class A preferred shares would have preemptive rights to subscribe to newly issued class A preferred shares only. In the event of a capital increase that would reduce the proportion of our capital represented by our class A preferred shares, holders of such preferred shares would have preemptive rights to subscribe to any new class A preferred shares in proportion to the number of our shares that they hold, and to our common shares only to the extent necessary to prevent dilution of their interests in our total capital.
Under our by-laws, except when issuing voting shares or securities convertible into voting shares, our board of directors or our shareholders, as the case may be, may decide to reduce the term of preemptive rights or not to extend preemptive rights to our shareholders with respect to any issuance of our non-voting shares, debentures convertible into our shares or warrants made in connection with a public exchange made to acquire control of another company or in connection with a public offering or through a stock exchange. The preemptive rights are transferable and must be exercised within a period of at least 30 days following the publication of notice of the issuance of shares or securities convertible into our shares. Holders of ADSs may not be able to exercise the preemptive rights relating to our class A preferred shares underlying their ADSs unless a registration statement under the Securities Act, is effective with respect to those rights and the securities to which the rights relate or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement with respect to the shares relating to these preemptive rights or to take any other action to make preemptive rights available to holders of the ADSs, and we may not file any such registration statement.

Redemption, Amortization and Tender Offers
Our by-laws or our shareholders at a shareholders’ meeting may authorize us to use our profits or reserves to redeem or amortize our shares in accordance with conditions and procedures established for such redemption or amortization. The Brazilian Corporations Law defines “redemption” (resgate de ações) as the payment of the value of the shares in order to permanently remove such shares from circulation, with or without a corresponding reduction of our share capital. The Brazilian Corporations Law defines “amortization” (amortização) as the distribution to shareholders, without a corresponding capital reduction, of amounts that they would otherwise receive if we were liquidated. If an amortization distribution has been paid prior to our liquidation, then upon our liquidation, the shareholders who did not receive an amortization distribution will have a preference equal to the amount of the amortization distribution in the distribution of our capital.
The Brazilian Corporations Law authorizes us, by means of a decision made at our shareholders’ meeting, to redeem shares not held by our controlling shareholder, if, after a tender offer effected as a consequence of delisting, our controlling shareholder increases its participation in our total share capital to more than 95%. The redemption price in such case would be the same price paid for our shares in any such tender offer.
Rights of Withdrawal
The Brazilian Corporations Law provides that, in certain limited circumstances, a dissenting shareholder may withdraw its equity interest from our Company and be reimbursed by us for the book value of our common or preferred shares that it then holds.
This right of withdrawal may be exercised by the holders of the adversely affected common or preferred shares if we decide:
•to create a new class of our preferred shares with greater privileges than the existing classes of our preferred shares;
•to increase an existing class of our preferred shares relative to the other classes of our preferred shares (unless such actions are provided for or authorized by our by-laws); or
•to modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of our preferred shares.
In addition, holders of our common and preferred shares may exercise their right of withdrawal if we decide to undertake any of the following actions:
•to merge with another company or to consolidate with another company in a transaction in which our Company is not the surviving entity;
•to transfer all of our shares to another company or to acquire all of the shares of another company in exchange for their or our shares (“incorporação de ações”);
•to participate in a centralized group of companies as defined under the Brazilian Corporations Law;
•to reduce the mandatory distribution of dividends;
•to change our corporate purposes; or
•to spin-off a portion of our Company.
Only shareholders who own shares on the date of publication of the first notice convening the relevant shareholders’ meeting or the press release concerning the relevant shareholders’ meeting is published, whichever is earlier, will be entitled to withdrawal rights.

Shareholders will not be entitled to this right of withdrawal if the shares of the entity resulting from a merger, incorporation, consolidation of our Company or participation of our Company in a group of companies have a minimum level of market liquidity and are dispersed among a sufficient number of shareholders. For this purpose, shares that are part of general indices representative of portfolios of securities traded in Brazil or abroad are considered liquid, and sufficient dispersion will exist if the controlling shareholder holds less than half of the class and type of the outstanding shares. In case of a spin-off, the right of withdrawal will only exist if there is a significant change in the corporate purpose or a reduction in the mandatory dividend.
The redemption of shares arising out of the exercise of any withdrawal rights would be made at book value per share, determined on the basis of their most recent audited balance sheet approved by our dissenting shareholders. However, if the shareholders’ meeting approving the action that gave rise to withdrawal rights occurred more than 60 days after the date of the most recent approved audited balance sheet, a shareholder may demand that its shares be valued on the basis of a balance sheet prepared specifically for this purpose. The right of withdrawal lapses 30 days after the date of publication of the minutes of the shareholders’ meeting that approved one of the matters described above. Our shareholders may reconsider any resolution giving rise to withdrawal rights within 10 days following the expiration date for such rights if we believe that the withdrawal of shares of dissenting shareholders would jeopardize our financial stability.
Shareholders’ Agreements
Braskem S.A. Shareholders’ Agreement
Novonor S.A. – Em Recuperação Judicial (“Novonor”), previously known as Odebrecht S.A.; NSP Investimentos S.A. – Em Recuperação Judicial (“NSP Inv.,” together with Novonor, “Grupo Novonor”), previously known as OSP Investimentos S.A.; Petróleo Brasileiro S.A. – Petrobras (“Petrobras”); and Petrobras Química S.A. – Petroquisa (“Petroquisa”), with Braskem S.A. and BRK Investimentos Petroquímicos S.A. (“BRK”), as intervening parties, entered into a shareholders’ agreement ( the “Braskem S.A. Shareholders’ Agreement”), effective February 8, 2010, which has a term of 35 years, as amended on September 21, 2018. The Braskem S.A. Shareholders’ Agreement superseded the shareholders’ agreement that formerly governed the relationship between Petrobras, Petroquisa, Novonor and Nordeste Química S.A. regarding our shares.
Under the Braskem S.A. Shareholders’ Agreement, for so long as Petrobras owns a direct or indirect stake in us:
•(i) six members of our board of directors and their alternates shall be designated by Grupo Novonor; and (ii) four members of our board of directors and their alternates shall be designated by Petrobras for so long as Petrobras owns, directly or indirectly, an aggregate of 30% or more of our voting share capital;
•(i) six members of our board of directors and their alternates shall be designated by Grupo Novonor; and (ii) three members of our board of directors and their alternates shall be designated by Petrobras for so long as Petrobras owns, directly or indirectly, an aggregate of 18%, but less than 30%, of our voting share capital;
•two members of our fiscal council and their alternates shall each be designated by Grupo Novonor and Petrobras, one of which will serve as president and be designated by Petrobras, for so long as Petrobras owns, directly or indirectly, an aggregate of 30% or more of our voting share capital; and
•two members of our fiscal council and their alternates shall be designated by Petrobras for so long as they own, directly or indirectly, an aggregate of 18%, but less than 30%, of our voting share capital and for so long as Grupo Novonor has the right to elect more than a majority of the members.
In any of the abovementioned events, for so long as Grupo Novonor owns, directly or indirectly, an aggregate of 50.1% of our voting share capital, the designation of at least the absolute majority of members of our board of directors shall always be secured.
Under the Braskem S.A. Shareholders’ Agreement, Grupo Novonor is entitled to elect the chairman of the board of directors, and Petrobras, as long as it holds a direct and indirect stake in excess of 18% of our voting share capital, is entitled to elect the vice president of our board of directors.

Under the Braskem S.A. Shareholders’ Agreement, Grupo Novonor is entitled to nominate our chief executive officer, and the parties to it shall make the members of the board of directors appointed by them vote to ratify the appointment made by Grupo Novonor. Our chief executive officer must choose our chief financial officer from among three nominees submitted by Grupo Novonor and the executive officer responsible for our investment and portfolio area from among three nominees submitted by Petrobras, whereas Grupo Novonor and Petrobras shall cause the members of the board of directors appointed by them to vote so as to ratify the choices made by the chief executive officer. Our chief executive officer has the power to nominate the other members of our board of executive officers. After being submitted to the analysis of the people and organization committee and after these nominations, the officers will be elected at a board of directors’ meeting.
Under the Braskem S.A. Shareholders’ Agreement, the simple majority of the members of the board of directors has the power to approve our business plan. However, for so long as Petrobras owns, directly or indirectly, an aggregate of less than 30% and more than 18% of our voting share capital, we are prohibited from taking certain strategic actions unless a consensus regarding those actions is reached between Grupo Novonor and Petrobras, including, among others:
•actions affecting our share capitalization or the rights of holders of our shares;
•mergers, spin-offs or similar transactions;
•investments and purchases of non-current assets with a value in excess of 30% of our non-current assets;
•dispositions of non-current assets with a value in excess of 10% of our non-current assets;
•creation of liens on our non-current assets with a value in excess of the lesser of R$350 million and 20% of our non-current assets; and
•actions that would result in our violating specified financial covenants.
Under the Braskem S.A. Shareholders’ Agreement, we have agreed that investments that we make to increase our capacity in petrochemical inputs, resins and other products must be supported by an evaluation demonstrating profitability under standards such as net present value or internal rate of return. Each of the parties to it has granted a right of first refusal to us with respect to the development of any petrochemical project that such parties propose to pursue. In the event that we decide not to participate in any such proposed project, each of such parties has agreed that we will have the right to market the products produced by the proposed project on conditions satisfactory to us and such parties.
On December 15, 2021, Novonor, NSP Inv. and Petrobras entered into a second amendment to the Braskem S.A. Shareholders’ Agreement and agreed that, if Braskem’s migration to the Novo Mercado segment of the B3 is not implemented, the rights and obligations provided for in the Braskem S.A. Shareholders’ Agreement related to the right of first refusal granted to us with respect to the development of any petrochemical project shall lapse by October 31, 2024. The execution of such second amendment by Braskem, as an intervening party, is still subject to the appropriate governance approvals.
Under the Braskem S.A. Shareholders’ Agreement, each party to it has the right to sell a pro rata portion of its common shares of us in connection with any direct or indirect sale of our common shares by the other party to a third party.
Under the Braskem S.A. Shareholders’ Agreement, each of the parties to it has agreed:
•subject to certain exceptions, not to grant any liens on any of its Braskem shares held by each of them; to grant a right of first refusal and tag along rights to the other parties to the Braskem S.A. Shareholders’ Agreement with respect to any sale of its Braskem shares;
•in the event that a party’s interest in our voting share capital is diluted in a transaction involving one or more of the other parties to the Braskem S.A. Shareholders’ Agreement, the diluted party will have the right, but not the obligation, to purchase shares of Braskem from the diluting parties in an amount that would, after giving effect to such purchase, result in the diluted party holding the same percentage interest in our voting share capital that it held immediately prior to the dilution event; and
•in the event that any party acquires or receives a right to acquire common shares of Braskem from a third party, to offer to sell to the other parties to the Braskem S.A. Shareholders’ Agreement an amount of common shares of Braskem that would, after giving effect to such sale, result in each of such parties to the Braskem S.A. Shareholders’ Agreement holding the same direct and/or indirect proportion of the common shares of Braskem that such parties held prior to the acquisition of common shares of Braskem from the third party.

Disclosures of Share Ownership
Brazilian regulations require that (i) our controlling shareholder, directly or indirectly, (ii) shareholders who have elected members of our board of directors or fiscal council, and (iii) any person or group of persons representing a person that has directly or indirectly acquired or sold an interest that exceeds upwards or downwards, the threshold of 5%, 10%, 15%, and so on, of any class or type of shares of our capital stock to disclose its or their share ownership or divestment to the CVM and to the São Paulo Stock Exchange (Brasil, Bolsa, Balcão – B3) (the “B3”).
Form and Transfer
Our preferred shares and common shares are held in book-entry form, registered in the name of each shareholder or its nominee. The transfer of our shares is governed by Article 35 of the Brazilian Corporations Law, which provides that a transfer of shares is effected by our transfer agent, Banco Itaú S.A., by an entry made by the transfer agent in its books, upon presentation of valid written share transfer instructions to us by a transferor or its representative. When preferred shares or common shares are acquired or sold on a Brazilian stock exchange, the transfer is effected on the records of our transfer agent by a representative of a brokerage firm or the stock exchange’s clearing system. The transfer agent also performs all the services of safe-keeping of our shares. Transfers of our shares by a non-Brazilian investor are made in the same manner and are executed on the investor’s behalf by the investor’s local agent. If the original investment was registered with the Brazilian Central Bank pursuant to foreign investment regulations, the non-Brazilian investor is also required to amend, if necessary, through its local agent, the electronic certificate of registration to reflect the new ownership.
The B3 operates a central clearing system. A holder of our shares may choose, at its discretion, to participate in this system, and all shares that such shareholder elects to be put into the clearing system are deposited in custody with the clearing and settlement chamber of the B3 (through a Brazilian institution that is duly authorized to operate by the Brazilian Central Bank and maintains a clearing account with the clearing and settlement chamber of the B3). Shares subject to the custody of the clearing and settlement chamber of the B3 are noted as such in our registry of shareholders. Each participating shareholder will, in turn, be registered in the register of the clearing and settlement chamber of the B3 and will be treated in the same manner as shareholders registered in our books.
Regulation of Foreign Investments
Trading on the B3 by a holder not deemed to be domiciled in Brazil for Brazilian tax and regulatory purposes (a “non-Brazilian holder”) is subject to certain limitations under Brazilian foreign investment regulations. With limited exceptions, non-Brazilian holders may trade on the B3 only in accordance with the requirements of Resolution No. 4,373 of the Brazilian National Monetary Council. Resolution No. 4,373 requires that securities held by non-Brazilian holders be maintained in the custody of, or in deposit accounts with, financial institutions that are authorized by the Brazilian Central Bank and the CVM. In addition, Resolution No. 4,373 requires non-Brazilian holders to restrict their securities trading to transactions on the B3 or qualified over-the-counter markets. With limited exceptions, non-Brazilian holders may not transfer the ownership of investments made under Resolution No. 4,373 to other non-Brazilian holders through private transactions.
Exchange Controls
There are no restrictions on ownership or voting of our capital stock by individuals or legal entities domiciled outside Brazil. However, the right to convert dividend payments, interest on shareholders’ equity payments and proceeds from the sale of our share capital into foreign currency and to remit such amounts outside Brazil is subject to exchange control procedures under foreign investment legislation and foreign exchange regulations, which generally require, among other things, the registration of the relevant investment with the Brazilian Central Bank and/or the CVM, as the case may be.
Investments in our class A preferred shares by (i) a holder not deemed to be domiciled in Brazil for Brazilian tax purposes, (ii) a non-Brazilian holder who is registered with the CVM under Annex I of Resolution No. 4,373 or (iii) the Depositary (as defined herein), are eligible for registration with the Brazilian Central Bank. This registration (the amount so registered is referred to as registered capital) allows the remittance outside Brazil of foreign currency, converted at the commercial market rate, acquired with the proceeds of distributions on, and amounts realized through, dispositions of our class A preferred shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The following description of our ADSs relates solely to the existing ADSs representing our class A preferred shares. The description of ADSs representing our common shares will be provided in an amendment to the registration statement of which this prospectus forms a part or in the applicable prospectus supplement.
General
The following description of our ADSs is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the amended and restated deposit agreement (the “Deposit Agreement”) dated January 4, 2017 among Braskem S.A., The Bank of New York Mellon (the “Depositary”), as depositary, and the holders from time to time of ADSs issued thereunder, including the form of ADRs.
American Depositary Shares
The Bank of New York Mellon, as Depositary, will register and deliver ADSs. Each ADS will represent two class A preferred shares, which are referred to in this section as “shares” (or a right to receive two shares) deposited with Itaú Unibanco S.A., as custodian for the Depositary in Brazil. Each ADS will also represent any other securities, cash or other property that may be held by the Depositary. The deposited shares together with any other securities, cash or other property held by the Depositary are referred to as the deposited securities. The Depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company (“DTC”). If you hold ADSs directly, you are a registered ADS holder (an “ADS holder”). This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are. Registered holders of uncertificated ADSs will receive statements from the Depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The Depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. The Deposit Agreement among us, the Depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADSs.
The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the entire Deposit Agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in the section “Where You Can Find More Information” in this prospectus.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The Depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash
The Depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. Any cash distribution will be net of any expenses of conversion into U.S. dollars and will be without regard to any distinctions among ADS holders because of exchange restrictions, the date of delivery of any ADSs or otherwise. If that is not possible or if any government approval is needed and cannot be obtained, the Deposit Agreement allows the Depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See the section “Certain Tax Considerations” in this prospectus and the discussion of tax considerations in the applicable prospectus supplement. The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares
The Depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The Depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The Depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares
If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the Depositary may (i) make these rights available to ADS holders and, upon their instruction, exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the Depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The Depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the Depositary that it is legal to do so. If the Depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the Depositary. U.S. securities laws may restrict the ability of the Depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions
The Depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the Depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the Depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the Depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its office, if feasible. However, the Depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The Depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
In any situation where holders of shares have a right to vote, ADS holders may instruct the Depositary how to vote the number of deposited shares their ADSs represent. If we request the Depositary to solicit your voting instructions (and we are not required to do so), the Depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary how to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary. The Depositary will try, as far as practical, subject to the laws of Brazil and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the Depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the Depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the Depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the Depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote the shares represented by your ADSs. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
•Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
•Cancellation of ADSs for the purpose of withdrawal, including if the Deposit Agreement terminates

$.05 (or less) per ADS	•Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	•Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the Depositary to ADS holders
$.05 (or less) per ADS per calendar year	•Depositary services
Registration or transfer fees	•Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw shares
Expenses of the Depositary	•Cable (including SWIFT) and facsimile transmissions (when expressly provided in the Deposit Agreement) •Converting foreign currency to U.S. dollars
Taxes and other governmental charges the Depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	•As necessary
Any charges incurred by the Depositary or its agents for servicing the deposited securities	•As necessary
The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the Depositary or share revenue from the fees collected from ADS holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.
The Depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the Depositary. Where the Depositary converts currency itself or through any of its affiliates, the Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the Depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the Depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the Depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The Depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The Depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the Depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the Depositary as a holder of deposited securities, the Depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the Depositary receives new securities in exchange for or in lieu of the old deposited securities, the Depositary will hold those replacement securities as deposited securities under the Deposit Agreement. However, if the Depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the Depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the Depositary will continue to hold the replacement securities, the Depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the Depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the Deposit Agreement be amended?
We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the Depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.
How may the Deposit Agreement be terminated?
The Depositary will initiate termination of the Deposit Agreement if we instruct it to do so. The Depositary may initiate termination of the Deposit Agreement if:
•60 days have passed since the Depositary told us it wants to resign but a successor Depositary has not been appointed and accepted its appointment;
•we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;
•the Depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;
•we appear to be insolvent or enter insolvency proceedings;
•all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
•all or substantially all of the deposited securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary;
•there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
•there has been a replacement of deposited securities.
If the Deposit Agreement will terminate, the Depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the Depositary may sell the deposited securities. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the Depositary will sell as soon as practicable after the termination date.

After the termination date and before the Depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the Depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The Depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The Depositary will continue to collect distributions on deposited securities, but, after the termination date, the Depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the Deposit Agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:
•are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;
•are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the Deposit Agreement;
•are not liable if we or it exercises discretion permitted under the Deposit Agreement;
•are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;
•have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other person;
•may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;
•are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and
•the Depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs.
In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the Depositary may require:
•payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
•satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.
The Depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
•when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;
•when you owe money to pay fees, taxes and similar charges; or
•when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.
This right of withdrawal may not be limited by any other provision of the Deposit Agreement.
Direct Registration System
In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the Direct Registration System (“DRS”), and Profile Modification System (“Profile”), will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and in accordance with the Deposit Agreement will not constitute negligence or bad faith on the part of the Depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The Depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The Depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The Deposit Agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the Depositary arising out of or relating to our shares, the ADSs or the Deposit Agreement. If we or the Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the Deposit Agreement, be deemed to have waived our or the Depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

SELLING SHAREHOLDERS
This prospectus also relates to the possible sale, from time to time, by the selling shareholders to be named in an applicable prospectus supplement, whom we refer to in this prospectus as the “selling shareholders,” of their common shares and class A preferred shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.
The selling shareholders to be named in the applicable prospectus supplement may, from time to time, offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement.
An applicable prospectus supplement will set forth the name of each selling shareholder selling in connection with such an offering, their description and relationship to us, the amount of our common shares and class A preferred shares owned by each selling shareholder prior to the offering, the amount of our common shares and class A preferred shares that may be offered for each selling shareholder, and the amount and the percentage, if any, of our common shares and class A preferred shares to be owned by each selling shareholder after completion of the offering.
Unless disclosed otherwise in the applicable prospectus supplement, we may pay certain fees and the expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, registration and filing fees, and fees and expenses of our counsel, and the selling shareholders will pay any underwriting or broker discounts and commissions incurred by the selling shareholders in selling their common shares and class A common shares, as well as their own fees and expenses, including those of the selling shareholders’ counsel.
The selling shareholders shall not sell any of our common shares and class A preferred shares pursuant to this prospectus until we have identified such selling shareholder and the common shares and class A preferred shares that may be offered for resale by such selling shareholder in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common shares and class A preferred shares pursuant to any available exemption from the registration requirements of the Securities Act.

CERTAIN TAX CONSIDERATIONS
The applicable prospectus supplement will contain a discussion of certain Brazilian and U.S. federal income tax consequences of an investment in the securities offered by this prospectus. You should consult your tax advisors about the tax consequences of any such investment, including the relevance to your particular situation of Brazilian and U.S. federal income tax laws, as well as of state, local and other tax laws.

PLAN OF DISTRIBUTION
At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.
Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, the proceeds to the selling shareholders from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which those securities may be listed.
We and/or the selling shareholders may sell the securities, from time to time, in their initial offering as follows:
•through agents;
•to dealers or underwriters for resale;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we and/or the selling shareholders or dealers acting with us or on our behalf or on their behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The securities we and/or the selling shareholders may sell by any of these methods may be sold to the public, in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
We and/or the selling shareholders may solicit offers to purchase securities directly from the public from time to time. We and/or the selling shareholders may also designate agents, from time to time, to solicit offers to purchase securities from the public on our behalf or on their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions we and/or the selling shareholders may pay the agents in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we and/or the selling shareholders may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We and/or the selling shareholders may sell securities, from time to time, to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders sell securities to underwriters, we and/or the selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we and/or the selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we and/or the selling shareholders offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling shareholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling shareholders do not enter into a standby underwriting arrangement, we and/or the selling shareholders may retain a dealer-manager to manage a subscription rights offering for us.
We and/or the selling shareholders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders, to indemnification by us and/or the selling shareholders against certain liabilities, including liabilities under the Securities Act.
Except for the common shares and class A preferred shares to be sold by the selling shareholders, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

EXPERTS
The consolidated financial statements of Braskem as of and for the years ended December 31, 2020, 2019 and 2018, and the management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 (which is included in the Management’s Annual Report on Internal Control over Financial Reporting) incorporated herein by reference to our 2020 Annual Report in reliance on the report of KPMG Auditores Independentes Ltda., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 expresses an adverse opinion because of the effect of a material weakness relating to information technology controls (GITC) over the scale systems that generate the weighted quantities of product sold for certain sales. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for lease arrangements as of January 1, 2019 due to the adoption of IFRS 16 “Leases.”

VALIDITY OF SECURITIES
Barbosa Müssnich Aragão Advogados will pass upon the validity of the common shares and class A preferred shares as to certain matters of Brazilian law. Certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel.

ENFORCEMENT OF CIVIL LIABILITIES
Brazil
Braskem is a corporation (sociedade anônima) organized under the laws of Brazil. All of the directors and officers of Braskem reside in Brazil, and all or a significant portion of the assets of these persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States or other jurisdictions outside Brazil upon these persons, or to enforce against these persons judgments predicated upon the civil liability provisions of U.S. federal securities laws or the laws of any other jurisdiction.
We have been advised by Barbosa Müssnich Aragão Advogados, our Brazilian counsel, that judgments of non-Brazilian courts for the payment of money, including for civil liabilities predicated upon the laws of countries other than Brazil, including U.S. federal securities laws, subject to certain requirements described below, may be enforced in Brazil. A judgment against either Braskem or any other person described above obtained outside Brazil would be enforceable in Brazil upon confirmation of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça) (the “STJ”). The STJ will not review the merits of the judgment. The STJ will only verify whether the formal procedural requisites have been fully complied with, and whether such judgment is subject to any further appeal. Therefore, confirmation by the STJ generally will occur if the foreign judgment:
•fulfills all formalities required for its enforceability under the laws of the jurisdiction where the foreign judgment is granted;
•is issued by a competent court after proper service of process on the parties is made in accordance with the applicable law (if made in Brazil, service of process must be effected in accordance with Brazilian law), or is a default judgment issued in accordance with the applicable law;
•has been duly apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents (the “Apostille Convention”) or, if the rendering state is not signatory to the Apostille Convention, is duly authenticated by a competent Brazilian consulate, or as otherwise provided by an international treaty to which Brazil is a signatory, and, in either case, is accompanied by a sworn translation in Portuguese (tradução pública juramentada), except if such procedure was exempted by an international treaty concluded by Brazil;
•does not violate a final, unappealable decision issued by a Brazilian court;
•does not violate the exclusive jurisdiction of Brazilian courts; and
•does not violate Brazilian national sovereignty, public policy or public morality.
Notwithstanding the foregoing, no assurance can be given that such recognition would be obtained, that the procedures described above could be completed in a timely manner, or that a Brazilian court would enforce a monetary judgment for violation of the United States securities laws.
Brazilian law also admits the exequatur of interlocutory decisions via letter rogatory. Additionally, it is possible to confirm a final and unappealable judicial decision, as well as a non-judicial decision of a jurisdictional nature under Brazilian law. The foreign decision may alternatively be only partially confirmed.
The judicial recognition process may be time-consuming and, once the STJ confirms the foreign judgment, there may be difficulties in the enforcement of such judgment before lower courts in Brazil. Accordingly, we cannot assure you that recognition will be obtained, that the recognition process described above would be conducted in a timely manner or that Brazilian courts will enforce a monetary judgment, including for violation of the securities laws of countries other than Brazil, including the United States securities laws.
We have also been advised that (1) proceedings based on the federal securities laws of the United States may be brought in Brazilian courts and that, subject to the applicable law, Brazilian courts may enforce civil liabilities arising in such proceedings against us, or our directors and officers (provided that provisions of the federal securities laws of the United States do not contravene Brazilian national sovereignty, public policy or public morality, and provided further that Brazilian courts may assert jurisdiction over the particular proceeding); and (2) the ability of a creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

A plaintiff (whether Brazilian or non-Brazilian) residing outside Brazil, or who is located outside Brazil, during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee court expenses and legal fees in connection with court procedures. The bond must have a value sufficient to satisfy the amounts due in respect of court fees and defendant’s attorneys’ fees, as determined by a Brazilian judge. This requirement does not apply in case of (1) enforcement of foreign judgments that have been duly confirmed by the STJ in Brazil, (2) collection claims based on instruments that may be enforced in Brazil without review of merit in proceedings filed under Brazilian law (execução de título executivo extrajudicial), (3) counterclaims according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil), and (4) an exception provided by an international agreement or treaty of which Brazil is a signatory.
If proceedings are brought in the courts of Brazil seeking to enforce our obligations, Braskem or any such person related to the claim would not be required to discharge its obligations in a currency other than Brazilian reais. Any judgment obtained in Brazilian courts with respect to any payment obligations under our common shares or preferred shares would be expressed in Brazilian reais.

WHERE YOU CAN FIND MORE INFORMATION
Braskem has filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to us and/or the selling shareholders and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.
Braskem is subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, at 11 Wall Street, New York, New York 10005.
Braskem’s common shares, which may be represented by ADSs, are not currently listed on the New York Stock Exchange, and are only listed in Brazil. We may decide to list Braskem’s common shares represented by ADSs on the New York Stock Exchange, or elsewhere, in the future.
Braskem’s class A preferred shares, each represented by ADSs, are listed on the New York Stock Exchange under the symbol “BAK.”
Additional information concerning us and our securities may be available through the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement.
Braskem is incorporating by reference into this prospectus the following documents that it has filed with the SEC:
1.The Braskem annual report on Form 20-F for the year ended December 31, 2020 filed with the SEC on May 14, 2021 (SEC File No. 001-14862), which we refer to herein as our “2020 Annual Report”;
2.The Braskem report on Form 6-K furnished to the SEC on January 14, 2022, containing Braskem’s financial statements and financial information and results of operations as of September 30, 2021 and for the nine-month periods ended September 30, 2021 and 2020 (SEC File No. 001-14862);
3.The Braskem report on Form 6-K including certain information regarding Braskem and, without limitation, Braskem’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine-month periods ended September 30, 2021 and 2020, furnished to the SEC on January 14, 2022 (SEC File No. 001-14862), which we refer to herein as our “September 2021 Report”; and
4.Any future filings of Braskem on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Braskem on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.
Braskem will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, and any exhibits specifically incorporated by reference in such documents. Requests should be directed to Braskem’s Investor Relations Department located at Rua Lemos Monteiro, 120, 24th Floor, São Paulo, SP 05501-050 Brazil, telephone number +55 (11) 3576-9000, fax number +55 (11) 3576-9532.
The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Braskem’s Investor Relations website is http://www.braskem.com.br/ri. The information contained on these websites does not form a part of, nor is incorporated by reference in, this prospectus.